Exhibit 10.25

AMENDED AND RESTATED GROUND LEASE

(3431 Hillview Campus)

THIS AMENDED AND RESTATED GROUND LEASE (this “Lease”) is made and entered into as of June 13, 2011 (the “Effective Date”), by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Lessor”), and VMware, Inc., a Delaware corporation (“Lessee”).

RECITALS

A. Lessor owns that certain real property commonly known as 3431 Hillview Avenue, Palo Alto, California, and more particularly described in the attached Exhibit A (the “Land”).

B. Lessor and Roche Palo Alto LLC, a Delaware limited liability company (“Roche”), as successor-in-interest to Syntex Laboratories, Inc., a Delaware corporation, are the parties to that certain Lease dated as of July 1, 1968, a memorandum of which was recorded October 30, 1968 in Book 8315, Page 330 in the Official Records of Santa Clara County, California (the “Official Records”), as amended by a Lease Amendment and Extension Agreement dated as of April 14, 2003 and a Second Amendment to Ground Lease dated as of October 1, 2007 (collectively, the “Original Lease”). In connection with the Original Lease, Lessor, Roche and 3401 Hillview LLC, a Delaware limited liability company (“3401 Hillview LLC”), are the parties to that certain Restated and Amended Cooperation Agreement dated as of February 3, 2005 (the “Cooperation Agreement”).

C. Pursuant to the Original Lease, Roche leased from Lessor the Land and all improvements on the Land (including all buildings, structures, systems, facilities and fixtures located on the Land), and any and all machinery, equipment, apparatus and appliances (not owned by subtenants) incorporated into the foregoing and used in connection with the operation or occupancy of the Land. The improvements existing as of the Effective Date, all MDA Improvements, and all Additional Improvements and Alterations, once constructed on the Premises, are referred to in this Lease as the “Improvements”. The Land and Improvements are referred to in this Lease as the “Premises.”

D. As of the Effective Date and prior to this Lease becoming effective, Roche has assigned to Lessee all of its right, title and interest in and to the Original Lease, and Lessee has assumed all of Roche’s obligations and liabilities under the Original Lease, whether arising before or after the date of the assignment.

E. Lessor and Lessee have agreed to extend the term of the Original Lease to the date that is thirty-four (34) years and eleven (11) months after the Effective Date, and to amend and restate the Original Lease on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the rents to be paid hereunder and of the agreements, covenants and conditions contained herein, the parties hereby agree as follows:

ARTICLE 1. BASIC LEASE INFORMATION

The following is a summary of basic lease information. Each term or item in this Article 1 shall be deemed to incorporate all of the provisions set forth below pertaining to such term or item and to the extent there is any conflict between the provisions of this Article 1 and any more specific provision of this Lease, the more specific provision shall control.

Lessor:	The Board of Trustees of the Leland Stanford Junior University

Address of Lessor:	2755 Sand Hill Road, Suite 100 Menlo Park, CA 94025 Attention: Managing Director, Real Estate Facsimile: (650) 854-9268

Lessee:	VMware, Inc.

Address of Lessee:	3401 Hillview Avenue Palo Alto, CA 94304 Attention: Vice President, Real Estate and Facilities

With a copy to:	VMware, Inc. 3401 Hillview Avenue Palo Alto, CA 94304 Attention: General Counsel

Term:	From the Commencement Date to the date that is thirty-four (34) years and eleven (11) months after the Effective Date

Commencement Date:	July 1, 1968

Expiration Date:	May 13, 2046

Minimum Annual Rent:	$6,800,000 per year ($566,666.67 per month), commencing on the Effective Date and as adjusted pursuant to Article 7

MDA Rent:	$1,100,000 per year ($91,666.67 per month), commencing on the MDA Assignment Date and as adjusted pursuant to Article 7

Security Deposit:	$500,000 per year, commencing on January 1, 2042 (as further described in Section 28.5)

Use:	Research and development (as further described in Section 10.1)

ARTICLE 2. DEFINITIONS

All capitalized terms not otherwise defined in this Lease shall have the meanings set forth in the Glossary attached to this Lease.

ARTICLE 3. LEASE OF PREMISES; RESERVATION OF RIGHTS

Section 3.1 Lease of Premises. Lessor leases the Premises to Lessee, and Lessee leases the Premises from Lessor on the terms and conditions set forth in this Lease.

(a) Lessor and Lessee agree that: (i) this Lease amends and restates the Original Lease, and the Term of this Lease commenced as of July 1, 1968, which is the Commencement Date of the Original Lease; (ii) notwithstanding the amendment and restatement of the Original Lease, as of the Effective Date Lessee has assumed all obligations and liabilities of Roche under the Original Lease relating to the period prior to the Effective Date, (iii) the terms and conditions of this Lease shall govern with respect to the portion of the Term beginning on and after the Effective Date, and (iv) Lessor will not receive or be entitled to all or any portion of any payment made by Lessee to Roche in exchange for the assignment by Roche to Lessee of the Original Lease.

(b) This Lease is subject to the Cooperation Agreement, and Roche has assigned to Lessee all of Roche’s rights under the Cooperation Agreement, including without limitation all easements entered into between Lessor, Roche and 3401 Hillview LLC pursuant to the Cooperation Agreement and Lessee has assumed all of Roche’s obligations thereunder.

(c) This Lease shall be subject to (i) all Applicable Laws and all zoning and other governmental regulations now or hereafter in effect, (ii) all liens, encumbrances, restrictions, rights and conditions of law or of record existing as of the Effective Date, and (iii) all other matters affecting title to or use of the Premises either known to Lessee or ascertainable by survey or investigation.

Section 3.2 Reservation of Rights.

(a) Lessor hereby reserves the right of Lessor, at all reasonable times and following reasonable advance written notice to Lessee, to enter and to permit the City, the County of Santa Clara, the Santa Clara Valley Water District, other governmental bodies, public or private utilities and any other persons or entities authorized by Lessor to enter upon the Premises for the purposes of (i) installing, using, operating, maintaining, renewing, relocating and replacing (A) underground wells, (B) water, oil, gas, steam, storm sewer, sanitary sewer and other pipe lines, and (C) telephone, electric, power and other lines, conduits, and facilities; (ii) flood control; (iii) maintenance of rights of way; and (iv) remediation of Hazardous Substances in, on, or under, the Premises or any other property in the neighborhood of the Premises.

(b) Lessor hereby retains the sole and exclusive right, at all reasonable times and following reasonable advance written notice to Lessee, to enter upon the Premises to mine or otherwise produce or extract by any means whatsoever, whether by slant drilling or otherwise, oil, gas, hydrocarbons and other minerals (of any character) in or under or from the Premises, such mining, production or extraction to be for the sole benefit of Lessor without obligation to pay Lessee for any or all of the substances so mined, produced or extracted; provided, however, that none of the operations for such mining, production or extraction shall be conducted from the surface of the Premises, but only at such depth beneath the surface as not to interfere with the use of the Premises or the stability of any Improvements on the Premises.

(c) Section 9 of the Federal Endangered Species Act prohibits the “taking” of wildlife species listed as threatened or endangered, which is defined as an act which kills or injures wildlife, including those activities that cause significant habitat or behavioral modification or degradation. Lessee acknowledges that Lessor has applied for a “Habitat Conservation Plan” with federal agencies that will, when and if approved, set forth protective measures that will minimize the taking of endangered species on lands owned by Lessor. In furtherance of the foregoing, Lessor hereby reserves the right to record a conservation easement over that portion of the Premises shown on the attached Exhibit B (the “Conservation Easement”) for the purpose of protecting endangered species and their habitats. Lessor further reserves the right to access the Premises for the purposes of habitat restoration, inspection, or other purposes necessary or convenient to the implementation of or compliance with the Conservation Easement and Habitat Conservation Plan. Lessee agrees that its rights under this Lease shall be subordinated to the Conservation Easement. Pursuant to the Conservation Easement, Lessee shall have no right to develop the area of the Premises that is subject to the Conservation Easement, to install Additional Improvements and Alterations in such area, or to install hardscaping or landscaping in such area, and any activities within such area shall require Lessor’s prior written consent. Lessor shall be responsible at its sole cost and expense for any required restoration of the Conservation Easement area or other compliance with the Habitat Conservation Plan, and Lessee’s only obligation shall be to leave the area of the Conservation Easement in its “as-is” condition as of the Effective Date.

(d) Lessor shall be entitled, at all reasonable times and upon reasonable advance written notice to Lessee, to go upon and into the Premises and the Improvements for the purposes of (i) inspecting the same; (ii) inspecting the performance by Lessee of the terms, covenants, agreements and conditions of this Lease; (iii) posting and keeping posted thereon notices of non-responsibility for any construction, alteration or repair; and (iv) any other reason permitted under this Lease.

(e) In exercising or delegating its rights under this Section 3.2, Lessor shall not materially interfere with Lessee’s use of the Premises or materially adversely affect any Improvements on, or the use, operation or value of the Premises. Without limiting the foregoing:

(i) Lessor shall conduct all of Lessor’s activities (and the activities of any person or entity authorized by Lessor to enter upon the Premises pursuant to the rights reserved by Lessor under this Section 3.2), in full compliance with all Applicable Laws;

(ii) Lessor shall make every reasonable effort to accommodate the requests of Lessee and any occupants of the Premises regarding any of Lessor’s activities so as to minimize interference with business operations at the Premises;

(iii) Prior to entering the Premises to perform any of Lessor’s activities permitted under subsections 3.2(a) or (b), (or permitting any other person or entity to enter upon the Premises pursuant to the rights reserved by Lessor under those subsections), Lessor shall provide to Lessee a certificate of insurance (or in Lessor’s case only, self-insurance) showing that Lessor (or such other person or entity, if applicable) maintains in full force and effect a policy of comprehensive general liability insurance (A) covering the activities of Lessor (or such other person or entity) (including its employees, independent contractors and agents) in connection with such activities, (B) in an amount not less than $3,000,000 combined single limit per occurrence from a carrier reasonably acceptable to Lessee (which coverage amount shall be subject to annual adjustment as of the first (1st) day of each Lease Year after the Effective Date to reflect percentage increases in the Index), (C) naming Lessee, its officers and directors as additional insureds, and (D) requiring at least fifteen (15) days written notice to Lessee prior to cancellation or reduction in coverage. All of Lessor’s activities pursuant to this Section shall be at Lessor’s sole cost and expense. Lessor shall promptly repair any damage to the Premises caused by such activities, and shall keep the Premises free of mechanics’ or materialmens’ liens arising as a result thereof. Except to the extent of Lessor’s breach of this Section 3.2, Active Negligence or willful misconduct in the exercise of its rights under this Section, Lessee hereby waives and releases any claims for damages for any injury or inconvenience to or interference with Lessee’s business at the Premises, any loss of occupancy or quiet enjoyment or the Premises or any other loss, damage, liability or cost occasioned by Lessor’s exercise of the rights reserved to Lessor under, or granted to Lessor pursuant to this Section. In no event shall Lessee be entitled to terminate this Lease as a result of Lessor’s exercise of such rights, notwithstanding any possible liability of Lessor for damages as a result of its breach of this Section 3.2, Active Negligence or willful misconduct. Notwithstanding the foregoing, Lessor shall indemnify and hold Lessee harmless from and against any and all damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or relating to the breach of this Section 3.2, Active Negligence or willful misconduct, in each instance to the extent caused by Lessor or Lessor’s Agents in the exercise of Lessor’s rights under this Section.

(f) Lessee hereby acknowledges that, as owner and in the best interests of the Stanford Research Park, Lessor may find it necessary or convenient from time to time to apply for entitlements, seek rezoning, or otherwise endeavor to negotiate agreements with the governmental entities having jurisdiction over the Stanford Research Park. Lessee agrees that so long as Lessor’s efforts do not (i) have a material adverse impact on Lessee’s investment in, or the use, operation, value or marketability of the Premises, (ii) discriminate against the Premises or disproportionately burden the Premises as compared to other properties in the Stanford Research Park, or (iii) cause Lessee to incur any cost or expense in excess of $100,000, Lessee shall not publicly oppose or object to any such efforts by Lessor.

ARTICLE 4. ACCEPTANCE OF PREMISES

Section 4.1 Lessee’s Due Diligence. Prior to entering into this Lease, Lessee has made a thorough, independent examination of the Premises and all matters relevant to Lessee’s decision to enter into this Lease, and Lessee is thoroughly familiar with all aspects of the Premises and is satisfied that they are in an acceptable condition and meet Lessee’s needs. Without in any way limiting the generality of the foregoing, Lessee’s inspection and review has included, to the extent that Lessee in its sole discretion has deemed necessary or appropriate:

(a) all matters relating to title; all municipal and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes;

(b) the physical condition of the Premises, including the soils and groundwater, any other geological conditions, engineering data (including, but not limited to, engineering evaluations of the Improvements), the presence or absence of Hazardous Substances on, under or in the vicinity of the Premises, and all other physical and functional aspects of the Premises;

(c) the boundaries of the Premises and all easements and access rights to which the Premises are subject;

(d) the development potential of the Premises and/or the zoning, land use, or other legal status of the Premises or compliance with any public or private restrictions on the use of the Land, as the same are in effect as of the Commencement Date, or may be hereafter modified, amended, adopted, published, promulgated or supplemented; or the compliance of the Land or Improvements with any Applicable Laws;

(e) the availability, existence, quality, nature, adequacy and physical condition of utilities servicing the Premises;

(f) Lessee’s ability to obtain appropriate licenses and satisfy all licensing requirements under Applicable Laws;

(g) all material documents relating to the ownership and operation of the Premises; and

(h) the economics of the business Lessee intends to conduct on the Premises, including without limitation, market conditions and financial viability.

Section 4.2 Acceptance of the Premises. Lessee acknowledges that Lessor has made no representations or warranties, express or implied, regarding the Premises or matters affecting the Premises, whether made by Lessor, on Lessor’s behalf or otherwise, including, without limitation, the physical condition of the Premises, title to, or the boundaries of the Premises, pest control matters, soil conditions, the presence, existence or absence of Hazardous Substances on or in the vicinity of the Premises, compliance of the Premises and Improvements with Applicable Laws, structural and other engineering characteristics (including seismic damage) of the Premises, traffic patterns, market data, economic conditions or projections, the availability of utilities, the development potential of the Premises, the suitability of the Premises for the intended use, the likelihood of deriving business from or other characteristics of The Leland Stanford Junior University, the economic feasibility of the business Lessee intends to conduct on the Premises, or any other matter pertaining to the Premises or the market and physical environments in which the Premises are located. Lessee acknowledges: (a) Lessee is a sophisticated real estate operator and owner with sufficient experience and expertise to evaluate the Premises and the operations conducted on the Premises and the risks associated with acquiring a leasehold interest in the Premises upon the terms and conditions set forth herein; (b) Lessee has received sufficient information and had adequate time to make such an evaluation; (c) Lessee has entered into this Lease with the intention of relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of the Premises; (d) in connection with its investigations and inspections of the Premises, Lessee has had the opportunity to obtain the advice of advisors and consultants, including but not limited to environmental consultants, engineers and geologists, soils and seismic experts, to conduct such environmental, geological, soil, hydrology, seismic, physical, structural, mechanical and other inspections of the Premises as Lessee deemed to be necessary, and that Lessee has reviewed thoroughly the reports of such advisors and consultants, as well as all materials and other information given or made available to Lessee by Lessor and by public and governmental entities; and (e) Lessee is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Lease. Lessee further acknowledges that it has not received from or on behalf of Lessor any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural, engineering, property management and other advisors. Lessee agrees and acknowledges that any surveys, reports, studies, plans or other documentary information about the Premises that may have been delivered to Lessee by Lessor were delivered merely as a courtesy, and without any representation or warranty relating to the validity of such documents; Lessee has not relied on such documents, and Lessee is responsible for verifying the accuracy and completeness of such documents and any information contained therein. Lessee has satisfied itself as to such suitability and other pertinent matters by Lessee’s own inquiries and tests into all matters relevant in determining whether to enter into this Lease. Except as otherwise specifically provided in this Lease, Lessee accepts the Premises in its existing condition and hereby expressly agrees that if any remedial or restoration work is required in order to conform the Premises to the requirements of Applicable Laws, Lessee shall assume sole responsibility for any such work. Lessee hereby accepts a leasehold interest in the Premises in its “AS IS” condition and “WITH ALL FAULTS”.

ARTICLE 5. ASSIGNMENT OF MDA RIGHTS

Section 5.1 Mayfield Development Agreement. Lessor and City are the parties to that certain Development Agreement dated May 24, 2005 and recorded on June 28, 2005 in the Official Records as Document No. 18444398 (the “Mayfield Development Agreement”). Pursuant to the terms and conditions of the Mayfield Development Agreement, Lessor holds the vested right to demolish and relocate 300,000 square feet of space (defined as “Replacement Square Footage” in the Mayfield Development Agreement). The Mayfield Development Agreement designates certain rights to develop 100,000 square feet of space as “Phase 1 Square Footage” and the additional right to develop 200,000 square feet of space as “Phase 2 Square Footage”. Additionally, the Mayfield Development Agreement gives Lessor the right to designate 1,200,000 square feet of existing improvements in the Stanford Research Park as “Associated Square Footage”, which can be redeveloped in accordance with its terms. Pursuant to the Mayfield Development Agreement, Lessor may designate a site as a Designated Site to receive Phase 2 Square Footage and Associated Square Footage at any time, but may not construct Phase 2 Square Footage until certain conditions are satisfied pursuant to the Mayfield Development Agreement that allow the Phase 2 Square Footage to become available, and which cannot occur earlier than 2014 (the “Triggering Event”).

Section 5.2 Designated Site. Lessee shall develop a public relations and communications plan that explains the designation of the Premises as a “Designated Site” (as defined in the Mayfield Development Agreement), and the planned redevelopment of the Premises. Lessee shall submit such plan to Lessor for pre-approval, and Lessor shall either approve or disapprove such plan within ten (10) business days after receipt, which approval will not be unreasonably withheld. If Lessor disapproves such plan, Lessor shall provide reasonably detailed comments regarding any Lessor-required modifications, and Lessee shall resubmit modified plans to Lessor for approval or disapproval pursuant to this Section until approved by Lessor. Within ten (10) business days after Lessor has approved such plans, Lessor shall notify City that it has designated the Premises as a Designated Site. Such designation shall not be revoked by Lessor except as provided in Section 5.6 below.

Section 5.3 Excess Site Coverage. Notwithstanding the fact that the 100,000 square feet of Phase 2 Square Footage cannot be constructed until the Triggering Event, once the Premises has been designated a Designated Site, Lessor shall, subject to approval by the City, allow Lessee to exceed the site coverage on the Premises in accordance with Section 6.3.3 of the Mayfield Development Agreement. Prior to the Triggering Event, Lessor shall not initiate, and Lessor shall use best efforts to prevent, any amendment of the Mayfield Development Agreement or a Lessor default under the Mayfield Development Agreement that affects Lessee’s right to legally exceed the site coverage on the Premises as currently permitted under the Mayfield Development Agreement.

Section 5.4 Designated Project. Once the Premises has been designated a Designated Site, Lessee shall prepare a master plan for its proposed improvements on the Premises (the “MDA Improvements”), including use of the 100,000 square feet of Phase 2 Square Footage and after Lessor’s approval of such Additional Improvements and Alterations pursuant to Article 12, Lessee shall apply for City approval of the master plan. Once the City has approved Lessee’s master plan, Lessor shall designate the MDA Improvements as one or more “Designated Project(s)” under the Mayfield Development Agreement, and may designate up to 400,000 square feet of existing improvements identified for redevelopment in Lessee’s notice as Associated Square Footage. Such designations shall not be revoked by Lessor except as provided in Section 5.6 below.

Section 5.5 Assignment of MDA Rights. Upon the occurrence of the Triggering Event, Lessor will assign to Lessee and Lessee will assume from Lessor the right and obligation to develop 100,000 square feet of Phase 2 Square Footage, along with (a) any Associated Square Footage that is reasonably required to fulfill Lessee’s redevelopment plans, which Lessee can use in its sole discretion, but in no event more than 400,000 square feet of Associated Square Footage, and (b) the rights to exceed the otherwise permitted floor area ratio on the Premises in accordance with and subject to the limitations of Section 6.3.3 of the Mayfield Development Agreement (collectively, the “MDA Rights”), all in accordance with the remaining provisions of this Article 5 and with the Mayfield Development Agreement. Within ten (10) business days after the occurrence of the Triggering Event, but no sooner than January 1, 2014, Lessor shall notify Lessee that the Triggering Event has occurred and the date of such occurrence (the “MDA Assignment Date”). Lessor shall deliver with such notice an assignment and assumption agreement in substantially the form of the attached Exhibit C, which Lessee shall execute within ten (10) business days after receipt from Lessor; provided that Lessee’s failure to do so shall not in any way affect either party’s rights or obligations under this Article 5. As of the MDA Assignment Date, and pursuant to Section 7.2, Lessee shall commence paying MDA Rent. Additionally, Lessor and Lessee shall take such other actions as are reasonably required to effectuate assignment of the MDA Rights to Lessee.

Section 5.6 Failure to Construct MDA Improvements. Lessee shall obtain the entitlements for and undertake construction of the MDA Improvements so that the MDA Improvements are completed prior to the expiration of the Mayfield Development Agreement, or within five (5) years after the MDA Assignment Date if the MDA Assignment Date is less than five (5) years prior to the end of such term, and continued construction is permitted by the City. Lessee shall bear all costs of such entitlement and construction, and shall be solely responsible for compliance with the Mayfield Development Agreement with respect to the MDA Rights and MDA Improvements. Lessor shall have no right to terminate this Lease in the event Lessee fails to construct the MDA Improvements. However, if Lessee fails to complete such construction during the term of the Mayfield Development Agreement, or within five (5) years after the MDA Assignment Date if the MDA Assignment Date is less than five (5) years prior to the end of such term, and continued construction is permitted by the City, Lessee shall pay to Lessor the liquidated damages described in Section 5.7 below; provided that if Lessor has initiated or failed to use best efforts to prevent an amendment of the Mayfield Development Agreement that reduces the term of the Mayfield Development Agreement, Lessor shall be deemed to have waived its rights to such liquidated damages. Additionally, if Lessee does not commence construction of the MDA Improvements by the fifth (5th) anniversary of the MDA Assignment Date, subject to Force Majeure, Lessor may elect, by delivery of written notice to Lessee (the “Termination Notice”), to require that Lessee reassign the MDA Rights to Lessor (or a portion thereof, if Lessor cannot require that all of the MDA Rights be reassigned pursuant to the Mayfield Development Agreement), which Lessee shall do within ten (10) business days after receipt of the Termination Notice, and only to the extent such assignment does not cause a default under the Mayfield Development Agreement or cause Lessee to be in violation of City zoning ordinances. From and after the date of such reassignment of the MDA Rights to Lessor, Lessee shall no longer be obligated to pay the MDA Rent or the liquidated damages provided in Section 5.7, and Lessee shall have no right to build the MDA Improvements. Lessee acknowledges that Lessor has no obligation to require reassignment of the MDA Rights, and that unless and until Lessor does so, Lessee shall remain obligated to pay the MDA Rent and build the MDA Improvements.

Section 5.7 Liquidated Damages. LESSOR AND LESSEE ACKNOWLEDGE AND AGREE THAT LESSOR’S ACTUAL DAMAGES, IN THE EVENT OF LESSEE’S FAILURE TO CONSTRUCT THE MDA IMPROVEMENTS AS REQUIRED UNDER SECTION 5.6, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, IN THE EVENT LESSEE FAILS TO CONSTRUCT THE MDA IMPROVEMENTS AS REQUIRED, AND LESSOR DOES NOT ELECT TO REQUIRE REASSIGNMENT OF THE MDA IMPROVEMENTS PURSUANT TO SECTION 5.6, THE PARTIES HAVE AGREED, AFTER NEGOTIATION, THAT LESSEE SHALL PAY TO LESSOR WITHIN TEN (10) BUSINESS DAYS AFTER LESSOR DELIVERS A WRITTEN DEMAND THEREFOR, AN AMOUNT EQUAL TO $75 PER SQUARE FOOT OF THE PHASE 2 SQUARE FOOTAGE THAT LESSEE WAS REQUIRED BUT FAILED TO CONSTRUCT. THE FOREGOING PAYMENT SHALL CONSTITUTE LESSOR’S SOLE AND EXCLUSIVE RIGHT TO DAMAGES RESULTING FROM LESSEE’S FAILURE TO CONSTRUCT THE MDA IMPROVEMENTS, AND THE PARTIES AGREE THAT THIS SUM REPRESENTS A REASONABLE ESTIMATE OF THE ACTUAL DAMAGES LESSOR WOULD INCUR IN THE EVENT OF LESSEE’S FAILURE TO CONSTRUCT THE MDA IMPROVEMENTS. BY INITIALING IN THE SPACES WHICH FOLLOW, LESSOR AND LESSEE SPECIFICALLY AND EXPRESSLY AGREE TO ABIDE BY THE TERMS AND PROVISIONS OF THIS SECTION 5.7 GOVERNING LIQUIDATED DAMAGES.

Lessor (/s/ JS     )                                              Lessee (/s/ MP    )

Section 5.8 Indemnity. Lessor and Lessee acknowledge that the Mayfield Development Agreement provides a mechanism for the partial release of Lessor from liability upon an assignment of rights under the Mayfield Development Agreement to which the City has consented, which may result in no breach or default under the Mayfield Development Agreement by either Lessor or Lessee being attributed to the other. In the event the City does not grant a partial release to Lessor in connection with the assignment of rights to Lessee, Lessor and Lessee hereby each agree to indemnify, protect, defend and save and hold harmless the other from and against, and shall reimburse the other for, any and all claims, demands, losses, damages, costs, liabilities, causes of action and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred in any way in connection with or arising from, in whole or in part, any default by the indemnifying party in the observance or performance of any of the terms, covenants or conditions of the Mayfield Development Agreement on the indemnifying party’s part to be observed or performed. The parties agree that Lessee shall be responsible for the observance and performance of only those terms, covenants and conditions of the Mayfield Development Agreement allocable to the MDA Rights, and that Lessor shall be responsible for the observance and performance of all other terms, covenants and conditions of the Mayfield Development Agreement.

Section 5.9 Assignment. Lessee may assign its rights and obligations with respect to the MDA Rights in connection with a Transfer to which Lessor has consented pursuant to Article 24, but in no event shall Lessee have the right to assign the MDA Rights to any person or entity who is not concurrently assuming all of Lessee’s rights and obligations under this Lease in connection with such Transfer, and any such purported assignment shall be void.

Section 5.10 Communications. Lessee shall obtain the prior written approval of Lessor for (a) all applications to any government authority and (b) all written communication requesting written acknowledgment from any government authority or setting forth a position of Lessee to the government authority (whether submitted by hard copy or email) regarding the interpretation of the Mayfield Development Agreement or having bearing on the Mayfield Development Agreement, including without limitation, written communication regarding the MDA Rights, proposed or requested traffic or circulation studies or proposed or requested conditions of approval. Lessee shall provide to Lessor in connection with any request for approval a copy of any such submission, application, or written communication together with complete copies of all correspondence, written materials, plans, studies, maps and applications that Lessee intends to provide to such government authority. The provisions of Section 12.2(e) shall apply to Lessor’s approval under this Section 5.10. This Section 5.10 shall not apply to telephone communications.

Section 5.11 Separate Parcels. The Premises and the 3401 Hillview Premises shall be maintained as separate and independent leasehold parcels. Lessee shall seek separate entitlements for each parcel, and in no event shall the Premises or the 3401 Hillview Premises be developed or redeveloped so that either the Premises or the 3401 Hillview Premises fails to meet City zoning requirements, including without limitation parking requirements, on a stand-alone basis. Lessee shall not enter into any agreement with 3401 Hillview LLC or the City that burdens either the Premises or the 3401 Hillview Premises for the benefit of the other premises. Notwithstanding the foregoing, Lessor recognizes that the roadways, sidewalks and landscaping located on the Premises are and will continue to be integrated with the 3401 Hillview Premises, subject to Lessor’s approval rights for Additional Improvements and Alterations as provided in Article 12. Lessee may propose to Lessor a parcel line adjustment between the Premises and the 3401 Hillview Premises for the purpose of accommodating its proposed Improvements on the Premises; provided that each of the proposed parcels resulting from the lot line adjustment meets all City zoning requirements on a stand-alone basis. Lessor shall give a request for a lot line adjustment reasonable consideration, but shall have no obligation to consent thereto.

ARTICLE 6. TERM

The Term shall be for the period stated in Article 1, commencing on the Commencement Date and expiring at 11:59 p.m. on the Expiration Date or on such earlier date as this Lease may be terminated as hereinafter provided.

ARTICLE 7. RENT

Section 7.1 Minimum Annual Rent. Beginning on the Effective Date, and on the first day of each calendar month during the Term, Lessee shall pay to Lessor as rent for the use of the Premises for such month an amount equal to one-twelfth (1/12th) of the annual fixed minimum rent (“Minimum Annual Rent”), as specified in Article 1, at the address for Lessor set forth in Article 1, or at such other place as Lessor shall designate, without any prior demand therefor and without any deduction or offset whatsoever (except as otherwise expressly provided herein). Minimum Annual Rent shall be prorated for any partial months at the beginning or end of the Term, and for any partial Lease Years at the beginning or end of the Term. Minimum Annual Rent shall be increased as of the first day of the calendar month in which the first anniversary of the Effective Date occurs, and on each twelve (12) month anniversary of such date thereafter (each, an “Adjustment Date”), by three percent (3%) of the Minimum Annual Rent in effect immediately before the Adjustment Date. Each payment of Minimum Annual Rent shall be allocated to and accrue over the calendar month (or partial calendar month) during which such payment is due.

Section 7.2 MDA Rent. Beginning on the MDA Assignment Date, Lessee shall pay to Lessor, in addition to Minimum Annual Rent, additional rent in the amount set forth in Article 1 (the “MDA Rent”). MDA Rent shall be paid in monthly installments of one-twelfth (1/12th) of the applicable annual MDA Rent and shall be delivered in the same manner as required for payment of Minimum Annual Rent. The MDA Rent shall be prorated for any partial month at the date of assignment and for any partial Lease Years at the date of assignment or at the end of the Term. The MDA Rent shall be increased as of the first day of the calendar month in which the first anniversary of the MDA Assignment Date occurs, and on each twelve (12) month anniversary of such date thereafter (each, an “MDA Adjustment Date”), by two percent (2%) of the MDA Rent in effect immediately before the MDA Adjustment Date.

Section 7.3 Late Payments. Any unpaid Rent hereunder shall bear interest from the date which is five (5) days after the date the same is due until paid at the Interest Rate. In addition, Lessee recognizes that late payment of any Rent due hereunder will result in administrative expense to Lessor, the extent of which expense is difficult and economically impracticable to determine. Therefore, Lessee agrees that if Lessee fails to pay any Rent within five (5) days after the date the same is due and payable, an additional late charge of five percent (5%) of the sums so overdue shall become immediately due and payable. Lessee agrees that the late payment charge is a reasonable estimate of the additional administrative costs and detriment that will be incurred by Lessor as a result of such failure by Lessee. In the event of nonpayment of interest or late charges on overdue Rent, Lessor shall have, in addition to all other rights and remedies, the rights and remedies provided herein and by law for nonpayment of rent. Notwithstanding the foregoing, Lessor agrees to waive the assessment of a late payment charge unless and until the third (3rd) time a late payment occurs in any Lease Year.

ARTICLE 8. ADDITIONAL RENT

Section 8.1 Additional Rent. Each and every sum payable to Lessor pursuant to this Lease (other than Minimum Annual Rent and MDA Rent), and each and every sum which Lessor pays to any third party to cure a default of Lessee under this Lease shall be additional rent (“Additional Rent”).

Section 8.2 Property Taxes. Without limiting the foregoing, Additional Rent shall include, and Lessee agrees to bear, discharge and pay to the relevant authority or entity, in lawful money of the United States, without offset or deduction, as the same becomes due, and before delinquency, all taxes, assessments, rates, charges, license fees, municipal liens, levies, excises or imposts, whether general or special, or ordinary or extraordinary, of every name, nature and kind whatsoever, including all governmental charges of every name, nature or kind that may be levied, assessed, charged or imposed or may be or become a lien or charge upon the Premises or any part thereof; or upon the rent or income of Lessee; or upon the use or occupancy of the Premises; or any document creating or transferring an estate or interest in the Premises; upon any of the buildings or improvements that are or are hereafter placed, built or newly constructed upon the Premises; or upon the leasehold of Lessee or upon the estate hereby created; or upon Lessor by reason of its ownership of the fee underlying this Lease (but not including any franchise, transfer, inheritance, or capital stock taxes or income taxes measured by the net income of Lessor unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Lessor as a substitute for, in whole or in part, any other tax that would otherwise be the responsibility of Lessee). All of the foregoing taxes, assessments and other charges that are the responsibility of Lessee are herein referred to as “Property Taxes”. Lessee’s obligations described above include, but are not limited to, the payment of any bonds or charges imposed or required by any governmental agency or department with respect to the Premises, by reason of the proposed or actual use, treatment, storage, discharge, cleanup or disposal, or oversight thereof, of Hazardous Substances by any governmental agency, Lessee, or any subtenant, tenant or licensee claiming through Lessee; provided, however, that this provision shall not, and shall not be deemed to permit Lessee to use, treat, store or dispose of any such substances on the Premises, except as otherwise expressly provided in Article 19. If at any time during the Term, under any Applicable Laws, any tax is levied or assessed against Lessor directly, in substitution in whole or in part for Property Taxes, Lessee covenants and agrees to pay and discharge such tax. Notwithstanding the foregoing or any provision hereof the contrary, the term “Property Taxes” shall not include any “in lieu” payments that Lessor may agree to make in substitution for real estate taxes, assessments, rates, charges, license fees, municipal liens, levies, excises, or impositions due to Lessor’s use of property that is subject to its tax-exempt status, nor shall Lessee have any liability for any payment thereof.

Section 8.3 Payment. Lessee shall obtain and deliver to Lessor, promptly upon request therefor, satisfactory evidence of payment of all Property Taxes.

Section 8.4 Right to Contest. Lessee shall have the right to contest, by appropriate proceedings and at Lessee’s sole cost and expense, the amount or validity, in whole or in part, of any Property Taxes. Lessor shall execute or provide such documents or information to Lessee as are reasonably requested by Lessee in connection with such contest, so long as Lessee pays Lessor’s actual, reasonable, third party, out-of-pocket expenses in connection therewith; provided, however, that Lessor shall have no obligation to join in any such proceedings. In the event the applicable taxing authority having jurisdiction over the contest proceedings allows the posting of security or some other method of deferring payment of the disputed Property Taxes, Lessee may do so; otherwise Lessee shall not postpone or defer payment of any disputed Property Taxes but shall pay such Property Taxes in accordance with Section 8.2 notwithstanding such contest. Lessee shall indemnify and defend Lessor against and hold Lessor harmless from and against any and all claims, demands, losses, costs, liabilities, damages, penalties and expenses, including, without limitation, reasonable attorneys’ fees and expenses, arising from or in connection with any such proceedings.

Section 8.5 Proration. Any Property Taxes relating to a fiscal period of any taxing authority, only a part of which period is included within the Term, shall be prorated as between Lessor and Lessee so that Lessor shall pay the portion thereof attributable to any period outside the Term, and Lessee shall pay the portion thereof attributable to any period within the Term.

Section 8.6 Assessment Proceedings. If at any time during the Term any governmental authority shall undertake to create an improvement or special assessment district, the proposed boundaries of which shall include the Premises (the “Proposed District”), Lessee shall be entitled to appear in any proceeding relating thereto and to exercise all rights of a landowner to have the Premises excluded from the Proposed District, or to determine the degree of benefit to the Premises resulting therefrom. In connection with Lessee’s ability to pursue the exercise of such rights, Lessor shall execute or provide such documents or information to Lessee as are reasonably requested by Lessee, so long as Lessee pays Lessor’s actual, reasonable, third party, out-of-pocket expenses in connection therewith. However, Lessor retains the independent right, but shall be under no obligation, to appear in any such proceeding for the purpose of seeking inclusion of the Premises in, or exclusion of the Premises from, any Proposed District or of determining the degree of benefit therefrom to the Premises. The party receiving any notice or other information relating to the Proposed District shall promptly advise the other party in writing of such receipt. If the Proposed District is ultimately formed and affects the Premises, Lessee may pay any resulting bonds over the maximum period allowed by law, and shall be liable only for any installments that become due during the Term.

Section 8.7 Transit Fees. Without limiting the foregoing, Additional Rent shall also include and Lessee agrees to bear, discharge and pay during the Term, in lawful money of the United States, without offset or deduction, its proportionate share of the reasonable cost of any commuter transit services or traffic mitigation programs that Lessor implements in the Stanford Research Park, including without limitation charges for service and surcharges imposed directly or indirectly on the Premises by any governmental agencies on or with respect to transit (including transit services which may be provided in the future to occupants of the Stanford Research Park) or automobile usage or parking facilities (collectively, “Transit Fees”), to the extent that such transit services or traffic mitigation programs serve the Premises. Lessee’s share of Transit Fees shall be assessed pro rata and on a non-discriminatory basis, based on a reasonable standard applied in a non-discriminatory manner by Lessor (for example, based on the rentable area of the Improvements as compared to the total rentable area of the Stanford Research Park [or the area being served by the service, if less than the entire Stanford Research Park], or based on the average employee headcount in the Premises as compared to the overall employee density of the Stanford Research Park [or the area being served by the service, if less than the entire Stanford Research Park]). In no event shall Lessee’s share of Transit Fees exceed ten cents ($0.10) per year per rentable square foot of Improvements located on the Premises, subject to annual adjustment (as of the first day of each Lease Year commencing on the Adjustment Date) to reflect percentage increases or decreases in the Index. Notwithstanding the foregoing or any other provision of this Lease to the contrary, (a) Lessee shall not be required to pay any Transit Fees for programs that do not serve the Premises, and (b) Lessee shall not be required to pay any Transit Fees at any time Lessee is operating its own commuter transit service, which offers peak hour routes to the California Avenue train station, (or the closest mass transit station in the event the California Avenue train station is decommissioned) and a daily number of trips that are reasonably comparable to those being offered under Lessor’s transit program, and which are adequate to obviate any Transit Fee. In the event Lessor determines in its reasonable discretion that any Lessee transit program then being provided is not comparable to Lessor’s then-existing program, Lessor shall have the right to require Lessee to pay Transit Fees as provided above.

ARTICLE 9. NET LEASE; NO COUNTERCLAIM OR ABATEMENT

Section 9.1 Net Lease. The Rent due hereunder shall be absolutely net to Lessor and shall be paid without assertion of any counterclaim, offset, deduction or defense and without abatement, suspension, deferment or reduction. Lessor shall not be expected or required under any circumstances or conditions whatsoever, whether now existing or hereafter arising, and whether now known or unknown to the parties, to make any payment of any kind whatsoever with respect to the Premises or be under any obligation or liability hereunder, except if and solely to the extent expressly so provided elsewhere in this Lease.

Section 9.2 Project Costs. In addition to Minimum Annual Rent and MDA Rent, Lessee shall pay or fund when due all Property Taxes (subject to Lessee’s right to contest pursuant to Section 8.4), insurance premiums and deductibles, debt service, permit and license fees, costs of utilities and services, maintenance, repair, replacement, rebuilding, restoration, management, marketing and leasing services incurred by Lessee, operations and other costs of any type whatsoever accruing at any time during the Term in connection with the ownership, marketing, leasing, operation, management, maintenance, repair, replacement, restoration, use, occupancy or enjoyment of the Premises (collectively, “Project Costs”). Lessee shall pay all Project Costs directly, and shall contract directly for all required services, utilities and other items described herein; provided, however, that Lessor shall have the right to contract for any such services, utilities or other items if Lessee has failed to do so, or has failed to make any payment of Project Costs which is due and owing. Lessee shall provide Lessor, upon written request, with copies of invoices, receipts, canceled checks and/or other documentation reasonably substantiating Lessee’s payment of all Project Costs.

Section 9.3 Expenses of Lessor. Lessee shall pay to Lessor, within ten (10) days after the date of mailing or personal delivery of statements for all reasonable out-of-pocket, third party costs and expenses, including attorneys’ fees, (collectively, “Costs”) paid or incurred by Lessor for the following: (a) Costs required to be paid by Lessee pursuant to this Lease (including without limitation any indemnity provision), (b) subject to Section 40.7, Costs related to the enforcement of any of Lessee’s covenants or obligations in this Lease, (c) Costs incurred in remedying any breach of this Lease by Lessee, (d) Costs incurred in recovering possession of the Premises or any part of the Premises after an Event of Default, (e) Costs incurred in collecting or causing to be paid any delinquent rent, taxes or other charges payable by Lessee under this Lease, and (f) Costs incurred in connection with any litigation (other than condemnation proceedings) commenced by or against Lessee to which Lessor shall without fault be made a party. All such costs, expenses and fees shall constitute Additional Rent. Lessee’s obligations under this Section shall survive the expiration or earlier termination of the Term.

Section 9.4 No Release. Except as otherwise expressly provided herein, this Lease shall continue in full force and effect, and the obligations of Lessee hereunder shall not be released, discharged or otherwise affected, by reason of: (a) any damage to or destruction of the Premises or any portion thereof or any Improvements thereon, or any Appropriation; (b) any restriction or prevention of or interference with any use of the Premises or the Improvements or any part thereof; (c) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other proceeding relating to Lessor, Lessee or any constituent partner of Lessee or any subtenant, licensee or concessionaire or any action taken with respect to this Lease by any trustee or receiver, or by any court, in any proceeding; (d) any claim that Lessee or any other person has or might have against Lessor; (e) any failure on the part of Lessor to perform or comply with any of the terms hereof or of any other agreement with Lessee or any other person; (f) any failure on the part of any subtenant, licensee, concessionaire, or other person to perform or comply with any of the terms of any sublease or other agreement between Lessee and any such person; (g) any termination of any sublease, license or concession, whether voluntary or by operation of law; or (h) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, in each case whether or not Lessee shall have notice or knowledge of any of the foregoing.

Section 9.5 Independent Covenants. The obligations of Lessee under this Lease shall be separate and independent covenants, and each covenant of Lessee shall be both a covenant and a condition. Except to the extent expressly provided elsewhere in this Lease, Lessee hereby waives, to the maximum extent permitted by Applicable Laws, any rights that it may now or in the future have to quit or surrender the Premises, to terminate this Lease, or to any abatement, deferment, diminution, reduction or suspension of Rent on account of any event or circumstance, including without limitation any rights it might otherwise have under the provisions of California Civil Code Sections 1932 and 1933, or any amended, similar or successor laws.

ARTICLE 10. USE AND OPERATION OF PREMISES

Section 10.1 Permitted Use. Subject to all provisions and limitations contained herein, the Premises and all Improvements at any time located thereon shall at all times during the Term be used and operated for the purposes stated in Article 1, and for no other purpose. The parties hereby acknowledge and agree that Lessee’s covenant that the Premises shall be used solely for the purposes stated in Article 1 and for no other purpose is material consideration for Lessor’s agreement to enter into this Lease. The parties further acknowledge and agree that any violation of said covenant shall constitute a material breach of this Lease and entitle Lessor to exercise any and all of its rights and remedies under this Lease or otherwise at law or in equity. For the purposes of this Lease, “research and development” uses means uses primarily related to the study, testing, engineering, design, analysis and experimental development of products, processes, or services related to current or new technologies. “Research and development” may include limited manufacturing, fabricating, processing, assembling or storage of prototypes, products or materials, or similar related activities, where such activities are incidental to research, development or evaluation. Examples of research and development uses include, but are not limited to, computer software and hardware firms, electronic research firms, biotechnical firms, medical device firms, and pharmaceutical research laboratories. Related administrative uses, such as (a) finance, marketing, sales, accounting, or purchasing; (b) provisions of services to others on or off-site; and (c) related educational uses, may also be included; provided they remain supportive to the primary uses of research and development conducted on the Premises or the 3401 Hillview Premises and are part of the same research and development firm.

Section 10.2 Limited Non-R&D Use. The parties acknowledge that pursuant to a Lease between Lessor and 3401 Hillview LLC dated as of February 2, 2006 (the “3401 Hillview Lease”) with respect to certain premises commonly known as 3401 Hillview Avenue, Palo Alto, California (the “3401 Hillview Premises”), up to 115,000 rentable square feet of the 3401 Hillview Premises may be subleased for general office use unrelated to research and development, which may include, without limitation, corporate, executive, financial, legal and/or non-medical professional offices (the “Non-R&D Use”). Notwithstanding any provision hereof to the contrary, provided that the Premises and the 3401 Hillview Premises continue to be leased or entirely occupied (except for the proposed sublease space or space previously subleased in accordance with this Lease or the 3401 Hillview Lease) by the same entity, and/or an Affiliate of such entity, Lessee may, subject to Article 24, enter into a Permitted Sublease for a portion of the Premises for Non-R&D Use; provided that the aggregate of all Non-R&D Use of space at the Premises and the 3401 Hillview Premises does not exceed a total of 115,000 rentable square feet. At any time that the maximum amount of square footage subject to Non-R&D Use is subleased on the Premises and/or the 3401 Hillview Premises, and upon any change in ownership that results in the Premises and the 3401 Hillview Premises no longer being leased or entirely occupied (except for space previously subleased in accordance with this Lease or the 3401 Hillview Lease) by the same entity, and/or an Affiliate of such entity, Lessee shall have no right to enter into subleases for Non-R&D Use (provided that current subtenants shall not be required to vacate their Premises until the expiration or earlier termination of their subleases). Lessee shall notify Lessor in its request for approval of all proposed subleases pursuant to Section 24.2 whether or not the proposed sublease will be for Non-R&D Use, and if the proposed sublease is approved by Lessor, how many rentable square feet space in the Premises and the 3401 Hillview Premises combined will be subleased for Non-R&D Use. Additionally, with respect to other Permitted Subleases, which are restricted to research and development use, the subleased space may be used for the primary purpose of operating or maintaining an administrative office use, but only if such administrative office use is in support of research and development conducted by the subtenant on the Premises, or by the subtenant elsewhere in the Stanford Research Park.

Section 10.3 Founding Grant. Notwithstanding any other provision of this Lease, Lessee’s use of the Premises shall at all times comply with the requirements and restrictions of the Grant of Endowment of the Leland Stanford Junior University (the “Founding Grant”), and all subsequent amendments thereto; provided that, Lessee shall not be in breach of this Lease due to any subsequent amendment of the Founding Grant which conflicts or is inconsistent with the terms and conditions of this Lease, unless the applicable amendment occurs through a legislative or judicial act.

Section 10.4 Prohibited Uses. Without limiting the applicability of Sections 10.1, 10.2 and 10.3 or any other provision of this Lease, Lessee shall not do any act, or allow any subtenant or other user of the Premises to do any act, and in no event shall the Premises be used for any purpose that: (a) in any manner causes, creates, or results in a nuisance or waste; (b) is of a nature to involve substantial hazard, such as the manufacture or use of explosives, chemicals or other products that may explode, or that otherwise may harm the health or welfare of persons or the physical environment; (c) would or could invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Premises; (d) would or could result in a refusal by insurance companies of good standing to insure the Premises in amounts required hereunder; (e) involves any Release of Hazardous Substances; or (f) violates any covenant, condition, agreement or easement applicable to the Premises.

Section 10.5 Impacts on Neighboring Property. Lessee shall use reasonable efforts to maintain cooperative relations with the occupants of neighboring properties, including residential neighborhoods in the vicinity of the Premises. Such cooperation shall include, as reasonably requested by Lessor: (a) sending a representative to community meetings; provided that Lessee receives reasonable advance notice of such meetings, (b) responding to complaints regarding operational issues (i.e. lighting, parking, noise, etc.), (c) designating a representative to handle any issues that may arise, and (d) advising Lessee’s employees regarding issues of concern to Lessee’s neighbors.

ARTICLE 11. LIMITATION ON EFFECT OF APPROVALS

All rights of Lessor to review, comment upon, approve, inspect or take any other action with respect to the Premises, or the design or construction of any Alterations to the Premises, or any other matter, are specifically for the benefit of Lessor and no other party. Lessor neither has nor assumes any liability, responsibility or obligation for, in connection with, or with respect to, any such approvals, and no review, comment, approval or inspection, right or exercise of any right to perform Lessee’s obligations, or similar actions required or permitted by, of, or to Lessor hereunder, or actions or omissions of Lessor’s Agents, or other circumstances shall give or be deemed to give Lessor any such liability, responsibility or obligation.

ARTICLE 12. IMPROVEMENTS, CONSTRUCTION OF ALTERATIONS

Section 12.1 Improvements. Lessor and Lessee hereby acknowledge and agree that Lessee’s interest in the Improvements is subject to this Lease and the Improvements will revert to Lessor upon the expiration or earlier termination of this Lease.

Section 12.2 Additional Improvements and Alterations.

(a) Lessee shall have the right to construct additional Improvements on the Premises and to make Alterations to the existing Improvements, including, without limitation, the MDA Improvements (collectively “Additional Improvements and Alterations”); provided, however, that if any such Additional Improvements and Alterations (i) are reasonably expected to cost in excess of $1,000,000.00 (increased during the Term by three percent (3%) per Lease Year); (ii) relate in whole or in part to any Lessee Environmental Activity; (iii) affect the structural integrity of the building undergoing such Additional Improvements and Alterations (including the foundation); (iv) materially affect the exterior appearance of the Premises; (v) require an environmental impact report (or its equivalent), or any application to a political jurisdiction for rezoning, general plan amendment, variance, conditional use permit or City Architectural Review Board approval (but not merely a building permit); or (vi) require Lessor’s approval pursuant to any other provision of this Lease, then such proposed Additional Improvements and Alterations shall be subject to Lessor’s prior written approval.

(b) Notwithstanding the foregoing, item (i) of subparagraph (a) of this Section 12.2 shall not apply to interior, non-structural Alterations to the Premises and Lessor’s prior written approval of any interior, non-structural Alterations shall only be required if such Alterations would otherwise require approval under items (ii) through (vi) of subparagraph (a).

(c) All Additional Improvements and Alterations shall be at Lessee’s sole cost and expense, and shall be subject to the terms of this Article 12 and of First Class quality. Lessee shall be responsible for any Hazardous Substance remediation or abatement work triggered by Additional Improvements and Alterations at the Premises.

(d) All Additional Improvements and Alterations, whether or not subject to Lessor’s prior written approval, shall be subject to the provisions of Section 12.6.

(e) In each instance in this Article 12 in which Lessor’s prior written approval is required, such approval shall not be unreasonably withheld, conditioned or delayed. Lessor shall use commercially reasonable efforts to respond to any request for approval within ten (10) business days after receiving Lessee’s written request for such approval, along with any required accompanying plans, specifications, data or other information. In the event Lessor fails to respond within such 10 business day period, Lessee may deliver to Lessor a written second request for approval, labeled as such. If Lessor fails to respond to the second request for approval within five (5) business days after receipt of the second request, Lessor’s failure to respond shall be deemed approval of the applicable request for approval. Upon reasonable advance notice, during Lessor’s review period, Lessee agrees to meet with Lessor’s designated representative(s) to review such request for approval. In the event Lessor disapproves the matter which is the subject of Lessee’s request, Lessor shall provide reasonable detail regarding the basis for such disapproval.

Section 12.3 Permits and Approvals. Lessee shall be solely responsible for obtaining, at its sole cost and expense, the approval of the City (and any other governmental agencies with jurisdiction over the Premises) for any general plan amendment, rezoning, variance, conditional use permit, building, electrical and plumbing permits, environmental impact analysis and mitigations imposed thereby, or other governmental action necessary to permit the development, construction and operation of any Additional Improvements and Alterations in accordance with this Lease. Notwithstanding the foregoing, Lessee shall apply for and prosecute any required governmental review processes for a general plan amendment, rezoning, variance or use permit only through and in the name of Lessor, or otherwise with the approval of Lessor, which shall not be unreasonably withheld, conditioned or delayed, and Lessee shall not submit any environmental impact report or other consultant’s report containing information regarding Lessor, Lessor’s lands or Lessor’s tenants to any public agency without Lessor’s prior written approval. Lessor, at no cost or expense to itself, shall reasonably cooperate with Lessee to the extent reasonably required to obtain the approval of the City for any proposed Additional Improvements and Alterations approved by Lessor hereunder. Lessee shall reimburse Lessor for Lessor’s Administrative Fees in connection with such cooperation, which reimbursement shall be due and payable by Lessee to Lessor upon demand, provided that Lessee requested such cooperation. Nothing contained herein, however, shall permit or be deemed to permit Lessee to use the Premises for any purpose not expressly permitted under Section 10.1.

Section 12.4 Design. The following provisions shall apply to all Additional Improvements and Alterations requiring Lessor’s approval pursuant to this Lease:

(a) The design of all such Additional Improvements and Alterations, including without limitation, the site plan, structural plans, landscaping plan, materials, colors, and elevations, shall be subject to Lessor’s prior written approval.

(b) Prior to submittal to the City, Lessee shall submit to Lessor, for Lessor’s review, four (4) duplicate sets of design drawings for the proposed Additional Improvements and Alterations, whether or not they are required by the City to commence the application for governmental design approval. The design drawings shall be subject to Lessor’s prior written approval. Lessee shall not apply for any governmental approvals until after obtaining Lessor’s prior written approval of the design drawings.

(c) Lessee acknowledges that prior to approving the design drawings for the proposed Additional Improvements and Alterations, Lessor may be obligated to meet and consult with certain committees and other persons within Lessor’s organization. Lessee shall provide Lessor with such information and materials as Lessor may request, attend committee and other meetings with Lessor and other persons associated with Lessor, and take such other actions at Lessee’s sole cost and expense as Lessor deems reasonably necessary to satisfy the requirements of such committees and other persons within Lessor’s organization, and to otherwise respond to Lessee’s request for approval of the proposed Additional Improvements and Alterations.

(d) Prior to finalizing any construction documents that differ in any material respect from any design or other construction documents previously approved by Lessor, Lessee shall submit to Lessor for Lessor’s prior written approval four (4) duplicate sets of such documents, upon which any changes shall be indicated.

(e) If Lessor disapproves any item pursuant to this Article 12, Lessee shall make whatever changes are reasonably necessary to address the disapproved item and shall resubmit it for Lessor’s written approval. Lessee shall not proceed with the disapproved item, or any item affected by the disapproved item, until Lessor has approved Lessee’s changes. If Lessor and Lessee are unable to agree upon a resolution, Lessor and Lessee shall meet to attempt in good faith to resolve the dispute; provided, however, that Lessor’s final determination shall prevail. Lessor may also, in its sole discretion, present its objections to the construction of any disapproved items to the City or other applicable governmental agency with jurisdiction.

(f) Prior to entering into a contract with any design architect, landscape architect or general contractor for any Additional Improvements and Alterations, Lessee shall obtain Lessor’s prior written approval of the identity of each such design architect, landscape architect or general contractor. Each such contract shall contain provisions acceptable to Lessor that permit the contract to be assumed by Lessor or its designee, at Lessor’s sole discretion, following a termination of this Lease. Any such assumption shall be on the same terms and conditions (including fees and prices) as set forth in the contract.

Section 12.5 Prerequisites to Commencement of Construction. In addition to all other requirements set forth in this Article, before commencing the construction of any Additional Improvements and Alterations (whether or not requiring Lessor’s approval), and before any building materials have been delivered to the Premises by Lessee or under Lessee’s authority, Lessee shall:

(a) Furnish Lessor with a true copy of Lessee’s contract with the general contractor.

(b) Deliver to Lessor true copies of all documents evidencing the commitment of construction financing for any new construction, or evidence satisfactory to Lessor regarding other arrangements to provide for payment for work undertaken by Lessee.

(c) Procure or cause to be procured and keep in force during the course of construction the insurance coverage described below, subject to reasonable deductibles, and provide Lessor with certified copies of all such insurance, if requested by Lessor, or with the prior written approval of Lessor, certificates of such insurance in form satisfactory to Lessor. All such insurance shall comply with the requirements of this Article 12 and of Article 20.

(i) To the extent not covered by property insurance maintained by Lessee pursuant to Article 20, comprehensive “all risk” builder’s risk insurance, including vandalism and malicious mischief, covering all Additional Improvements and Alterations in place on the Premises, all materials and equipment stored at the Premises and furnished under contract, and all materials and equipment that are in the process of fabrication at the premises of any third party or that have been placed in due course of transit to the Premises when such fabrication or transit is at the risk of, or when title to or an insurable interest in such materials or equipment has passed to, Lessee or its construction manager, contractors or subcontractors (excluding any contractors’, subcontractors’ and construction managers’ tools and equipment, and property owned by the employees of the construction manager, any contractor or any subcontractor), such insurance to be written on a completed value basis in an amount not less than the full estimated replacement value of the Additional Improvements and Alterations, as applicable.

(ii) Commercial liability insurance covering Lessee and Lessor, which insurance may be effected by endorsement, if obtainable, on the policy required to be carried pursuant to Article 20, including insurance for completed operations, elevators, owner’s protective liability, products completed operations for three (3) years after the date of acceptance of the work by Lessee, broad form blanket contractual liability, broad form property damage and full form personal injury (including but not limited to bodily injury), covering the performance of all work at or from the Premises by Lessee, and in a liability amount not less than the amount at the time carried by prudent owners of comparable construction projects in Santa Clara County, but in any event not less than Five Million Dollars ($5,000,000) combined single limit, which policy shall contain a cross-liability clause or separation of insureds provision, an endorsement deleting the property damage exclusion as to explosion, underground, and collapse hazards, and an endorsement providing incidental malpractice coverage, and shall include thereunder for the mutual benefit of Lessor and Lessee, bodily injury liability and property damage liability automobile insurance on any non-owned, hired or leased automotive equipment used in the construction of any work.

(iii) Worker’s Compensation Insurance in the amounts and coverages required under workers’ compensation, disability and similar employee benefit laws applicable to the Premises, and Employer’s Liability Insurance with limits not less than One Million Dollars ($1,000,000) or such higher amounts as may be required by law.

Section 12.6 General Construction Requirements.

(a) All construction and other work in connection with any Additional Improvements and Alterations shall be done at Lessee’s sole cost and expense and in a prudent and First Class manner and with First Class materials. Lessee shall construct all Additional Improvements and Alterations in accordance with (i) all Applicable Laws, (ii) plans and specifications that are in accordance with the provisions of this Article 12 and all other applicable provisions of this Lease, and (iii) the requirements of the then-current Stanford Research Park Handbook promulgated from time-to-time by Lessor (the “Handbook”); provided that in the event of a direct conflict between the terms of this Lease and any amendment or modification to the Handbook, the terms of this Lease shall control, unless the applicable amendment or modification reflects any change in Applicable Laws, or does not materially adversely affect the operation or economic performance of the Premises for Lessee’s intended use.

(b) Lessee shall give Lessor not less than fifteen (15) days notice of any excavation contemplated on any portion of the Premises. Lessor’s staff archeologist shall determine Lessor’s requirements for archaeological oversight of the excavation, and Lessee shall pay the cost of any on-site archaeological consultant (other than Lessor’s staff archeologist, which shall be paid by Lessor), not to exceed $5,000 per proposed Improvement for which excavation is required. When Lessor or its consultant deems it necessary to investigate the possible presence of, or to protect, archaeological artifacts, Lessee shall temporarily halt the excavation work in the area subject to such investigation. Lessee shall comply, at its own expense, with state law regarding the protection, removal or reburial of human remains and archaeological artifacts. In addition, Lessee shall comply with Lessor’s archaeologist’s requests regarding the protection, removal or reburial of human remains and archaeological artifacts, provided that such compliance with respect to any remains or artifacts that are not regulated by Applicable Laws shall be at Lessor’s expense, and if required by Lessee, shall be performed by Lessor. Lessee shall use good faith efforts to notify Lessor of any archeological discovery on the Premises in the event Lessor’s staff archeologist is not present at the time of such discovery but only if and to the extent that Lessee obtains actual knowledge thereof (it being agreed that Lessee shall not be required to retain its own archaeologist to observe, inspect or oversee any such excavation unless otherwise required by Applicable Laws). Each party shall deliver to the other a copy of any written reports prepared by that party’s archeological consultant. Any archaeological artifacts discovered on the Premises shall belong to Lessor. Provided Lessor and its archeological consultant have not been arbitrary in any decision made by Lessor or its archeological consultant to halt Lessee’s excavation, Lessor and its archeological consultant shall not be liable for any damages or other liability that may result from cessation of excavation, or other compliance with the provisions of this Section 12.5(b).

(c) Lessee shall construct all Additional Improvements and Alterations within setbacks required by Applicable Laws and the Handbook.

(d) Prior to the commencement of any Additional Improvements and Alterations costing in excess of Fifty Thousand Dollars ($50,000) (increased annually as of the Adjustment Date by three percent (3%)) Lessor shall have the right to post in a conspicuous location on the Premises, as well as to record with Santa Clara County, a Notice of Lessor’s Nonresponsibility pursuant to the California Civil Code. Lessee covenants and agrees to give Lessor at least ten (10) days prior written notice of the commencement of any such construction, alteration, addition, improvement, repair or landscaping in order that Lessor shall have sufficient time to post such notice. Notwithstanding the foregoing, in the event that Lessee deems it reasonably necessary to engage on an emergency basis in any work that could result in a Lien against the Premises, Lessee shall give Lessor such advance notice as is feasible under the circumstances of the emergency.

(e) The provisions of Section 12.3 shall apply to any change in the design elements of the Additional Improvements and Alterations that are subject to Lessor’s prior written approval and that have been approved by Lessor, and to any material deviations in the actual construction of the Additional Improvements and Alterations from such approved design elements.

(f) Lessee shall take all customary and necessary safety precautions during any construction.

(g) Lessee shall prepare and maintain in accordance with normal construction practices (i) on a current basis during construction, annotated plans and specifications showing clearly all changes, revisions and substitutions during construction, and (ii) upon completion of construction, as-built drawings showing clearly all changes, revisions and substitutions during construction, including, without limitation, field changes and the final location of all mechanical equipment, utility lines, ducts, outlets, structural members, walls, partitions and other significant features of any Additional Improvements and Alterations. The as-built drawings and annotated plans and specifications shall be kept at the Premises or another office of Lessee in the San Francisco Bay Area, and Lessee shall update them as often as necessary to keep them current. The as-built drawings and annotated plans and specifications shall be made available for copying and inspection by Lessor at all reasonable times.

(h) The contracts entered into between Lessee and each architect and contractor shall include language to effectuate a subordination of mechanic’s and materialmen’s liens. Each such contract shall provide that such lien rights shall be subject and subordinate to this Lease and shall not affect Lessor’s Interest (as defined in Section 16.2), regardless of whether such lien rights, if asserted, would otherwise be entitled to priority over this Lease and attach to Lessor’s Interest. Each such contract shall also provide that the contractor, subcontractor, or materialmen executing the same shall not, in any mechanic’s or materialmen’s lien proceeding or otherwise, claim priority with respect to this Lease or claim an interest in Lessor’s Interest.

(i) If requested by Lessor, Lessee shall provide to Lessor reasonable evidence that there are funds available (in cash or cash equivalents) sufficient to pay for one hundred fifty percent (150%) of the total costs associated with the construction project, including, without limitation, architectural fees, other professional or consulting fees, finance charges or fees for loan commitments or money borrowed for such construction, costs for obtaining governmental approvals necessary for such construction, and Lessee’s overhead and administrative costs for such construction and development. Notwithstanding the foregoing, Lessor shall only have the right to make such request in the event Lessor cannot reasonably determine from publicly available financial statements of Lessee whether or not Lessee meets the foregoing requirement.

(j) For construction projects costing more than $20,000,000, if requested by Lessor, Lessee shall deposit with Lessor certificates or other satisfactory evidence that the general contractor has procured one or more bonds for a total amount not less than one hundred percent (100%) of the total construction cost of any Additional Improvements and Alterations (including the correction of any construction defects), naming Lessor and Lessee as co-obligees, in form and content and with a surety or sureties satisfactory to Lessor, guaranteeing the full and faithful performance of the construction contract for such construction free and clear of all mechanics’ and materialmen’s liens and the full payment of all subcontractors, labor and materialmen, including without restricting the generality of the foregoing, all architects and interior designers, except that with respect to architects and interior designers, no such bond shall be required if Lessee delivers to Lessor a waiver of lien from such architect or interior designer.

(k) Notwithstanding the foregoing provisions of subsections (i) and (j), and only so long as VMware, Inc. or its Affiliate remains the Lessee under this Lease, Lessee shall have the right to either (i) cause its general contractor to satisfy the bonding requirements set forth in subsection (j), or (ii) provide reasonable evidence that there are funds available (in cash or cash equivalents) sufficient to pay for one hundred fifty percent (150%) of the total costs associated with the Additional Improvements and Alterations (including all costs noted above). If Lessee chooses alternative (ii), Lessee shall be deemed to have made an affirmative covenant to diligently prosecute and complete the Additional Improvements and Alterations that are to be constructed at least to shell condition, subject to Force Majeure, and to Lessee’s right to make any design changes reasonably approved by Lessor pursuant to Section 12.2(e). In the event Lessee breaches such covenant, after the expiration of applicable notice and cure periods, Lessor shall have the rights and remedies set forth in Article 26.

Section 12.7 Construction Completion Procedures. Promptly upon completion of the construction of any Additional Improvements and Alterations, Lessee shall file for recordation, or cause to be filed for recordation, a notice of completion. Upon completion of any such construction, Lessee shall deliver to Lessor evidence reasonably satisfactory to Lessor of the payment of all costs, expenses, liabilities and liens arising out of or in any way connected with such construction (except for Liens that are contested in the manner provided in Article 16).

Section 12.8 On Site Inspection. Lessor shall be entitled to have on site, at all times during the construction of any Additional Improvements and Alterations requiring Lessor’s approval and at Lessor’s sole cost and expense, an inspector or representative who shall be entitled to observe all aspects of the construction. No inspection performed or not performed by Lessor hereunder shall (a) give, or be deemed to give, Lessor any responsibility or liability for the Additional Improvements and Alterations or the design or construction thereof; (b) constitute, or be deemed to constitute, approval or acceptance of, any aspect of the design or construction of the Additional Improvements and Alterations; or (c) constitute or be deemed to constitute a waiver of any of Lessee’s obligations hereunder. Subject to the provisions of Section 12.6(b) hereof, Lessee shall not be required to postpone or delay any investigative or construction activity to accommodate any inspector or representative of Lessor.

Section 12.9 Restoration. If this Lease expires or is terminated prior to the completion of construction of any Additional Improvements and Alterations, Lessee shall, at Lessor’s option and at Lessee’s expense, either promptly complete such construction or remove all such Additional Improvements and Alterations, construction materials, equipment and other items from the Premises and restore the Premises to their pre-construction condition.

ARTICLE 13. OWNERSHIP OF IMPROVEMENTS

All Improvements shall be the property of Lessee during, and only during, the Term and no longer. During the Term, no Improvements shall be conveyed, transferred or assigned, except as permitted under Articles 23, 24 and 25, and at all such times the holder of the leasehold interest of Lessee under this Lease shall be the owner of all Improvements. Any attempted conveyance, transfer or assignment of any of the Improvements, whether voluntarily or by operation of law or otherwise, to any person, corporation or other entity shall be void and of no effect whatever, except as permitted under Articles 23, 24 and 25. Notwithstanding the foregoing, Lessee may from time to time replace the Improvements and make Additional Improvements and Alterations, provided that the replacements for such items are of equivalent or better value and quality, and such items are free from any liens and encumbrances except for equipment leases and any other financings expressly permitted hereunder. Upon any termination of this Lease, whether by reason of the expiration of the Term hereof, or pursuant to any provision hereof, or by reason of any other cause whatsoever, all of Lessee’s right, title and interest in the Improvements and any Additional Improvements and Alterations shall cease and terminate and title to the Improvements shall immediately vest in Lessor. Lessee shall surrender the Improvements to Lessor as provided in Article 28. No further deed or other instrument shall be necessary to confirm the vesting in Lessor of title to the Improvements. However, upon any termination of this Lease, Lessee, upon request of Lessor, shall execute, acknowledge and deliver to Lessor a quitclaim deed confirming that all of Lessee’s rights, title and interest in the Improvements has expired and that title thereto has vested in Lessor. Notwithstanding the foregoing, the ownership and disposition of all personal property, trade fixtures and improvements installed by any subtenants of the Property shall be as provided in their subleases.

ARTICLE 14. MAINTENANCE AND REPAIRS; NO WASTE

Section 14.1 Maintenance and Repairs. During the Term, Lessee shall, at its own cost and expense and without any cost or expense to Lessor, keep and maintain the Premises and all Improvements and appurtenant facilities, including without limitation the structural components, roof, fixtures and building systems of the Improvements, grounds, sidewalks, parking and landscaped areas, in a First Class condition. Lessee shall promptly make all repairs, replacements and alterations (whether structural or nonstructural, foreseen or unforeseen, or ordinary or extraordinary) necessary to maintain the Premises and the Improvements in a First Class condition and in compliance with all Applicable Laws and to avoid any structural damage or injury to the Premises or the Improvements. The foregoing shall not limit Lessee’s right to demolish the existing Improvements and construct the MDA Improvements and any other permitted Additional Improvements and Alterations pursuant to Articles 5 and 12, nor shall it supersede the provisions of Article 22.

Section 14.2 No Obligation of Lessor to Repair. Lessor shall not be obligated to make any repairs, replacements or renewals of any kind, nature or description whatsoever to the Premises or the Improvements, and Lessee hereby expressly waives any right to terminate this Lease and any right to make repairs at Lessor’s expense under Sections 1932(1), 1941 and 1942 of the California Civil Code, or any amendments thereof, or any similar law, statute or ordinance now or hereafter in effect.

Section 14.3 Lessee’s Failure to Repair. If Lessee fails for any reason to repair or maintain the Premises as required by this Lease to Lessor’s reasonable satisfaction, and does not cure such failure (a) within thirty (30) days after receipt of Lessor’s written notice, or (b) if the nature of the cure will reasonably require more than thirty (30) days to perform, within a reasonable time so long as Lessee promptly commences and diligently prosecutes such cure to completion, then Lessor shall have the right, but not the obligation, to enter onto the Premises and perform such repairs or maintenance without liability to Lessee (except to the extent of Lessor’s gross negligence or willful misconduct) for any loss or damage to Lessee’s furnishings, fixtures, equipment or other personal property or for interference with Lessee’s business arising therefrom. If Lessor performs such repairs or maintenance, Lessee shall pay all costs thereof to Lessor upon demand as Additional Rent.

ARTICLE 15. UTILITIES AND SERVICES

Lessee shall be solely responsible for, shall make all arrangements for, and shall pay for all utilities and services furnished to or used at the Premises, including without limitation, gas, electricity, water, telephone, cable and other communication services, security services, sewage, sewage service fees, trash collection, and any taxes or Property Taxes thereon. All service lines of such utilities shall be installed beneath the surface of the Premises and connected and maintained at no cost or expense to Lessor.

ARTICLE 16. MECHANICS’ AND OTHER LIENS

Section 16.1 No Liens. Lessee covenants and agrees to keep the Premises and every part thereof and all Improvements free and clear of and from any and all mechanics’, material supplier’s and other liens for: (a) work or labor done, services performed, materials, appliances, or power contributed, used or furnished, or to be used, in or about the Premises for or in connection with any operations of Lessee; (b) any Additional Improvements and Alterations; or (c) any work or construction by, for or permitted by Lessee on or about the Premises or Improvements (collectively, “Liens”). Lessee shall promptly and fully pay and discharge any and all claims upon which any such Lien may or could be based, and keep the Premises and Improvements free and clear of, and save and hold Lessor, the Premises and the Improvements harmless from, any and all such Liens and claims of Liens, damages, liabilities, costs (including, without limitation, attorneys’ fees and costs), suits or other proceedings pertaining thereto.

Section 16.2 Lessor’s Interests. In no event shall any interest of Lessor in the Premises, including without limitation, Lessor’s fee interest in the Premises or reversionary interest in the Improvements or Lessor’s right to receive Rent and its other rights and interest under this Lease (collectively, “Lessor’s Interest”), be subject or subordinate to any Lien.

Section 16.3 Lessor’s Right to Cause Release of Liens. If Lessee does not cause any Lien that Lessee does not contest in accordance with Article 17 to be released of record by payment or posting of a proper bond or insured over within thirty (30) days following the imposition of such Lien, Lessor shall have the right, but not the obligation, to cause the Lien to be released by any means Lessor may deem appropriate, and the amount paid by Lessor, together with Lessor’s Administrative Fees, plus interest at the Interest Rate from the date of payment by Lessor, shall be Additional Rent, immediately due and payable by Lessee to Lessor upon demand.

ARTICLE 17. RIGHT TO CONTEST LIENS

Lessee shall have the right to contest, in good faith, the amount or validity of any Lien, provided that, before doing so, Lessee shall give Lessor written notice of Lessee’s intention to do so within thirty (30) days after the recording of such Lien and provided further that Lessee shall, at its expense, defend itself and Lessor against such Lien and shall pay and satisfy any adverse judgment that may be rendered concerning such Lien before that judgment is enforced against the Premises. In addition, at the request of Lessor, Lessee shall either (a) procure and record the bond provided for in Section 3143 of the California Civil Code, or in any comparable statute hereafter enacted providing for a bond freeing the Premises from the effect of such Lien; or, (b) at Lessee’s election, cause such Lien to be insured over for the benefit of Lessor; or (c) post alternative security that is reasonably acceptable to Lessor. Lessee shall pay Lessor’s Administrative Fees in connection with any such contest.

ARTICLE 18. COMPLIANCE WITH LAWS; INSURANCE REQUIREMENTS

Section 18.1 Compliance with Applicable Laws. Lessee, at Lessee’s sole cost and expense, shall comply with all Applicable Laws relating to this Lease, the Premises and the Improvements during the Term. Lessee shall give Lessor prompt written notice of any violation of Applicable Laws known to Lessee and, at its sole cost and expense, Lessee shall promptly rectify any such violation. Without in any way limiting the generality of the foregoing obligation of Lessee, Lessee shall be solely responsible for compliance with, and shall make or cause to be made all such improvements and alterations to the Premises (including, without limitation, removing barriers and providing alternative services) as shall be required by the Americans with Disabilities Act (42 USC section 12101 et seq.), as the same may be amended from time to time, and any similar or successor laws, and with any rules or regulations promulgated thereunder. Any work or installations made or performed by or on behalf of Lessee or any person or entity claiming through or under Lessee in order to conform the Premises to Applicable Laws shall be subject to and performed in compliance with the provisions of Article 12.

Section 18.2 Compliance with Insurance Requirements. Lessee shall not do anything, or permit anything to be done, in or about the Premises that would: (a) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Premises or any property located therein; or (b) result in a refusal by insurance companies of good standing to insure the Premises or any such property in amounts required hereunder. Lessee, at Lessee’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association.

Section 18.3 General. Lessee shall not do any act, or allow any subtenant or other user of the Property to do any act, that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person (whether on or off the Premises), is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Premises.

ARTICLE 19. ENVIRONMENTAL ISSUES

Section 19.1 Hazardous Substances. Except as provided in this Section 19.1, no Hazardous Substance shall be used, treated, kept, stored, transported, handled, sold or Released at, on, under or from the Premises during the Term. Notwithstanding the foregoing, (a) Lessee and Lessee’s Agents may use small quantities of standard janitorial and office products, and also such products as are incorporated into the functioning of building systems (e.g. HVAC units and elevators), and then only in compliance with all Applicable Laws; and (b) Lessee and Lessee’s Agents shall also be permitted to use, keep and store reasonable quantities of the Hazardous Substances required for research and development activities permitted under this Lease, provided that to the extent such entities are required by any Environmental Requirements to maintain an inventory of Hazardous Substances used on the Premises and to file such inventory with any environmental agency, Lessee shall obtain and provide a current copy of such inventory to Lessor upon written request from Lessor, and shall periodically update this inventory so that it remains current. Lessee shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Lessee’s use of Hazardous Substances at the Premises, including, without limitation, discharge of appropriately treated materials or wastes into or through any sanitary sewer serving the Premises. Lessee shall in all respects handle, treat, deal with and manage any and all Hazardous Substances used by Lessee in strict conformity with all Environmental Requirements and prudent industry practices regarding management of such Hazardous Substances.

Section 19.2 Lessee’s Indemnity for Environmental Claims. Lessee shall indemnify, protect, defend, reimburse, and save and hold harmless Lessor and the Lessor Released Parties from and against any and all Environmental Claims to the extent caused by (i) Lessee Environmental Activity, (ii) any non-compliance by Lessee with Environmental Requirements at the Premises, or (iii) any other acts or omissions of Lessee or Lessee’s Agents, or Roche or Roche’s Agents in or about the Premises which results in the Release of Hazardous Substances. Lessee’s obligations hereunder shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings (with counsel reasonably approved by Lessor), even if such claims, suits or proceedings are groundless, false or fraudulent; conducting all negotiations of any description; and promptly paying and discharging when due any and all judgments, penalties, fines or other sums due against or from Lessor or the Premises. Prior to retaining counsel to defend such claims, suits or proceedings, Lessee shall obtain Lessor’s written approval of the identity of such counsel, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 19.3 Obligation to Remediate.

(a) Notwithstanding the obligation of Lessee to indemnify Lessor pursuant to this Lease, Lessee shall, upon demand of Lessor, and at Lessee’s sole cost and expense, promptly take all actions to remediate the Premises from the effects of any Lessee Environmental Activity. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Premises. Lessee shall take all actions necessary to remediate the Premises from the effects of such Lessee Environmental Activity to a condition allowing unrestricted use of the Premises (i.e. to a level that will allow any future use of the Premises, including residential, hospital, or day care, without any engineering controls or deed restrictions), notwithstanding any lesser standard of remediation allowable under Applicable Laws. All such work, including without limitation the contractor(s) performing the work and the work plan for the remediation, shall be reasonably approved in advance and in writing by Lessor. Lessee shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all Applicable Laws. Any such actions shall be performed in a good, safe and workmanlike manner. Lessee shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Lessor’s environmental consultant shall have the right to be present during any testing or investigation on the Premises, and Lessee shall promptly provide to Lessor copies of testing results and reports that are generated in connection with the above activities and any that are submitted to any governmental entity. Notwithstanding the foregoing or any provision hereof to the contrary, Lessee shall not be required to postpone or delay any testing, investigation or remedial action to accommodate Lessor’s representatives or consultants provided that Lessee shall have given Lessor at least ten (10) business days notice of the applicable test, investigation or remedial activity. Promptly upon completion of such investigation and remediation, Lessee shall permanently seal or cap all monitoring wells and test holes in accordance with sound engineering practice and in compliance with Applicable Laws, remove all associated equipment, and restore the Premises to the maximum extent possible, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation.

(b) Prior to the expiration or earlier termination of this Lease (and in addition to Lessor’s rights pursuant to Sections 19.5 and 19.6 below), Lessor shall have the right to engage a consultant to perform an environmental assessment of the Premises to verify that Lessee has fully complied with the requirements of this Article 19 and to determine the need for any further remediation. Lessee shall reasonably cooperate with the consultants performing the assessment and comply with Lessor’s then-current policies and requirements generally applicable to the Stanford Research Park regarding the environmental condition of the Premises and closure of any facility permits upon surrender, and shall make its employees reasonably available for interviews by Lessor and Lessor’s Agents regarding the use of Hazardous Substances and Lessee’s end-of-Term obligations hereunder. In the event the end-of-Term assessment identifies any deficiencies in the compliance of the Premises with Environmental Requirements due to any Lessee Environmental Activity, Lessee shall promptly correct any such deficiencies identified in the assessment, and document to Lessor that corrective action has been taken. In such event, Lessee shall also reimburse Lessor for the reasonable cost of the assessment. In the event that there are Hazardous Substances remaining on, in or under the Premises (including those that may be identified in the components of any Improvements) as a result of any Lessee Environmental Activity that cannot be removed without material damage to or demolition of some or all of the Improvements (the “Remaining Substances”), Lessee shall pay to Lessor an amount equal to the estimated Added Costs associated with such Remaining Substances on or before the later of thirty (30) days after receipt of the estimate described in the following sentence and the expiration date of the Term. Lessor and Lessee shall mutually agree upon a third-party consultant who, prior to the end of the Term, will provide the parties with an estimate of the Added Costs, based on a commercially reasonable method of remediation (based on the costs associated with the prospective demolition of the structure at the end of the Term) and an industry-standard contingency amount. Upon payment of such estimated Added Costs, Lessee shall be released from future liability to Lessor with respect to such Remaining Substances, including for additional Added Costs beyond the estimate, but not from liability for claims by third parties arising out of the presence of the Remaining Substances in the Improvements prior to the end of the Term, or for subsequently detected Hazardous Substances due to Lessee Environmental Activity. Lessor shall have no obligation to refund to Lessee any sums paid by Lessee that are not expended in the remediation of the Premises. With respect to any work undertaken by Lessor to remediate the Premises from the effects of Lessee’s Environmental Activity, Lessee shall be named as generator of all Hazardous Substances that are disposed of in connection with the remediation, and all such Hazardous Substances shall be disposed of using Lessee’s hazardous waste generator number.

Section 19.4 Obligation to Notify. If Lessee or Lessor shall become aware of or receive notice or other communication in writing concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability for Environmental Claims in connection with the Premises, including but not limited to, notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claims, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then such party promptly shall deliver to the other party a written description of said notice or other communication, and documentation of any corrective action or mitigation measures undertaken or requested by such party.

Section 19.5 Periodic Audits. Lessee shall establish and maintain, at its sole cost and expense, a system to assure and monitor continued compliance on the Premises with Environmental Requirements related to Lessee Environmental Activity. No more than once per Lease Year, or at any time Lessor has a reasonable basis for belief that Lessee is in breach of its obligations under this Article 19, Lessor may retain a consultant selected by Lessor to undertake a detailed review of such compliance (the “Environmental Audit”). A copy of the Environmental Audit report shall be promptly supplied to Lessor and Lessee when it becomes available. In the event the Environmental Audit identifies any deficiencies in the compliance of the Premises with Environmental Requirements due to any Lessee Environmental Activity, Lessee shall promptly correct any such deficiencies identified in the Environmental Audit, and document to Lessor that corrective action has been taken. In such event, Lessee shall also reimburse Lessor for the reasonable cost of the Environmental Audit. If the Environmental Audit identifies any such deficiency in compliance of the Premises with Environmental Requirements due to any Lessee Environmental Activity, then, within nine (9) months of the date of the Environmental Audit, Lessor may request a detailed review of the status of such violation by a consultant selected by Lessor (the “Supplemental Audit”). Lessee shall pay for the reasonable cost of any Supplemental Audit. A copy of the Supplemental Audit shall be promptly supplied to Lessor and Lessee when it becomes available.

Section 19.6 Right to Inspect. In addition to Lessor’s rights under Section 19.5 above, Lessor shall have the right to enter and conduct an inspection of the Premises, including invasive tests, at any reasonable time and upon reasonable advance notice, to determine whether Lessee is complying with the terms of this Lease, including but not limited to the compliance of the Premises and the activities thereon with Environmental Requirements and the existence of Environmental Claims as a result of the condition of the Premises or surrounding properties and activities thereon. Lessor shall have the right, but not the obligation, to retain at its expense any independent professional consultant to enter the Premises to conduct such an inspection, and to review any report prepared by or for Lessee concerning such compliance. Lessee hereby grants to Lessor and Lessor’s Agents the right to enter the Premises and to perform such tests on the Premises as are reasonably necessary in the opinion of Lessor to conduct such review and inspections. Except to the extent of Lessor’s gross negligence or willful misconduct in the exercise of its rights under this Section, Lessee hereby waives and releases any claims for damages for any injury or inconvenience to or interference with Lessee’s business at the Premises, any loss of occupancy or quiet enjoyment of the Premises or any other loss, damage, liability or cost occasioned by Lessor’s exercise of the rights reserved to Lessor under, or granted to Lessor pursuant to this Section. Notwithstanding the foregoing, Lessor shall repair any actual damage caused by the exercise of such rights. In no event shall Lessee be entitled to terminate this Lease as a result of Lessor’s exercise of such rights, notwithstanding any possible liability of Lessor for damages as a result of its gross negligence or willful misconduct.

Section 19.7 Right to Remediate. Should Lessee fail to perform or observe any of its obligations or agreements pertaining to Hazardous Substances or Environmental Requirements, then Lessor shall have the right, but not the obligation, without limitation of any other rights of Lessor hereunder, to enter the Premises personally or through Lessor’s Agents and perform the same. Lessee agrees to indemnify Lessor for the costs thereof and liabilities therefrom as set forth above in this Article 19. With respect to any work undertaken by Lessor to remediate the Premises from the effects of Lessee’s Environmental Activity pursuant to this Section 19.7, Lessee shall be named as generator of all Hazardous Substances that are disposed of in connection with the remediation, and all such Hazardous Substances shall be disposed of using Lessee’s hazardous waste generator number.

Section 19.8 Roche Closure Activities. Lessor acknowledges that after the Effective Date, Roche will continue to access and occupy portions of the Premises to perform certain closure work with respect to its prior use of Hazardous Substances (the “Closure Work”) pursuant to a license between Roche and Lessee (the “Roche License”). Lessor agrees that the Roche License shall be deemed a Permitted Sublease pursuant to Section 24.3, and that the presence of the Hazardous Substances that Roche will remediate in connection with the Closure Work shall not be deemed a violation of this Lease so long as Roche is diligently pursuing the Closure Work and completes it within a reasonable time. During the period in which Roche continues to occupy any portion of the Premises pursuant to the Roche License, Lessee shall use commercially reasonable efforts to cause Roche to comply with the requirements of this Article 19 and the other terms and conditions of this Lease in the performance of the Closure Work, and to otherwise conduct the Closure Work in compliance with all Applicable Laws, including Environmental Requirements; provided that Lessee shall remain liable for any breach of the terms and conditions of this Lease by Roche.

Section 19.9 General Provisions.

(a) The obligations of Lessee under this Article 19 shall not be affected by any investigation by or on behalf of Lessor, or by any information which Lessor may have or obtain as a result of any such investigation.

(b) The provisions of this Article 19 shall survive any termination of this Lease.

(c) The provisions of Article 20 (Insurance) shall not limit in any way Lessee’s obligations under this Article 19; provided that the provisions of Section 20.2(f) shall apply.

ARTICLE 20. INSURANCE

Section 20.1 Required Insurance. At all times during the Term and at its sole cost and expense, Lessee shall obtain and keep in force for the benefit of Lessee and Lessor the following insurance:

(a) Property Insurance. All risk, fire, earthquake, flood and other perils, including extended coverage insurance on all Improvements. The amount of such insurance shall be the Full Insurable Replacement Value. Each such policy shall specify that proceeds shall be payable whether or not any improvements are actually rebuilt. Each such policy shall include an endorsement protecting the named and additional insureds against becoming a co-insured under the policy.

“Full Insurable Replacement Value” means 100% of the actual costs to replace the Improvements (without deduction for depreciation but with standard exclusions such as foundations, excavations, paving and landscaping, as applicable to specific perils), including the costs of demolition and debris removal and including materials and equipment not in place but in transit to or delivered to the Premises. The Full Insurable Replacement Value initially shall be determined at Lessee’s expense by an appraiser or an insurer, selected by Lessee and acceptable to Lessor. Lessor or Lessee may at any time, but not more frequently than once in any twelve (12) month period, by written notice to the other, require the Full Insurable Replacement Value to be redetermined, at Lessee’s expense, by an appraiser or insurer selected by Lessee and reasonably acceptable to Lessor. Lessee shall maintain coverage at the current Full Insurable Replacement Value throughout the Term, subject to reasonable deductibles approved by Lessor pursuant to Section 20.2(a).

(b) Rental and Business Interruption Insurance. Insurance against loss of rental from the Premises, under a rental value insurance policy, or against loss from business interruption under a business interruption policy, covering risk of loss due to causes insured against under subsection (a), in an amount not less than twelve (12) months of projected revenues from the Premises.

(c) Worker’s Compensation and Employer’s Liability Insurance. Worker’s Compensation Insurance in the amounts and coverages required under worker’s compensation, disability and similar employee benefit laws applicable to the Premises, and Employer’s Liability Insurance with limits not less than $1,000,000 or such higher amounts as may be required by law.

(d) Commercial General Liability Insurance. Commercial general liability insurance through one or more primary and umbrella liability policies covering the use and occupancy of the Premises and insuring against claims for personal injury, property damage and other covered loss (however occasioned) occurring on the Premises during the policy term. Such coverage shall be written on an “occurrence” form, with such limits as may be reasonably required by Lessor from time to time, but in any event not less than $10,000,000, combined single limit and annual aggregate for the Premises, which Lessee shall increase as necessary during the Term to maintain adequate coverage over time that is comparable to the requirements in effect as of the execution of this Lease. Such insurance shall include broad form contractual liability coverage to insure the performance by Lessee of the indemnity agreements and other obligations contained in this Lease. If any governmental agency or department requires insurance or bonds with respect to any proposed or actual use, storage, treatment or disposal of Hazardous Substances by Lessee or any of Lessee’s Agents, Lessee shall be responsible for such insurance and bonds and shall pay all premiums and charges connected therewith; provided, however, that this provision shall not and shall not be deemed to modify the provisions of this Article 20.

Such insurance shall (i) delete any employee exclusion on personal injury coverage; (ii) include employees as additional insureds; (iii) provide blanket contractual coverage, including liability assumed by and the obligations of Lessee under Article 21 for personal injury, death and/or property damage; (iv) provide Products and Completed Operations and Independent Contractors coverage and Broad Form Property Damage liability coverage without exclusions for collapse, explosion, demolition, underground coverage and excavating, including blasting; (v) provide automobile liability coverage for owned, non-owned and hired vehicles; (vi) provide liability coverage on all mobile equipment used by Lessee; and (vii) include a cross liability endorsement (or provision) permitting recovery with respect to claims of one insured against another. Such insurance shall insure against any and all claims for bodily injury, including death resulting therefrom, and damage to or destruction of property of any kind whatsoever and belonging to any party, arising from Lessee’s operations hereunder and whether such operations are performed by Lessee or any of its contractors, subcontractors, or by any other person.

(e) Other. All other insurance that Lessee is required to maintain under Applicable Laws.

Section 20.2 Policy Form and General.

(a) All of the insurance policies required under this Lease, including without limitation, under the provisions of Article 12 and this Article 20, and all renewals thereof shall be issued by one or more companies of recognized responsibility, authorized to do business in California with a financial rating of at least a Class A- (or its equivalent successor) status, as rated in the most recent edition throughout the Term of Best’s Insurance Reports (or its successor, or, if there is no equivalent successor rating, otherwise reasonably acceptable to Lessor). Except as otherwise provided herein, the proceeds of all property damage and builder’s risk policies of insurance shall be payable to Lessor for application in accordance with this Lease. Any loss adjustment or disposition of insurance proceeds by the insurer shall require the written consent of Lessor for losses in excess of One Hundred Thousand Dollars ($100,000), such consent not to be unreasonably withheld or delayed. All property insurance hereunder shall name Lessor as an additional insured. All liability insurance shall name as additional insureds Lessor, and its directors, trustees, officers, agents, and employees, and such other parties as Lessor reasonably may request, and shall include an “additional insured” endorsement for lessors of property. Any deductibles or self-insurance retention for any of the foregoing insurance must be agreed to in advance in writing by Lessor, in its reasonable discretion. All deductibles and self-insurance retention shall be paid by Lessee. All insurance of Lessee shall be primary coverage.

(b) Each policy of property insurance and all other policies of insurance on the Improvements and/or the Premises which shall be obtained by Lessee, whether required by the provisions of this Lease or not, shall be made expressly subject to the provisions of this Article

20. All policies provided for herein expressly shall provide that such policies shall not be canceled, terminated or materially altered without thirty (30) days’ prior written notice to Lessor. Each policy, or a certificate of the policy executed by the insurance company evidencing that the required insurance coverage is in full force and effect, shall be deposited with Lessor on or before the date of this Lease, shall be maintained throughout the Term, and shall be renewed not less than fifteen (15) days before the expiration of the term of the policy. Except for specific provisions described herein, no policy shall contain any provisions for exclusions from liability and no exclusion shall be permitted in any event if it conflicts with any coverage required hereby, and, in addition, no policy shall contain any exclusion from liability for personal injury or sickness, disease or death or which in any way impairs coverage under the contractual liability coverage described above.

(c) If either party shall at any time deem the limits of any of the insurance described in this Lease then carried or required to be carried to be either excessive or insufficient, that party shall deliver written notice to the other, and the parties shall endeavor to agree upon the proper and reasonable limits for such insurance then to be carried and such insurance shall thereafter be carried with the limits thus agreed upon until further change pursuant to the provisions of this subsection. If the parties shall be unable to agree on the proper and reasonable limits for such insurance after thirty (30) days of good faith negotiations, then such limits shall be determined pursuant to the provisions of Article 37. The decision of the arbitrator as to such limits for such insurance then to be carried shall be binding upon the parties and such insurance shall be carried with the limits as thus determined until such limits shall again be changed pursuant to the provisions of this subsection. The expenses of the prevailing party in connection with any such arbitration shall be paid by the other party within thirty (30) days after the decision in such arbitration proceeding.

(d) No approval by Lessor of any insurer, or the terms or conditions of any policy, or any coverage or amount of insurance, or any deductible amount shall be construed as a representation by Lessor of the solvency of the insurer or the sufficiency of any policy or any coverage or amount of insurance or deductible, and Lessee assumes full risk and responsibility for any inadequacy of insurance coverage or any failure of insurers.

(e) Should Lessee fail to take out and keep in force each insurance policy required under this Article 20, or should such insurance not be reasonably approved by Lessor and should Lessee not rectify the situation within five (5) business days after written notice from Lessor to Lessee, Lessor shall have the right, without assuming any obligation in connection therewith, to purchase such insurance at the sole cost of Lessee, and all costs incurred by Lessor shall be payable to Lessor by Lessee within thirty (30) days after demand as Additional Rent and without prejudice to any other rights and remedies of Lessor under this Lease.

(f) Notwithstanding anything to the contrary contained herein, to the extent permitted by their respective policies of insurance and to the extent of insurance proceeds received (or which would have been received had the party carried the insurance required by this Lease) with respect to the loss, Lessor and Lessee each hereby waive any right of recovery against the other party and against any other party maintaining a policy of insurance with respect to the Premises or the Improvements or any portion thereof for any loss or damage sustained by such other party with respect to the Premises or the Improvements, or any portion thereof, or the contents of the same or any operation therein, whether or not such loss is caused by the fault or negligence of such other party. Either party shall notify the other party if the policy of insurance carried by it does not permit the foregoing waiver.

ARTICLE 21. INDEMNITY AND RELEASE

Section 21.1 Indemnity. Lessee shall indemnify, protect, defend and save and hold harmless the Lessor Released Parties from and against, and shall reimburse the Lessor Released Parties for, any and all claims, demands, losses, damages, costs, liabilities, causes of action and expenses, including, without limitation, reasonable attorneys’ fees and expenses (collectively, “Claims”) incurred in any way in connection with or arising from, in whole or in part, the following: (a) any default by Lessee or Roche in the observance or performance of any of the terms, covenants or conditions of this Lease (or the Original Lease, as applicable) on Lessee’s part to be observed or performed; (b) the use, occupancy or manner of use or occupancy of the Premises by Lessee, Lessee’s Agents, Roche, Roche’s Agents, or any other person or entity claiming by, through or under Lessee or Roche during the Term; (c) the conduct or management during the Term of any work or thing done in or on the Premises by Lessee, Roche, Lessee’s Agents, Roche’s Agents, or any other person or entity claiming by, through or under Lessee or Roche; (d) the design, construction, removal, financing, maintenance or condition of the Improvements, the MDA Improvements, or any Additional Improvements and Alterations constructed during the Term; (e) the condition of the Premises during the Term; (f) any actual or alleged acts, omissions, or negligence of Lessee, Lessee’s Agents, Roche or Roche’s Agents, in, on or about the Premises or any other of Lessor’s lands; (g) any Lessee Environmental Activity during the Term; (h) any accident or other occurrence on the Premises from any cause whatsoever during the Term; and (i) Lessee’s failure to surrender possession of all or any part of the Premises after the Termination Date, whether with or without Lessor’s written consent, including without limitation Claims incurred in connection with prospective or actual successor tenants, lost rents, and lost development opportunities. In case any claim, action or proceeding be brought, made or initiated against a Lessor Released Party relating to any of the above described events, acts, omissions, occurrences, or conditions, Lessee, upon notice from such Lessor Released Party, shall at its sole cost and expense, resist or defend such claim, action or proceeding by attorneys reasonably approved by such Lessor Released Party. Notwithstanding the foregoing, Lessee’s indemnity shall not apply to the extent of Lessor’s breach of its obligations under this Lease, any Active Negligence or willful misconduct of Lessor or Lessor’s Agents, or to the extent that the circumstance giving rise to the Claim occurs after the expiration or termination of the Term; provided that Lessee’s indemnity shall continue during any period after the expiration or termination of the Term during which Lessee remains in possession of the Premises, or during which Lessee is continuing to perform obligations under this Lease requiring Lessee’s (or its Agents’) presence on the Premises, or during which Lessee maintains equipment on the Premises (e.g. environmental monitoring or remediation equipment).

Section 21.2 Lessee’s Assumption of Risk and Waiver. As a material part of the consideration to Lessor for entering into this Lease, Lessee agrees that no Lessor Released Party shall be liable to Lessee for, and Lessee expressly assumes the risk of and waives, releases and discharges all Lessor Released Parties from any and all claims, damages, liabilities, costs and expenses of any kind or nature relating in any manner, directly or indirectly, in whole or in part, to the Premises or this Lease, whether resulting from any act or omission of Lessor or from any other cause whatsoever, including without limitation: (a) the performance of any public or quasi public works on or near the Premises; (b) any loss or theft of, or damage to, any Improvements or personal property; (c) any act or omission of any person accessing the Premises pursuant to an easement or right of entry reserved under this Lease or implied by Applicable Law; and (d) any past, present or future aspect, feature, characteristic, circumstance or condition arising out of or in connection with the Premises, including without limitation any circumstances or conditions arising prior to the Effective Date; provided, however, that this assumption of risk and waiver and release shall not apply to the gross negligence, willful misconduct or failure by Lessor to comply with any of its express obligations under this Lease. Without limiting the generality of the foregoing provisions of this Section 21.2, and notwithstanding anything to the contrary elsewhere in this Lease, Lessor shall not under any circumstances whatsoever be liable to Lessee for: (i) consequential damages; or (ii) interference with light or other incorporeal hereditaments. The provisions of this Section 21.2 shall survive the expiration or earlier termination of this Lease.

Section 21.3 Limited Recourse.

(a) In no event shall Lessor’s trustees, officers, directors or employees have any personal liability to Lessee under this Lease, and Lessor’s liability under this Lease for all claims Lessee may have against Lessor shall not exceed an amount equal to the value of the Lessor’s interest in the Premises. The parties agree that such value is based on the sum of the present value of (i) Lessor’s reversionary fee interest in the Premises, and (ii) the rental income to be earned by Lessor during the remaining Term (measured at the time of any judgment).

(b) In no event shall any shareholder, investor, partner, employee, officer or director of Lessee have any personal liability under this Lease.

ARTICLE 22. APPROPRIATION, DAMAGE OR DESTRUCTION

Section 22.1 No Termination, No Effect on Rental Obligation. No Appropriation nor any loss or damage by any casualty resulting in either partial or total destruction of the Premises, the Improvements or any other property on the Premises shall, except as otherwise provided herein, operate to terminate this Lease. Except as expressly provided herein, no such Appropriation, loss or damage shall affect or relieve Lessee from Lessee’s obligation to pay Rent, and in no event shall Lessee be entitled to any proration or refund of Rent paid hereunder. Unless this Lease is terminated pursuant to and in accordance with this Article 22, and except as expressly provided in Section 22.3 below with respect to reduction of Rent in the event of a partial Appropriation, no such Appropriation, loss or damage shall relieve or discharge Lessee from the payment of Rent, or from the performance and observance of any of the agreements, covenants and conditions herein contained on the part of Lessee to be performed and observed. Lessee hereby expressly waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code, or any amendments thereto or any similar law, statute or ordinance now or hereafter in effect.

Section 22.2 Evaluation of Effect of Damage or Appropriation. Upon the occurrence of any event of damage or destruction to the Premises or the Improvements or any portion thereof during the Term, Lessee shall promptly undertake to determine the extent of the same and the estimated cost and time to repair and restore the Improvements in accordance with the provisions of this Lease. Lessee shall notify Lessor of its estimation of such cost and time not later than sixty (60) days after the occurrence of the damage or destruction. Upon any Appropriation of less than the entire Premises, Lessee shall promptly undertake to determine the effect of such Appropriation on the remaining portion of the Premises and the function of the Premises and, if this Lease is not terminated pursuant to and in accordance with this Article 22, the cost and time to make any repairs and Alterations to the remaining portion of the Premises necessary in order for the Premises to be restored to an economically viable whole capable of operation in accordance with this Lease. Lessee shall notify Lessor of its estimation of such cost and time not later than sixty (60) days after the occurrence of the Appropriation.

Section 22.3 Partial Appropriation; Amendment; Duty to Restore. If less than the entire Premises is subject to an Appropriation and this Lease is not terminated by either party pursuant to and in accordance with this Article 22, this Lease shall be deemed terminated as to the part so Appropriated as of the date of Appropriation and shall be deemed amended, effective as of the effective date of such Appropriation, such that the definition of the “Premises” shall include only that portion of the Premises that is not subject to such Appropriation. As of the effective date of such Appropriation, the Minimum Annual Rent and MDA Rent shall be adjusted proportionately, based on the portion of the Premises that has been Appropriated and the value of such portion. Lessee, as promptly as practicable and with all due diligence, shall cause the repair or reconstruction of or the making of Alterations to the Improvements as necessary to restore the Improvements to an economically viable whole capable of operation in accordance with this Lease.

Section 22.4 Damage or Destruction; Duty to Restore. If the Premises or the Improvements, or any portion thereof, are damaged or destroyed at any time during the Term and this Lease is not terminated by either party pursuant to and in accordance with this Article 22, Lessee, as promptly as practicable and with all due diligence (given the time required to obtain insurance proceeds and to obtain construction permits), shall cause the repair, reconstruction and replacement of the Improvements as nearly as possible given the circumstances and then-Applicable Law to their condition immediately prior to such damage or destruction and, except as otherwise approved in writing by Lessor or precluded by then-Applicable Law, to their same general appearance. Notwithstanding the foregoing, Lessee shall have the right to elect not to restore any building that is damaged where the cost to repair and restore such building to substantially the same condition as existed immediately prior to such damage exceeds thirty-three percent (33%) of the Full Insurable Replacement Value of such building and the damage is not covered by special form insurance which Lessee is required to maintain under this Lease (not including the amount of any deductible); provided, however, that Lessee shall be obligated to repair or restore the Premises such that at least seventy-five percent (75%) of the square footage comprising the Improvements in existence immediately prior to such damage (the “Pre-Existing Square Footage”) is available for occupancy. If Lessee elects not to restore any such building(s) pursuant to the foregoing right, then the following shall apply: (a) Lessee shall cause such building(s) to be demolished and removed in accordance with Applicable Law, and shall clear, level and landscape the area of such building(s) in a manner comparable to the remainder of the Premises; and (b) the amount of Minimum Annual Rent shall not be changed or abated. In addition, if any damage or destruction occurs that is not covered by special form insurance which Lessee is required to maintain under this Lease (not including the amount of any deductible) and there is less than fifteen (15) but more than five (5) years remaining in the Term, then

(a) Lessee shall be obligated to repair and restore the Premises pursuant to this Article 22 (such that at least seventy-five percent (75%) of the Pre-Existing Square Footage is available for occupancy) only in the event Lessor agrees to extend the Term so that twenty (20) years remains in the Term as of the date such restoration of the Premises is completed, which Lessor may elect in its sole discretion; and

(b) if Lessor elects not to so extend the Term, Lessee shall: (i) make such repairs as may be necessary to place the Premises in a safe condition by repairing any partially damaged buildings and demolishing any buildings that cannot be repaired, (ii) clear, level and landscape the area of any demolished buildings, and (iii) remove any debris (including without limitation, any Hazardous Substances resulting from the casualty); provided, however, that in the event Lessee does not restore the Improvements (such that at least seventy-five percent (75%) of the

Pre-Existing Square Footage is available for occupancy) within eighteen (18) months after the date of such damage (subject to extension for Force Majeure), Lessor may terminate this Lease upon ninety (90) days notice to Lessee; provided, further however, that if Lessor fails to exercise its right to terminate this Lease under the foregoing provisions of this clause (b) on or before the date which is ninety (90) days after the earlier of (A) the date of the expiration of such eighteen (18) month period, as same may be extended for Force Majeure, or (B) the date of written notice from Lessee that Lessee does not intend to so restore the Premises, then Lessor shall be deemed to have waived its right to terminate this Lease pursuant to this clause (b).

Section 22.5 Performance of Repairs and Restoration. All repairs and restoration shall be performed in accordance with the provisions of Article 12 of this Lease (as applicable). Except as otherwise provided herein, all insurance proceeds and all Awards received by or payable to any party with respect to any casualty or to the repairs needed to repair the Premises following a partial Appropriation (except proceeds of insurance carried by subtenants under Permitted Subleases covering loss or damage of their personal property), less actual costs and expenses incurred in connection with the collection thereof, shall be applied to the costs of repair and restoration (or demolition) of the Premises and the Improvements in accordance with the provisions of this Article 22 and in compliance with Article 12 (as applicable). All such insurance proceeds shall be held by Lessee (if and for so long as Lessee is the original Lessee named in this Lease or an Affiliate thereof, and otherwise such proceeds shall be held by a trust company reasonably satisfactory to Lessor and Lessee), or at the request of the holder of any Leasehold Mortgage, by a trust company reasonably satisfactory to Lessor and such holder. Insurance proceeds shall be made available to Lessee in monthly draws during the repair of the Premises, which shall be available upon submission by Lessee of written request accompanied by reasonably detailed invoices and customary lien releases from Lessee’s contractor. Lessee shall pay any amount by which the Award or insurance proceeds received by Lessee as a result of the applicable damage or Appropriation, less the costs and expenses incurred in connection with the collection thereof, are insufficient to pay the entire cost of such repair and restoration.

Section 22.6 Option to Terminate Upon Damage or Destruction. Notwithstanding any provision hereof to the contrary, in the event of (a) any damage to or destruction of the Premises or the Improvements or any portion thereof at any time during the Term and the cost to repair and restore the same to substantially the same condition as existed immediately prior to such occurrence is reasonably estimated to exceed thirty-three percent (33%) of full replacement cost of all Improvements on the Premises and is not covered by any insurance obtained or required to be obtained by Lessee pursuant to Article 20, (b) any damage to or destruction of the Premises or the Improvements occurring during the last five (5) Lease Years, or (c) any damage to or destruction of the Premises or the Improvements costing more than thirty-three percent (33%) of the full replacement cost of the Improvements, which Lessee is unable to repair or restore within five (5) years after the date of the casualty (despite diligent efforts to do so) due to the physical condition of the Premises or governmental restrictions, then Lessee shall have the option to terminate this Lease, exercisable as provided below.

Section 22.7 Option to Terminate upon Appropriation. If during the Term the entire Premises or such portion thereof shall be Appropriated such that the Appropriation makes the continued operation of the remaining portion of the Premises not capable of being restored to an economically viable whole for the purposes permitted hereunder, then, in either such case, Lessee shall have the option to terminate this Lease.

Section 22.8 Termination; Lessee’s Obligation to Restore. Lessee may exercise its option to terminate this Lease during the Term pursuant to this Article 22 by giving written notice to Lessor within ninety (90) days after the occurrence of the event of damage or destruction, any other date that triggers Lessee’s termination right, or the Appropriation, as the case may be. If Lessee elects to terminate this Lease pursuant to this Article 22, Lessee shall surrender the Premises to Lessor in accordance with the provisions of Article 28, except to the extent the damage or destruction prevents Lessee from so doing, shall demolish any partially destroyed Improvements, and shall make such other repairs as may be necessary to place the Premises in a safe condition, remove any debris and clean and level the area of any demolished buildings (it being agreed, however, that Lessee shall not be required to landscape the area of any demolished buildings in the case of termination of this Lease). Lessee’s obligations under this Article 22 shall survive the termination of this Lease. All proceeds of insurance payable with respect to damage to, or destruction of the Improvements and other property located on the Premises, after payment of costs and expenses of collection thereof, shall first be applied to the costs of any demolition, removal, restoration, and remediation required under this Article 22, depending on the extent of the damage or destruction, with the balance, if any, of such insurance proceeds, to be distributed as provided in Section 22.10. All Awards with respect to Lessee’s interests with respect to such Appropriation shall be distributed as provided in Section 22.10. Notwithstanding any provision hereof to the contrary, if Lessee elects to not restore any portion of the Premises pursuant to its rights under this Article 22, or Lessee or Lessor elects to terminate this Lease pursuant to their respective rights under this Article 22, then all insurance proceeds with respect to the applicable fire or other casualty, less the amount, if any, required to cure any default on the part of Lessee with respect to its obligations under the foregoing provisions of this Article 22 in connection with the applicable fire or other casualty shall belong (and be paid) to Lessee.

Section 22.9 Determination of Award. The amount of the Award due to Lessor and Lessee as a result of Appropriation shall be separately determined by the court having jurisdiction over such proceedings based on the following: Lessor shall be entitled to that portion of the Award attributable to the value of the fee interest in the Premises (or portion thereof subject to Appropriation, in case of a partial Appropriation) subject to this Lease, and to the value of Lessor’s reversionary interest in the Improvements (or portion thereof subject to Appropriation, in case of a partial Appropriation), as determined by the court; Lessee shall be entitled to that portion of the Award attributable to the value of Lessee’s leasehold interest in the Premises (or portion thereof subject to Appropriation, in case of a partial Appropriation) and to the value of Lessee’s interest in the Improvements (or portion thereof subject to Appropriation, in case of a partial Appropriation), as determined by the court.

Section 22.10 Excess Proceeds and Awards for Lessee’s Interests. If the total Award made in connection with any Appropriation for Lessee’s interests, and for severance damages to both Lessee’s and Lessor’s interests, exceeds the amount necessary to repair, restore, reconstruct or demolish the Improvements to the extent required under this Article 22 in a case where this Lease is not terminated, or if there are proceeds of insurance in excess of that required to repair, restore, reconstruct or demolish the Premises and the Improvements to the extent required under this Article 22, upon receipt by Lessor of satisfactory evidence that the work of repair, restoration, reconstruction or demolition required under this Article 22 has been fully completed to the extent required under this Section 22 and paid for in accordance with the provisions of Article 12 and that the last day for filing any mechanic’s or materialmen’s liens has passed without the filing of any, or if filed, any such lien has been released, any remaining Award or proceeds of insurance shall be paid to Lessee and the holders of Leasehold Mortgages as their interests may appear. In case of an Award with respect to Lessee’s interests with respect to an Appropriation in a case where this Lease is terminated, any such Award shall be paid to Lessee and the holders of Leasehold Mortgages as their interests may appear.

Section 22.11 Right to Participate in Settlement. Except for any damage or Appropriation occurring during the Entitlement Period, Lessor and Lessee shall both have the right to participate in the settlement or compromise of any insurance proceeds and Awards. To the extent applicable, if in any Appropriation the court does not make the allocation of Awards referred to in Section 22.10, the parties shall endeavor to agree upon the proper and reasonable allocation of Awards. If the parties have been unable to agree on the proper and reasonable allocation of Awards after thirty (30) days of good faith negotiations, then such allocation shall be determined by submitting the dispute to arbitration pursuant to Article 37, and the arbitration shall be final and binding upon both parties. The costs and expenses of the prevailing party in connection with any such arbitration shall be paid by the other party within thirty (30) days after the decision in such arbitration proceeding.

Section 22.12 Emergency Repairs. If a casualty occurs there is a substantial possibility that immediate emergency repairs will be required to eliminate defective or dangerous conditions and to comply with Applicable Laws pending settlement of insurance claims and prior to procuring bids for performance of restoration work. Notwithstanding any other provision of this Article 22 to the contrary, Lessee shall promptly undertake such emergency repair work after a casualty as is necessary or appropriate under the circumstances to eliminate defective or dangerous conditions and to comply with Applicable Laws and any proceeds of insurance shall first be applied to reimburse Lessee for the cost of such emergency repair work.

ARTICLE 23. ASSIGNMENT

Section 23.1 Consent Required. Except as otherwise permitted in this Article 23 or in Articles 24 or 25, Lessee shall not directly or indirectly, in whole or in part, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate its interest in or rights with respect to the Premises or Lessee’s leasehold estate therein or the Improvements (any of the foregoing being herein referred to as a “Transfer”) without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Any sale or other transfer of voting stock, partnership interests or membership interests, or any consolidation or reorganization that results in a change in control of Lessee, shall be deemed a Transfer hereunder; provided, however, that the sale of voting stock of Lessee shall not be deemed a Transfer if Lessee is a publicly traded company, nor shall any assignment by Lessee to an Affiliate of Lessee or to a successor-in-interest to Lessee that acquires Lessee through a merger or sale of substantially all of the assets of Lessee be deemed a Transfer hereunder. For this purpose, “control” shall mean the sale or other transfer of more than fifty percent (50%) of the beneficial interest in Lessee, whether directly or by sales or transfers of underlying interests, and whether in a single transaction or a series of transactions. Lessor shall approve or disapprove any proposed Transfer within fifteen (15) business days after receipt of Lessee’s written request for approval (except as otherwise provided in Section 23.5), which request shall be deemed complete and delivered only if it (a) identifies the proposed assignee, (b) includes a copy of the proposed assignment documentation, and (c) includes reasonably detailed information regarding the financial condition of the proposed assignee.

Section 23.2 Conditions to Approval. Without limiting any other reasonable basis for denial of consent to a Transfer, Lessee agrees that it shall be conclusively presumed to be reasonable for Lessor to consider the following requirements in determining whether or not to consent to a proposed Transfer:

(a) No Event of Default shall have occurred and remain uncured under this Lease;

(b) Lessee shall have complied with all provisions of this Article 23, including Section 23.5;

(c) The use of the Premises by the transferee shall comply with the provisions of this Lease and shall not materially increase the risk of an Environmental Claim arising from any Lessee Environmental Activity to be conducted by the transferee at the Premises;

(d) The proposed transferee shall be (or shall commit to hiring a manager or operator that is) experienced in the ownership, management and operation of First Class properties similar to the Premises,

(e) The proposed transferee shall not have filed a petition in bankruptcy, insolvency, reorganization, readjustment of debt, dissolution or liquidation under any law or statute of any government or any subdivision within five (5) years prior to the date of the proposed Transfer;

(f) The proposed transferee shall not (i) be under formal investigation by the Securities and Exchange Commission (the “SEC”) or subject to any SEC proceedings disclosed (or required to be disclosed) on the proposed transferee’s periodic filings with the SEC on the date of the proposed transfer or (ii) subject to a material enforcement action issued by the SEC against the proposed transferee within two (2) years prior to the date of the proposed Transfer;

(g) The proposed transferee shall not have been a party to litigation adverse to Lessor, or the subject of any default proceedings instituted by Lessor as landlord of property leased by the proposed transferee; and

(h) The proposed transferee shall be capable financially of performing Lessee’s obligations under this Lease and all other obligations relating to the Premises.

Section 23.3 Assumption in Writing. Upon any Transfer, Lessee shall deliver to Lessor a fully executed copy of the assignment instrument, pursuant to which the proposed transferee shall unconditionally assume and agree to perform and observe all covenants and conditions to be performed and observed by Lessee under this Lease. The consent by Lessor to any Transfer shall not relieve Lessee from the obligation to obtain Lessor’s express consent to any other Transfer requiring Lessor’s consent. Any Transfer or attempted Transfer that fails to comply with this Article 22 shall be void and, at the option of Lessor, shall constitute an Event of Default. No Transfer shall relieve Lessee from liability under this Lease.

Section 23.4 Entire Interest. Lessee shall not be entitled to Transfer less than all of its interest under this Lease or to Transfer its title to the Improvements separately from its interest under this Lease.

Section 23.5 Lessor’s Rights of First Offer and First Re Offer.

(a) Right of First Offer. If Lessee desires to enter into a Transfer, it shall first, before commencing any marketing activity in anticipation of a Transfer, deliver to Lessor a written offer (the “Offer”) setting forth all the material terms and conditions upon which Lessee proposes to Transfer its interest and offering to enter into a Transfer with Lessor on the same terms and conditions (except that if the terms and conditions include financing, Lessor shall have the option to acquire Lessee’s interest for all cash). Lessor shall have thirty (30) days after receipt in which to accept the Offer by written notice to Lessee. If Lessor does not give Lessee written notice accepting the Offer within the 30 day period, Lessee may at any time within the 9-month period after the expiration of the 30 day period, subject to all of the applicable terms and conditions of this Article 23, enter into a letter of intent or lease assignment for the Transfer of its interest to a third party without reoffering the interest to Lessor, provided that the terms and conditions of such Transfer shall not be “materially more favorable” to the Transferee (as defined in Section 23.5(b)) than those set forth in the Offer, and, if Lessee shall have entered into a letter of intent but not a lease assignment within such nine (9) month period, Lessee shall proceed diligently to the execution of assignment documents as soon as reasonably possible after the expiration of such 9-month period. If Lessee does not enter into a letter of intent or lease assignment for a Transfer before the expiration of the aforesaid 9-month period, but Lessee still desires to enter into a Transfer, Lessee shall again deliver to Lessor an Offer in accordance with this Section 23.5(a) (but offering the interest to Lessor on the same terms as were being offered to a third party), and Lessor shall have the right of first offer for another period of thirty (30) days after receipt of such Offer. This right of first offer shall be ongoing, and shall apply to all Transfers proposed at any time during the Term.

(b) Right of Re-Offer. If Lessee proposes to enter into a Transfer at any time within the nine-month period after delivery of the Offer on terms and conditions materially more favorable to the proposed Transferee than those contained in the Offer, Lessee shall again deliver to Lessor an Offer in accordance with Section 23.5(a), offering the interest to Lessor on the more favorable terms, and Lessor shall have fifteen (15) business days after receipt of the better Offer to accept such Offer by written notice to Lessee. For purposes of this Lease, the terms and conditions shall be “materially more favorable” if, taking into account all terms and conditions which would affect the economics of the proposed Transfer, they would have an aggregate economic value to Lessee that is equal to or lower than 95% of the economic value of the original Offer made by Lessee to Lessor. This right of re-offer shall be ongoing, and shall apply to all Transfers proposed at any time during the Term.

(c) Documentation and Closing of Transfer. If Lessor accepts an Offer, Lessor and Lessee shall work in good faith to complete a purchase and sale contract, together with such other appropriate documentation as may be necessary to effect the Transfer to Lessor, within forty-five (45) days after Lessor’s written notice of acceptance of the Offer, and to close such Transfer within ninety (90) days after Lessor’s written notice of acceptance of the Offer; provided, however, that the closing date may be extended for an additional thirty (30) days by Lessor in the event Lessor identifies a commercially reasonable due diligence item that requires more time to resolve. If Lessor accepts such Offer, Lessor shall promptly commence and diligently pursue its due diligence investigations. The Transfer shall be consummated by Lessor’s payment of the required consideration and Lessee’s delivery to Lessor of such documentation as Lessor may elect consistent with the Offer, which may consist, at Lessor’s election, of: (i) the documentation provided for in Section 28.2 in the case of a termination of this Lease; or (ii) (A) an assignment of lease, in recordable form, assigning to Lessor or its nominee all of Lessee’s right, title and interest in, to and under the Lease, free and clear of any and all Liens except for title exceptions existing as of the Commencement Date or as otherwise permitted hereunder, (B) a good and sufficient assignment of all of Lessee’s rights as landlord under any Permitted Subleases and such other agreements as Lessor may elect, and (C) a quitclaim deed to the Improvements. Lessor may elect, in its sole discretion, to assign its rights hereunder to an affiliate or nominee.

(d) Transfer to an Affiliate. Notwithstanding anything to the contrary contained herein, the provisions of this Section 23.5 shall not apply to any transaction that is permitted under Section 23.1 without Lessor’s consent.

ARTICLE 24. SUBLETTING

Section 24.1 Conditions to Subletting. Notwithstanding the provisions of Article 23 regarding Transfers, Lessee may enter into subleases for portions of the Premises subject to the following conditions:

(a) Lessee shall obtain the prior written consent of Lessor, which consent shall not be unreasonably withheld, provided that if all other conditions of this Article 24 are satisfied, it shall be presumed unreasonable to withhold such consent (absent extraordinary circumstances justifying denial of such consent); provided, however, if the sublease is to an Affiliate of Lessee, in which case Lessee shall provide notice of such sublease to Lessee, and the other terms and conditions of this Section 24.1 shall apply to such sublease other than those set forth in subparts (j) and (k) below, but Lessee shall have no obligation to obtain Lessor’s consent;

(b) no rent paid to Lessee under any sublease shall be based in whole or in part on the subtenant’s net income or profits;

(c) no sublease shall relieve Lessee from the performance of any of its obligations under this Lease;

(d) no sublease shall extend beyond the expiration date of the Term of this Lease;

(e) each sublease shall be subject to and subordinate to the terms, covenants and conditions of this Lease and the rights of Lessor hereunder, including the use restrictions contained in Article 10 hereof;

(f) each sublease shall contain a provision that upon any termination or surrender of this Lease, either such sublease shall terminate, or, at Lessor’s sole option, such sublease shall continue in full force and effect and the subtenant shall attorn to, or, at Lessor’s option, enter into a direct lease on identical terms with, Lessor;

(g) each sublease shall prohibit prepayment of rent thereunder (except for security for the payment of rent) in an amount exceeding twelve (12) months’ rent;

(h) the subtenant’s proposed use of its space shall be permitted under this Lease and shall not materially increase the risk of an Environmental Claim arising from any Lessee Environmental Activity to be conducted by such subtenant at the Premises (it being the understanding of the parties that if Lessor approves a sublease to a research and development user, it shall be reasonable for Lessor to condition such consent on the subtenant agreeing to additional environmental requirements normally contained in Lessor’s leases of research and development space (i.e. specific approval of any Hazardous Substances to be used in the Premises, the requirement of an annual inventory of Hazardous Substances, and requirements for permitting and closure);

(i) Lessor may reasonably consider the requirements set forth in Section 23.2(f) and (g);

(j) for any sublease of over 100,000 rentable square feet, the subtenant shall demonstrate financial responsibility and resources reasonably satisfactory to Lessor (taking into consideration Lessee’s continuing primary liability under this Lease, the term of the sublease and the amount of space being subleased); provided that Lessor shall have no right to base its decision on the rent to be charged to the subtenant and Lessee may redact the rent information from any documents submitted to Lessor;

(k) if the sublease is for twenty-five percent (25%) or more of the Premises, Lessee shall have complied with the requirements of Section 24.4 below;

(l) if the subtenant’s proposed use of its space is primarily Non-R&D Use, such Non-R&D Use must be in compliance with the requirements of Section 10.2 above; and

(m) the subtenant shall execute Lessor’s then-current form of environmental release, which provides for a full release of Lessor from any liability to the subtenant arising out of or relating to the environmental condition of the Premises.

Section 24.2 Required Information; Lessor’s Response. Lessor agrees to approve or disapprove any proposed sublease within twenty (20) business days after Lessee’s written request for approval, which request shall (a) identify the proposed subtenant and the subtenant’s proposed use of its space, (b) state that the proposed sublease meets the conditions set forth in Section 24.1 above, (c) include the proposed form of sublease, (d) include information regarding the financial condition of the proposed subtenant, and (e) include such other information as is reasonably necessary to respond to the requirements of Section 24.1, or otherwise to allow Lessor to reasonably evaluate the proposed subtenant. With respect to any Major Sublease, Lessee acknowledges that it is also required to comply with the requirements of Section 24.4 below before submitting a request for approval with respect to such Major Sublease, and nothing contained in this Section 24.2 shall relieve Lessee from the obligation to do so.

Section 24.3 Permitted Sublease. Any sublease entered into by Lessee in accordance with the provisions of this Article 24 is herein referred to as a “Permitted Sublease”. Lessee shall provide Lessor with a fully executed copy of each Permitted Sublease promptly upon execution, without redaction of rent information. Within thirty (30) days after written demand by Lessor, Lessee shall furnish Lessor a schedule, certified by Lessee as true and correct, setting forth all Permitted Subleases then in effect, including in each case the name of the subtenant, a description of the space subleased, the annual rental payable by such subtenant, a list of the Permitted Subleases, if any, that have been assigned to any Leasehold Mortgagee as additional security, and any other information reasonably requested by Lessor with respect to the Permitted Subleases.

Section 24.4 Lessor’s Right of First Offer Regarding Major Subleases. If Lessee desires to market twenty-five percent (25%) or more of the square footage comprising the Premises (whether for a single sublease or multiple subleases to be entered into pursuant to a unified marketing campaign and within substantially the same period of time) (each, a “Major Sublease”), it shall first, before commencing any marketing activity in anticipation of such Major Sublease, deliver to Lessor a written offer, based on the Fair Market Rental Value (as of the date of such offer) of such Major Sublease (the “Major Sublease Offer”) setting forth all the material terms and conditions upon which Lessee proposes to enter into the Major Sublease and offering to enter into a Major Sublease with Lessor on the same terms and conditions. Lessor shall have fifteen (15) business days after receipt in which to accept the Major Sublease Offer by written notice to Lessee, or to notify Lessee that Lessor accepts the Major Sublease offer but disputes Lessee’s determination of Fair Market Rental Value.

(a) In the event Lessor notifies Lessee that it disputes the Fair Market Rental Value, the parties shall enter into good faith negotiations for a period of thirty (30) days to arrive at agreement, and in the event they are unable to do so after thirty (30) days of good faith negotiations, the Fair Market Rental Value shall be determined pursuant to the process described in Exhibit D.

(b) If Lessor does not give Lessee written notice accepting the Major Sublease Offer or disputing the Fair Market Rental Value within the initial 15 business-day period, Lessee may at any time within the twelve (12) month period after the expiration of the 15 business-day period, subject to all of the applicable terms and conditions of this Article 24, enter into a letter of intent or sublease for a Major Sublease with respect to the portion of the Premises identified in the original Major Sublease Offer submitted to Lessor on any terms without submitting a new Major Sublease Offer to Lessor and, if Lessee shall have entered into a letter of intent but not a sublease within such 12-month period, Lessee shall proceed diligently to the execution of a sublease as soon as reasonably possible after the expiration of such 12-month period. If Lessee does not enter into a letter of intent or sublease for a Major Sublease before the expiration of the aforesaid 12-month period, but Lessee still desires to enter into a Major Sublease, Lessee shall deliver to Lessor a new Major Sublease Offer in accordance with this Section 23.4(a), and Lessor shall have the right of first offer for another period of fifteen (15) business days after receipt of such new Major Sublease Offer.

(c) The right of first offer with respect to Major Subleases shall be ongoing, and shall apply to all Major Subleases proposed at any time during the Term. If Lessor accepts a Major Sublease Offer, Lessor and Lessee shall work in good faith to consummate the Major Sublease pursuant to a mutually satisfactory sublease document within thirty (30) days after Lessor’s written notice of acceptance of such Major Sublease Offer, or the final determination of the Fair Market Rental Value pursuant to Exhibit D, whichever comes later.

(d) Notwithstanding the foregoing, the provisions of this Section 24.4 shall not apply to any sublease to an Affiliate of Lessee.

ARTICLE 25. LEASEHOLD MORTGAGES

Section 25.1 Leasehold Mortgage.

(a) Notwithstanding the provisions of Article 23 regarding Transfer of this Lease, but subject to the provisions of this Article 25, Lessee shall have the right at any time and from time to time to encumber the entire (but not less than the entire) leasehold estate created by this Lease and Lessee’s interest in the Improvements by a mortgage, deed of trust or other security instrument (any such mortgage, deed of trust, or other security instrument that satisfies the requirements of this Article 25 being herein referred to as a “Leasehold Mortgage”) to secure repayment of a loan (and associated obligations) made to Lessee by an Institutional Lender for the purpose of financing the construction of any Improvements made pursuant to the terms of this Lease or for the long-term financing of any such Improvements, provided that the loan secured by a Leasehold Mortgage shall be payable over not more than the remaining portion of the Term, and shall be in an amount that, when aggregated with the outstanding amount of all other Leasehold Mortgages, does not exceed seventy percent (70%) of the then fair market value of Lessee’s leasehold estate and interest in the Improvements.

(b) In no event shall all or any portion of Lessor’s Interest, including without limitation, Lessor’s fee interest in the Premises or reversionary interest in the Improvements or interest under this Lease, be subject or subordinate to any lien or encumbrance of any mortgage, deed of trust or other security instrument.

(c) For purposes of this Article 25, “Institutional Lender” shall mean a state or federally chartered savings bank, savings and loan association, credit union, commercial bank or trust company or a foreign banking institution (in each case whether acting individually or in a fiduciary or representative (such as an agency) capacity); an insurance company organized and existing under the laws of the United States or any state thereof or a foreign insurance company (in each case whether acting individually or in a fiduciary or representative (such as an agency) capacity); an institutional investor such as a publicly held real estate investment trust, an entity that qualifies as a “REMIC” under the Internal Revenue Code or other public or private investment entity (in each case whether acting as principal or agent) which at the date hereof or in the future is involved in the business of investing in real estate assets; a brokerage or investment banking organization (in each case whether acting individually or in a fiduciary or representative (such as an agency) capacity); an employees’ welfare, benefit, pension or retirement fund; an institutional leasing company; any governmental agency or entity insured by a governmental agency, or any combination of Institutional Lenders; provided that each of the entities shall qualify as an Institutional Lender only if (at the time it becomes an Institutional Lender) it shall not be an Affiliate of Lessee.

Section 25.2 Agreement with Institutional Lender. Upon request by Lessee, Lessor agrees to enter into a tri-party agreement in the form attached hereto as Exhibit E with Lessee and any Institutional Lender holding a first priority Leasehold Mortgage.

ARTICLE 26. EVENTS OF DEFAULT AND REMEDIES

Section 26.1 Events of Default. The occurrence of any of the following shall be an “Event of Default” on the part of Lessee hereunder:

(a) Failure to pay Rent or any other sums of money that Lessee is required to pay hereunder at the times or in the manner herein provided, when such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee; any such notice shall be deemed to be the notice required under California Code of Civil Procedure Section 1161. No such notice shall be deemed a forfeiture or a termination of this Lease unless Lessor expressly so elects in such notice.

(b) Failure to perform any nonmonetary provision of this Lease when, except in the case of any provision which by its terms provides for no grace period, such failure shall continue for a period of thirty (30) days, or such other period as is expressly set forth herein, after written notice thereof from Lessor to Lessee; any such notice shall be deemed to be the notice required under California Code of Civil Procedure Section 1161; provided that if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, then an Event of Default shall not be deemed to have occurred if Lessee shall commence such cure within said 30-day period and thereafter diligently and continuously prosecute such cure to completion. No such notice shall be deemed a forfeiture or a termination of this Lease unless Lessor expressly so elects in such notice.

(c) The abandonment of the Premises by reason of a course of conduct by Lessee that reasonably evidences an interest permanently to relinquish its rights under this Lease and which continues for the applicable period of time identified in Section 1951.3 of the California Civil Code after delivery to Lessee of a Notice of Belief of Abandonment pursuant to Section 1951.3.

(d) Lessee shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy, insolvency, reorganization, readjustment of debt, dissolution or liquidation under any law or statute of any government or any subdivision thereof either now or hereafter in effect, make an assignment for the benefit of its creditors, consent to or acquiesce in the appointment of a receiver of itself or of the whole or any substantial part of the Premises.

(e) A court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver of Lessee or of the whole or any substantial part of the Premises and such order, judgment or decree shall not be vacated, set aside or stayed within sixty (60) days after the date of entry of such order, judgment, or decree, or a stay thereof shall be thereafter set aside.

(f) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Lessee under any bankruptcy, insolvency, reorganization, readjustment of debt, dissolution or liquidation law or statute of the Federal government or any state government or any subdivision of either now or hereafter in effect, and such order, judgment or decree shall not be vacated, set aside or stayed within sixty (60) days from the date of entry of such order, judgment or decree, or a stay thereof shall be thereafter set aside.

(g) Failure to surrender possession of the Premises as of the Termination Date.

Section 26.2 Lessor’s Remedies. Upon the occurrence of an Event of Default, Lessor shall have the following rights and remedies:

(a) The right to terminate this Lease, in which event Lessee shall immediately surrender possession of the Premises in accordance with Article 28, and pay to Lessor all Rent and other charges and amounts due from Lessee hereunder to the date of termination.

(b) The rights and remedies described in California Civil Code Section 1951.2, pursuant to which Lessor may recover from Lessee upon a termination of this Lease, (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in (i) and (ii) above is computed by allowing interest at the rate of ten percent (10%) per annum. The “worth at the time of award” of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The detriment proximately caused by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom, includes, without limitation, (A) any direct costs or expenses incurred by Lessor in recovering possession of the Premises, maintaining or preserving the Premises after such default, (B) preparing the Premises for marketing to a new tenant, (C) any repairs or alterations to the Premises for such reletting, (D) leasing commissions, architect’s fees and any other costs necessary or appropriate to relet the Premises and (E) such amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law to the extent that such payment would not result in a duplicative recovery.

(c) The rights and remedies described in California Civil Code Section 1951.4 that allow Lessor to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due, for so long as Lessor does not terminate Lessee’s right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Lessor’s initiative to protect its interest under this Lease shall not constitute a termination of Lessee’s right to possession. Lessee acknowledges that in the exercise of its rights under this subsection, Lessor has no duty to mitigate its damages.

(d) The right and power, as attorney-in-fact for Lessee, to enter and to sublet the Premises upon any vacancy while an Event of Default is outstanding, to collect rents from all subtenants and to provide or arrange for the provision of all services and fulfill all obligations of Lessee under the Permitted Subleases, and Lessor is hereby authorized on behalf of Lessee, but shall have absolutely no obligation, to provide such services and fulfill such obligations and to incur all such expenses and costs as Lessor deems necessary in connection therewith. Lessee shall be liable immediately to Lessor for all costs and expenses Lessor incurs in collecting such rents and arranging for or providing such services or fulfilling such obligations. Lessor is hereby authorized, but not obligated, to relet the Premises or any part thereof on behalf of Lessee, to incur such expenses as may be necessary to effect a relet and make said relet for such term or terms, upon such conditions and at such rental as Lessor in its sole discretion may deem proper. Lessee shall be liable immediately to Lessor for all reasonable costs Lessor incurs in reletting the Premises including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and other costs. If Lessor relets the Premises or any portion thereof, such reletting shall not relieve Lessee of any obligation hereunder, except that Lessor shall apply the rent or other proceeds actually collected by it as a result of such reletting against any amounts due from Lessee hereunder to the extent that such rent or other proceeds compensate Lessor for the nonperformance of any obligation of Lessee hereunder. Such payments by Lessee shall be due at such times as are provided elsewhere in this Lease, and Lessor need not wait until the termination of this Lease, by expiration of the Term hereof or otherwise, to recover them by legal action or in any other manner. Lessor may execute any lease made pursuant hereto in its own name, and the lessee thereunder shall be under no obligation to see to the application by Lessor of any rent or other proceeds, nor shall Lessee have any right to collect any such rent or other proceeds. Lessor shall not by any reentry or other act be deemed to have accepted any surrender by Lessee of the Premises or Lessee’s interest therein, or be deemed to have otherwise terminated this Lease, or to have relieved Lessee of any obligation hereunder, unless Lessor shall have given Lessee express written notice of Lessor’s election to do so as set forth herein.

(e) The right to have a receiver appointed upon application by Lessor to take possession of the Premises and to collect the rents or profits therefrom and to exercise all other rights and remedies pursuant to Section 26.2(d).

(f) The right to enjoin, and any other remedy or right now or hereafter available to a lessor against a defaulting lessee under the laws of the State of California or the equitable powers of its courts, and not otherwise specifically reserved herein.

(g) Whether or not this Lease is terminated, the right to recover actual damages incurred by Lessor arising out of the Event of Default, or due to Lessee’s failure to indemnify Lessor pursuant to Section 21.1.

(h) In the event of Lessee’s failure to surrender possession of the Premises as of the Termination Date, and in addition to the damages described in Section 21.1(i), the right to collect the Minimum Annual Rent during any holdover period in the amount of one hundred fifty percent (150%) of the Fair Market Rental Value of the Premises as of the Termination Date.

Section 26.3 Waiver of Notice and Redemption. Except as otherwise expressly provided in this Article 26, Lessee hereby expressly waives, so far as permitted by law, the service of any notice of intention to enter or re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Lessee, for and on behalf of itself and all persons claiming through or under Lessee, also waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 or 1179, or under any other present or future law, if Lessee is evicted or Lessor takes possession of the Premises by reason of any default by Lessee hereunder.

Section 26.4 Rights Cumulative. The various rights and remedies reserved to Lessor herein, including those not specifically described herein, shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity and the exercise of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by Lessor of any or all other rights and remedies.

Section 26.5 Roche Default. Notwithstanding any other provisions of this Lease, Lessor and Lessee agree that although Roche was not released from liability upon the assignment of this Lease to Lessee, Lessor has agreed that Roche’s liability shall be limited to the obligations described in the Original Lease. As a result of the restatement and amendment of this Lease, only Lessee (and not Roche) shall be liable for performance of Lessee’s obligations under this Lease, including any liability for breach of this Lease by Roche in connection with the Closure Work or the Roche License. Without waiving any rights it may have against Roche, Lessor agrees that so long as Lessee performs its obligations under this Lease, including any obligations of Roche that are capable of being performed by Lessee, any breach by Roche shall not be a default by Lessee unless Lessee is capable of curing such default and fails to do so within any cure period provided in this Lease.

Section 26.6 Lessor’s Default. Lessor shall be in default under this Lease if Lessor fails to cure any breach of its obligations under this Lease within thirty (30) days after receipt of written notice from Lessee specifying in reasonable detail the nature of Lessor’s breach; provided, however, that if the nature of Lessor’s breach is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences the cure of such breach within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Lessee shall be entitled to actual (but not consequential) damages in the event of an uncured default by Lessor, and shall have the right to pursue an action for specific performance of Lessor’s obligations under this Lease, but shall not have any right to terminate this Lease as a result of any Lessor default.

ARTICLE 27. LESSOR’S RIGHT TO CURE DEFAULTS

If Lessee shall fail or neglect to do or perform any act or thing herein provided by it to be done or performed and such failure shall not be cured within any applicable grace period provided in Article 26, then Lessor shall have the right, but shall have no obligation, to pay any amounts payable by Lessee to third parties hereunder, discharge any lien, take out, pay for and maintain any insurance required under Article 20, or do or perform or cause to be done or performed any such other act or thing (entering upon the Premises for such purposes, if Lessor shall so elect), and Lessor shall not be or be held liable or in any way responsible for any loss, disturbance, inconvenience, annoyance or damage resulting to Lessee on account thereof (except to the extent of Lessor’s gross negligence or willful misconduct), and Lessee shall repay to Lessor upon demand the entire cost and expense thereof, including, without limitation, Lessor’s Administrative Fees. Lessor may act upon shorter notice or no notice at all if necessary in Lessor’s judgment to meet an emergency situation or governmental or municipal time limitation. Lessor shall not be required to inquire into the correctness of the amount or validity of any payable or lien that may be paid by Lessor, and Lessor shall be duly protected in paying the amount of any such payable or lien claimed, and, in such event, Lessor shall also have the full authority, in Lessor’s sole judgment and discretion and without prior notice to or approval by Lessee, to settle or compromise any such lien or payable. Any act or thing done by Lessor pursuant to the provisions of this Article 27 shall not be or be construed as a waiver of any default by Lessee, or as a waiver of any term, covenant, agreement or condition herein contained or of the performance thereof.

ARTICLE 28. SURRENDER OF THE PREMISES

Section 28.1 Surrender. Upon the termination of this Lease, whether at the expiration of the Term or prior thereto, Lessee shall surrender the Premises to Lessor in good order and repair, and in keeping with the then-current standards of the Stanford Research Park (but subject to the age of the Improvements), reasonable wear and tear excepted, free and clear of all letting and occupancies other than any Permitted Subleases that, pursuant to the provisions of this Lease, Lessor has elected to recognize after such termination, and free and clear of all Liens or any other encumbrances and any other encumbrances.

Section 28.2 Ownership of Improvements; Contracts. Upon any termination of this Lease, all Improvements shall automatically and without further act by Lessor or Lessee, become the property of Lessor, free and clear of any claim or interest therein on the part of Lessee or anyone claiming under Lessee, and without payment therefor by Lessor. Upon or at any time after the Termination Date, if requested by Lessor, Lessee shall, without charge to Lessor, promptly execute, acknowledge and deliver to Lessor a good and sufficient quitclaim deed of all of Lessee’s right, title, and interest in and to the Premises and the Improvements and a good and sufficient assignment to Lessor of Lessee’s interest in any Permitted Subleases which Lessor has elected to recognize after the Termination Date, and in any contracts, as designated by Lessor, relating to the operation, management, maintenance or leasing of the Premises or any part thereof, and shall deliver to Lessor all such other instruments, records and documents relating to the operation, management, maintenance or leasing of the Premises or any part thereof, including but not limited to all leases, lease files, plans and specifications, records, registers, permits, and all other papers and documents which may be necessary or appropriate for the proper operation and management of the Premises. Lessee hereby irrevocably appoints Lessor as its lawful attorney-in-fact to execute and deliver for, on behalf of and in the name of Lessee, any such deed, assignment or other instrument referred to in this Article 28 or otherwise, required to document the transfer or reversion to Lessor of such interests of Lessee, and Lessee and Lessor agree that such power of attorney shall be a power coupled with an interest. Lessee agrees to indemnify, protect, defend, and hold harmless Lessor from and against any and all losses, costs, damages, claims, liabilities and expenses arising directly or indirectly, in whole or in part, out of any obligations or liabilities incurred by Lessee prior to the Termination Date with respect to any such items so assigned to Lessor. Any contracts, agreements or other obligations of Lessee relating to the Premises not designated by Lessor and assigned by Lessee to Lessor pursuant to this Article 28 shall immediately terminate and be of no further force or effect as of the Termination Date.

Section 28.3 Personal Property. Any personal property of Lessee that remains on the Premises after the Termination Date may, at the option of Lessor, be deemed to have been abandoned by Lessee and may either be retained by Lessor as its property or disposed of, without accountability, at Lessee’s expense in such manner as Lessor may determine in its sole discretion.

Section 28.4 Holding Over. Lessee shall have no right to remain in possession after the expiration of the Term. If Lessee remains in possession of all or any part of the Premises after the Termination Date: (i) Lessee’s occupancy of the Premises shall be solely as a tenant at sufferance and no notice of termination shall be necessary in order to recover possession; (ii) except as otherwise provided herein, Lessee’s occupancy of the Premises shall be subject to all applicable terms and conditions of this Lease; and (ii) Lessee shall be in default under this Lease, entitling Lessor to the remedies set forth in Section 26.2(h).

Section 28.5 Security Deposit. Commencing on January 1, 2042, and each January 1 thereafter during the Term, Lessee shall deliver to Lessor a cash security deposit (the “Security Deposit”) in the amount of $500,000 (for a total Security Deposit of $2,500,000), to be held by Lessor as security for the faithful performance of Lessee’s surrender obligations under this Lease. Lessor may, without waiving any of Lessor’s other rights or remedies under this Lease, apply the Security Deposit in whole or in part to remedy any failure by Lessee to comply with its surrender obligations hereunder as of the Termination Date, including, without limitation, surrendering the Premises in the condition set forth in Section 28.1 and taking all actions to remediate the Premises from the effects of any Lessee Environmental Activity as set forth in Article 19, or to compensate Lessor for any loss or damages which Lessor may suffer as a result thereof. Lessor shall not be required to keep the Security Deposit separate from its general funds, and Lessee shall not be entitled to interest on the Security Deposit. To the extent Lessor does not require the Security Deposit to rectify Lessee’s failure to surrender the Premises in the required condition, all or any remaining portion of the Security Deposit shall be returned to Lessee no later than sixty (60) days after the date on which the Lease terminates.

ARTICLE 29. USE OF NAME

Lessee acknowledges and agrees that the names “The Leland Stanford Junior University,” “Stanford” and “Stanford University,” and all variations thereof, are proprietary to Lessor. Lessee shall not use any such name or any variation thereof or identify Lessor in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or use any trademark, service mark, trade name or symbol of Lessor or that is associated with it, without Lessor’s prior written consent, which may be given or withheld in Lessor’s sole discretion.

ARTICLE 30. SIGNS

Lessee shall have the right to install any signs on the Premises that are permitted under Applicable Laws; provided, however, Lessee will not place or maintain or authorize or permit any other person to place or maintain any sign or advertisement upon the roof, along the roof line, any window or any exterior wall of any building or structure upon the Premises, or any sign visible from any point beyond not on the Premises without Lessor’s consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee shall be entitled to install, at its sole cost and expense, any signs that are not visible from any point not on the Premises or that otherwise do not require Lessor’s consent pursuant to the preceding sentence.

ARTICLE 31. REPRESENTATIONS AND WARRANTIES

Section 31.1 Lessee’s Representations and Warranties. Lessee hereby represents and warrants to Lessor as follows:

(a) Lessee is a Delaware corporation duly formed and validly existing under the laws of the state identified in Article 1 and is qualified to do business under the laws of the State of California. Lessee has full corporate power and authority to enter into and perform its obligations under this Lease and to develop, construct and operate the Premises as contemplated by this Lease.

(b) Lessee has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid, and binding obligation of Lessee.

(c) Lessee has the right, power, legal capacity and authority to enter into and perform its obligations under this Lease and no approvals or consents of any person are required in connection with the execution and performance of this Lease. The execution and performance of this Lease will not result in or constitute any default or event that with notice or the lapse of time or both, would be a default, breach or violation of the organizational instruments governing Lessee or any agreement or any order or decree of any court or other governmental authority to which Lessee is a party or to which it is subject.

Section 31.2 Lessor’s Representations and Warranties. Lessor hereby represents and warrants to Lessee as follows:

(a) Lessor is a body having corporate powers under the laws of the State of California.

(b) Lessor has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid, and binding obligation of Lessor.

(c) Lessor has the right, power, legal capacity and authority to enter into and perform its obligations under this Lease and no approvals or consents of any person are required in connection with the execution and performance of this Lease. The execution and performance of this Lease will not result in or constitute any default or event that with notice or the lapse of time or both, would be a default, breach or violation of the organizational instruments governing Lessor or any agreement or any order or decree of any court or other governmental authority to which Lessor is a party or to which it is subject.

ARTICLE 32. NO WAIVER BY LESSOR

No failure by Lessor to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease or to exercise any right or remedy upon a breach thereof, and no acceptance by Lessor of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such term, covenant, agreement, provision, condition or limitation. No term, covenant, agreement, provision, condition or limitation of this Lease and no breach thereof may be waived, altered or modified except by a written instrument executed by Lessor. No waiver of any breach shall affect or alter this Lease but each and every term, covenant, agreement, provision, condition and limitation of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach.

ARTICLE 33. NO PARTNERSHIP

It is expressly understood that neither Lessee nor Lessor is or becomes, in any way or for any purpose, a partner of the other in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with the other, or agent of the other by reason of this Lease or otherwise. Lessee is and shall be an independent contractor with respect to the Lease and Premises.

ARTICLE 34. NO DEDICATION

This Lease shall not be, nor be deemed or construed to be, a dedication to the public of the Premises, the areas in which the Premises are located or the Improvements, or any portion thereof.

ARTICLE 35. NO THIRD PARTY BENEFICIARIES

This Lease shall not confer nor be deemed nor construed to confer upon any person or entity, other than the parties hereto, any right or interest, including, without limiting the generality of the foregoing, any third party beneficiary status or any right to enforce any provision of this Lease.

ARTICLE 36. NOTICES

Any notice, consent or other communication required or permitted under this Lease shall be in writing and shall be delivered by hand, sent by air courier, sent by prepaid registered or certified mail with return receipt requested, and shall be deemed to have been given on the earliest of (a) receipt or refusal of receipt; (b) one business day after delivery to an air courier for overnight expedited delivery service; or (c) five (5) business days after the date deposited in the United States mail, registered or certified, with postage prepaid and return receipt requested (provided that such return receipt must indicate receipt at the address specified). All notices shall be addressed as appropriate to the addresses given in Article 1 (or to such other or further addresses as the parties may designate by notice given in accordance with this section).

ARTICLE 37. DISPUTE RESOLUTION

Section 37.1 Dispute Resolution.

(a) Meet and Confer. The parties shall endeavor to resolve any disputes relating to this Lease through reasonable business-like dispute resolution procedures without resort to litigation. Accordingly, if a dispute arises that is not elsewhere in this Lease expressly made subject to the arbitration procedure set forth in Section 36.2, either party may call a special meeting of the parties by written request specifying the nature of the matter to be addressed. The meeting shall be held at the Premises, and shall be attended by representatives of Lessor and Lessee who have authority to resolve the dispute. Such representatives shall confer in a good faith attempt to resolve the dispute until they either succeed or one or both parties concludes that the dispute will not be resolved through one or more special meetings.

(b) Mediation. If a matter in dispute is not resolved through the special meeting process, either party may initiate mediation by delivering written notice to the other. Both parties shall attend and participate in the mediation, which shall be non-binding and without prejudice to any other rights or remedies which any party may have. Unless the parties agree otherwise, the mediation proceeding shall be conducted in San Jose, California, by an independent mediator from the offices of the American Arbitration Association (or any successor or mutually acceptable alternative, referred to hereafter as the “AAA”) in accordance with AAA procedures, within thirty (30) days after the notice initiating mediation is delivered. The costs of the mediation shall be shared equally by both parties to the mediation, except that each party shall pay the fees, costs and expenses of its own legal counsel and consultants in connection with such mediation. Any voluntary settlement reached as a result of the mediation proceeding shall be reduced to writing. All mediation proceedings shall be subject to the provisions of California Evidence Code sections 1152 and 1152.5, and any amended, similar or successor laws.

(c) General. This dispute resolution procedure shall not in any way affect any statutes of limitation relating to any dispute relating to this Lease. This dispute resolution procedure may be conducted before or during the pendency of any other legal proceedings, and either party shall be entitled to bring any legal or judicial action to enjoin an act or proposed act by the other party which is in dispute, or seek any other ancillary relief to preserve the status quo or protect the rights of either party, pending the commencement or completion of any mediation process.

Section 37.2 Arbitration of Disputes.

(a) Scope of Obligation to Arbitrate. Those disputes which the parties are expressly required or authorized to resolve through arbitration shall be subject to the procedures prescribed in this Section 37.2. This arbitration provision is expressly limited to those matters as to which arbitration is expressly required or authorized elsewhere in this Lease and no other matter shall be subject to arbitration unless the parties, each in the exercise of its sole discretion, mutually agree in writing. Notwithstanding the foregoing, this arbitration provision shall also apply to any disputes between the parties that are not directly related to the enforcement or interpretation of this Lease. The arbitrator (as defined in Section 36.2(b)) shall dismiss any matter submitted to it for determination if such determination is not expressly required or authorized elsewhere in this Lease or in another written agreement executed by both parties.

(b) Arbitration Procedure. A party shall initiate arbitration by written notice to the other. The date such notice is given shall be the “Initiation Date”. Except as expressly modified herein, the arbitration proceeding shall be conducted by a single neutral arbitrator in accordance with the provisions of Section 1280 et seq. of the California Code of Civil Procedure (including without limitation the provisions of Section 1283.05 concerning discovery), as amended or replaced by any successor laws.

Unless the parties mutually agree otherwise, the arbitrator shall be selected by mutual agreement of the parties from a panel provided by the San Francisco office of the AAA, and if the parties fail to agree within fifteen (15) days after the Initiation Date, or if the AAA does not offer a selection of potential arbitrators having the requisite qualifications, either party may apply to the Santa Clara County Superior Court for the appointment of the arbitrator. The date on which the arbitrator is selected or appointed is referred to as the “Selection Date”. The arbitrator shall set the matter for hearing within thirty (30) days after the Selection Date, and shall try any and all issues of law or fact that are the subject of the arbitration, and report a statement of decision upon them, if possible, within forth-five (45) days of the Selection Date or as soon thereafter as is practicable. The following time periods set forth in the California Code of Civil Procedure shall be shortened as follows: Section 1288 - four years to 90 days, and 100 days to 30 days; Section 1288.2 - 100 days to 30 days.

The arbitrator shall be empowered, subject to any limitations on the availability of any particular remedies or relief expressly set forth in this Lease, to: (i) enter equitable as well as legal relief; (ii) provide all temporary and/or provisional remedies; and (iii) enter equitable orders that will be binding upon the parties. The costs of the arbitration, including the fees and charges of the arbitrator, shall be shared equally by Lessor and Lessee; provided, however, that each party shall pay the fees and charges of its own legal counsel and any other experts or consultants retained by such party for or in connection with the arbitration unless the arbitrator concludes that the position taken in the arbitration by one of the parties has been substantially upheld in the arbitration award and the position of the other party has been substantially rejected in the arbitration award, in which event the arbitrator shall be empowered, in the discretion of the arbitrator and as part of the arbitration award, to make an award of attorneys’, experts’, and/or consultants’ fees and costs to the party whose position has been substantially upheld in the arbitration. The arbitrator shall issue a single written decision at the close of the arbitration proceeding which shall dispose of all of the claims of the parties that are the subject of the arbitration, and an order or judgment upon that decision may be obtained by either party in a court of competent jurisdiction. The parties expressly reserve their appeal rights under California Code of Civil Procedure Sections 1294(b), (c) and (d), and any amended, similar or successor laws.

The provisions of this Lease relating to arbitration shall be specifically enforceable and shall be subject to the discretion of the court as provided in Part 3, Title 9 (beginning with Section 1280) of the California Code of Civil Procedure. All actions brought under said Title 9 and all actions pertaining to these arbitration provisions shall be brought in the Superior Court of Santa Clara County or the U.S. District Court for the Northern District of California. An award of the arbitrator selected by the parties or by the court shall be final and binding upon the parties hereto and judgment may be entered upon it in a court having jurisdiction pursuant to Section 40.8 below.

(c) NOTICE. BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ABOVE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS

PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT OT THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF SPECIFIED DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

LESSEE: /s/ MP                          LESSOR: /s/ JS

ARTICLE 38. [INTENTIONALLY OMITTED]

ARTICLE 39. MEMORANDUM OF LEASE

This Lease shall not be recorded. Concurrently with the execution of this Lease, the parties hereto shall execute and acknowledge a memorandum hereof in recordable form in the form attached hereto as Exhibit F that Lessee shall file for recording in the Official Records on or after the Effective Date.

ARTICLE 40. GENERAL PROVISIONS

Section 40.1 Commissions. Each party hereby indemnifies and agrees to protect, defend and hold harmless the other party from and against all liability, cost, damage or expense (including, without limitation, attorneys’ fees and costs incurred in connection therewith) on account of any brokerage commission or finder’s fee which the indemnifying party has agreed to pay or which is claimed to be due as a result of the actions of the indemnifying party. This Section 40.1 is intended to be solely for the benefit of the parties hereto and is not intended to benefit, nor may it be relied upon by, any person or entity not a party to this Lease.

Section 40.2 Severability. In case any one or more of the provisions of this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, and this Lease shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

Section 40.3 Time of the Essence. Time is hereby expressly declared to be of the essence of this Lease and of each and every term, covenant, agreement, condition and provision hereof.

Section 40.4 Headings. Article, Section and subsection headings in this Lease are for convenience only and are not to be construed as a part of this Lease or in any way limiting or amplifying the provisions hereof.

Section 40.5 Lease Construed as a Whole. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee. The parties acknowledge that each party and its counsel have reviewed this Lease and participated in its drafting and therefore that the rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed nor applied in the interpretation of this Lease.

Section 40.6 Meaning of Terms. Whenever the context so requires, the neuter gender shall include the masculine and the feminine, and the singular shall include the plural, and vice versa.

Section 40.7 Attorneys’ Fees. In the event of any action or proceeding at law or in equity between Lessor and Lessee to enforce or interpret any provision of this Lease or to protect or establish any right or remedy of either party hereunder, the party not prevailing in such action or proceeding shall pay to the prevailing party all costs and expenses, including without limitation, reasonable attorneys’ fees and expenses (including attorneys’ fees and expenses of in-house attorneys), incurred therein by such prevailing party and if such prevailing party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys’ fees shall be included in and as a part of such judgment.

Section 40.8 California Law; Forum. The laws of the State of California, other than those laws denominated choice of law rules which would require the application of the laws of another forum, shall govern the validity, construction and effect of this Lease. This Lease is made and all obligations hereunder arise and are to be performed in the County of Santa Clara, State of California. Any action which in any way involves the rights, duties and obligations of the parties hereto may (and if against Lessor, shall) be brought in the courts of the State of California located in Santa Clara County or in the United States District Court for the Northern District of California, and the parties hereto hereby submit to the personal jurisdiction of said courts.

Section 40.9 Binding Agreement. Subject to the provisions of Articles 22, 23 and 24 of this Lease, the terms, covenants and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 40.10 Entire Agreement. This instrument, together with the exhibits hereto, all of which are incorporated herein by reference, constitutes the entire agreement between Lessor and Lessee with respect to the subject matter hereof and supersedes all prior offers, negotiations, oral and written. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Lessor and Lessee.

Section 40.11 Quiet Enjoyment. Lessor agrees that Lessee, upon paying the Rent and all other sums due hereunder and upon keeping and observing all of the covenants, agreement and provisions of this Lease on its part to be observed and kept, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by, through, or under Lessor.

Section 40.12 Termination Not Merger. The voluntary sale or other surrender of this Lease by Lessee to Lessor, or a mutual cancellation thereof, or the termination thereof by Lessor pursuant to any provision contained herein, shall not work a merger, but at the option of Lessor shall either terminate any or all existing subleases or subtenancies hereunder, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

Section 40.13 Modification of Lease. In the event of any ruling or threat by the Internal Revenue Service, or opinion of counsel, that all or part of the Rent paid or to be paid to Lessor under this Lease will be subject to the income tax on unrelated business taxable income, Lessee agrees to modify this Lease to avoid such tax; provided that such modifications will not result in any increase in Rent, or any increased obligations of Lessee under this Lease. Lessor will pay all Lessee’s reasonable costs incurred in reviewing and negotiating any such lease modification, including reasonable attorneys’ and accountants’ fees.

Section 40.14 Survival. The obligations of this Lease shall survive the expiration or earlier termination of this Lease to the extent necessary to implement any requirement for the performance of obligations or forbearance of an act by either party hereto which has not been completed prior to the termination of this Lease. Such survival shall be to the extent reasonably necessary to fulfill the intent thereof, or if specified, to the extent of such specification, as same is reasonably necessary to perform the obligations and/or forbearance of an act set forth in such term, covenant or condition. Notwithstanding the foregoing, in the event a specific term, covenant or condition is expressly provided for in such a clear fashion as to indicate that such performance of an obligation or forbearance of an act is no longer required, then the specific shall govern over this general provisions of this Lease.

Section 40.15 Estoppel Certificates. Either party, at any time and from time to time within ten (10) business days after receipt of written notice from the other party, shall execute, acknowledge and deliver to the requesting party a certificate stating (to the responding party’s best knowledge where applicable): (a) that Lessee has accepted the Premises (if true); (b) the Commencement Date and Expiration Date of this Lease; (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications); (d) to Lessee’s knowledge, whether or not there are then existing any defenses against the enforcement of any of the obligations of Lessee under this Lease (and, if so, specifying same); (e) whether or not there are then existing any defaults on the part of Lessee, or, to Lessee’s knowledge, on the part of Lessor in the performance of their respective obligations under this Lease (and, if so, specifying same); and (f) any other factual information relating to the rights and obligations under this Lease that may reasonably be required by requesting party.

Section 40.16 Consequential Damages. Notwithstanding any provision hereof to the contrary, except as provided in Article 19 and in Sections 12.6(i) and 28.4, in no event shall either party have any liability to the other for any indirect or consequential damages suffered or incurred as a result of any breach or default by such party of its obligations hereunder, nor shall any party be obligated to indemnify, defend or hold the other party harmless from or against any indirect or consequential damages.

Section 40.17 Confirmation. Lessor confirms that, from and after the Effective Date, (a) Roche shall not be entitled to exercise any rights, powers, privileges, options or elections or to make or give any approvals, consents, determinations, selections, designations, judgments and decisions of “Lessee” under and with respect to the Lease, including amendments, modifications, alterations and further assignments or subleases of this Lease or the Premises and (b) if Roche rejects or terminates, or attempts to reject or terminate, this Lease pursuant to the United States Bankruptcy Code or other law involving the rights of creditors, as between Lessor and Lessee, this Lease shall not be terminated or affected thereby and shall continue in full force as a direct agreement between Lessor and Lessee.

Section 40.18 Independent Leases. Lessee and Lessor agree that neither the terms and conditions of the Lease nor the terms and conditions of the 3401 Hillview Lease shall be applicable or admissible as evidence in the interpretation of the other document.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease by proper persons thereunto duly authorized as of the date first above written.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

By:	/s/ Jean Snider

Its:	Jean Snider Managing
Director, Real Estate

VMWARE, INC., a Delaware corporation

By:	/s/ Mark S. Peek

Its:	CFO and Co-President

Schedules and Exhibits

Glossary
Exhibit	Description

A	Legal Description of Premises
B	HCP Easement Area (Section 3.2(c))
C	MDA Rights Assignment (Section 5.5)
D	Fair Market Rental Value (Section 24.4)
E	Tri-Party Agreement (Section 25.2)
F	Memorandum of Lease (Article 39)

GLOSSARY

As used in this Lease, the following terms shall have the following meanings, applicable, as appropriate, to both the singular and plural forms of the terms herein defined:

“3401 Hillview Lease” is defined in Section 10.2.

“3401 Hillview LLC” is defined in Recital B, and means 3401 Hillview LLC, a Delaware limited liability, which is an Affiliate of Lessee and the lessee of the 3401 Hillview Premises pursuant to the 3401 Hillview Lease.

“3401 Hillview Premises” is defined in Section 10.2.

“AAA” is defined in Section 37.1(b).

“Active Negligence” means the want of care in performing an act, as distinguished from inaction which in a proper case may be negligence. Active Negligence occurs only when Lessor or Lessor’s Agents have personally participated in an affirmative act of negligence or has failed to perform a precise duty which Lessor agreed to perform.

“Added Costs” means the extra, incremental out-of-pocket costs to redevelop, upgrade, renovate, repair, rehabilitate, or remodel the existing Improvements or construct new improvements at the Premises, or to make the Premises suitable for sale or tenant use, to the extent due to Lessee Environmental Activity, including the presence of residual Hazardous Substances after remediation. Added Costs may include, but is not limited to, the costs of any studies or risk assessments required by any government authority with jurisdiction, or those that are technically warranted and reasonably requested by subsequent lessee of the Premises or any portion thereof, including without limitation, the costs of any hazardous material contractor to perform work at the Premises, the costs for handling and disposal of any Hazardous Substances at the Premises, and the costs of any special requirements to control soil vapors or dewater the Premises. Added costs shall not include ordinary costs to redevelop, upgrade, renovate, repair, rehabilitate, or remodel the existing Improvements or construct new improvements at the Premises, or to make the Premises suitable for use by another occupant, that would have been incurred absent the Lessee Environmental Activity.

“Additional Improvements and Alterations” are defined in Section 12.2.

“Additional Rent” is defined in Section 8.1.

“Adjustment Date” is defined in Section 7.1.

“Administrative Fees” means any reasonable, third-party consultants’ fees, attorneys’ fees, and other out-of-pocket costs incurred by Lessor in connection with Lessor’s review and approval of matters within the scope of this Lease.

“Affiliate” means (a) successor or assignee of, or any trustee of a trust for the benefit of, Lessee; (b) any entity of which a majority of the voting or economic interest is owned, directly or indirectly, by Lessee; (c) any entity in which Lessee or a person referred to in the preceding clause (b) is a controlling stockholder, controlling partner or controlling member; (d) any person or entity which is a controlling stockholder, controlling partner or controlling member of Lessee or of any person or entity referred to in the preceding clauses (b) or (c) or (e) any person or entity directly or indirectly controlling, controlled by or under common control with, Lessee or any person or entity referred to in any of the preceding clauses (a)-(c). For purposes of this definition, “control” means owning directly or indirectly fifty percent (50%) or more of the beneficial interest in such entity or the direct or indirect power to control the management policies of such person or entity, whether through ownership, by contract or otherwise.

“Alterations” means any additional improvements, alterations, remodeling, or reconstruction of or to the Improvements existing on the Premises as of the Effective Date.

“Applicable Laws” means (a) all applicable laws, statutes, codes, ordinances, orders, resolutions, rules, regulations and requirements, including, without limitation, all Environmental Requirements, of all federal, state, county, municipal and other governmental authorities and the departments, commissions, boards, bureaus, instrumentalities, and officers thereof; (b) all judicial rulings, decrees and orders; and (c) all orders, rules and regulations of the Pacific Fire Rating Bureau, and the American Insurance Association (formerly the National Board of Fire Underwriters) or any other body exercising similar functions relating to or affecting the Premises, the Improvements now or hereafter located on the Premises or the use, operation or occupancy of the Premises for the purposes permitted hereunder. In each instance, Applicable Laws shall include those existing as of the Commencement Date and those thereafter enacted.

“Appropriation” means any taking by exercise of right of condemnation (direct or inverse) or eminent domain, or requisitioning by military or other public authority for any purpose arising out of a temporary emergency or other temporary circumstance or sale under threat of condemnation. “Appropriated” means having been subject to such taking and “Appropriating” means exercising such taking authority.

“Associated Square Footage” is defined in Section 5.1.

“Award” means the amount paid by the Appropriating authority as a result of an Appropriation.

“City” means the City of Palo Alto.

“Claim” is defined in Section 21.1.

“Closure Work” is defined in Section 19.8.

“Commencement Date” is defined in Article 1.

“Conservation Easement” is defined in Section 3.2(c).

“Cooperation Agreement” is defined in Recital B.

“Costs” are defined in Section 9.3.

“Designated Project” is defined in Section 5.4.

“Designated Site” is defined in Section 5.2.

“Effective Date” is defined in the introductory paragraph.

“Environmental Audit” is defined in Section 19.5.

“Environmental Claims” means all claims, demands, suits, actions (including, without limitation, notices of noncompliance, charges, directives, and requests for information), causes of action, orders, judgments, settlements, damages, losses, diminutions in value, penalties, fines, actions, proceedings, obligations, liabilities (including strict liability), encumbrances, liens, costs (including, without limitation, costs of investigation and defense of any claim, whether or not such claim is ultimately defeated, and costs of any good faith settlement or judgment), and expenses of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys’ and consultants’ fees and disbursements, any of which are incurred at any time, arising out of or related to Environmental Requirements, including, without limitation:

(A) Damages for personal injury, or injury to property or natural resources occurring upon the Premises or off the Premises, foreseeable or unforeseeable, including, without limitation, consequential damages, lost profits, lost rents, the cost of demolition and rebuilding of any improvements on real property, interest and penalties;

(B) Claims brought by or on behalf of employees of Lessee;

(C) Fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of Releases of Hazardous Substances (whether or not performed voluntarily) or violation of Environmental Requirements, including, but not limited to, preparation of feasibility studies or reports, or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, reasonably necessary to restore full economic use of the Premises or any other property, or otherwise expended in connection with such conditions, and including without limitation any attorneys’ fees, costs and expenses incurred in enforcing this Lease or collecting any sums due hereunder;

(D) Liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced above; and

(E) Diminution in the value of the Premises, and damages for the loss of business and restriction on the use of, or adverse impact on the marketing of, rentable or usable space or any amenity of the Premises.

“Environmental Requirements” means all applicable present and future statutes, regulations, rules, ordinances, codes, common law, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, and all amendments thereto, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, California, and political subdivisions thereof, and all applicable judicial, administrative and regulatory decrees, judgments, orders and directives relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (a) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Substances, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances; and (b) all requirements pertaining to occupational health, the health and safety of employees or the public. Environmental Requirements include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances

Transportation Act; the Resource Conservation and Recovery Act; the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the California Medical Waste Management Act and Radiation Control Law; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act and the National Environmental Policy Act and any and all state or local law counterparts.

“Expiration Date” is stated in Article 1.

“Event of Default” is defined in Section 26.1.

“Fair Market Rental Value” means, as of the applicable date set forth in the Lease, the arms-length fair market annual rental rate per rentable square foot, including periodic increases, for direct leases (as opposed to subleases) of space comparable to the Premises (in terms of rentable square footage, physical quality (including that of any existing leasehold improvements in such comparable space that are reasonably reuseable by a new tenant), views, floor levels, location and other matters) in the Stanford Research Park. The determination shall take into account any material economic differences among the comparison leases, such as the presence or absence of the obligation to pay a leasing commission, base years, the load factor for the applicable spaces, the length of the term for such leases, rent abatements, tenant improvement obligations, free rent periods, moving allowances, design allowances, the manner (if any) in which the landlord under any such lease is reimbursed for operating expenses and taxes, and any other concessions.

“First Class” means having a standard of condition, maintenance, repair and operation at least equal to comparable Class A properties in the Stanford Research Park.

“Force Majeure” means any delay in the performance of construction, installations, repairs, alterations, additions or improvements under this Lease by reason of acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain utilities or materials, or by any other reason (financial inability excluded) beyond the performing party’s reasonable control.

“Founding Grant” is defined in Section 10.3.

“Full Insurable Replacement Value” is defined in Section 20.1(a).

“Habitat Conservation Plan” is defined in Section 3.2(c).

“Handbook” is defined in Section 12.6(a).

“Hazardous Substance” means any chemical, material, substance, pollutant, medical or other waste, living organism or combination thereof which is or may be designated, defined, classified or regulated as hazardous to the environment or human health or animal health or safety due to its radioactivity, ignitability, corrosivity, reactivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects under any Environmental Requirements. Hazardous Substances shall include, without limitation, petroleum hydrocarbons (including crude oil or any fraction thereof and all petroleum products and additives thereto), asbestos, lead, radon, polychlorinated biphenyls (PCBs), methane, explosives, mold, universal waste, corrosives, toxic materials, flammable materials, infectious materials, radioactive materials, carcinogenic materials, reproductive toxicants and all other substances which now or in the future may be defined as “hazardous substances”, “hazardous waste”, “extremely hazardous waste”, “hazardous materials”, “toxic substances”, “infectious waste”, “biohazardous wastes”, “medical waste”, “radioactive waste” or which are otherwise listed, defined, or regulated in any manner pursuant to any Environmental Requirements. Hazardous Substances shall also include any of the foregoing the presence or Release of which at, on, under or from the Premises causes or threatens to cause a nuisance upon the Premises or to surrounding properties, or could constitute a trespass by Lessee.

“Improvements” is defined in Recital C.

“Index” means the Consumer Price Index published by the U.S. Department of Labor, Bureau of Labor Statistics (San Francisco, Oakland, San Jose Area, All Urban Consumers, All Items, 1982-84 - 100), or if such index is no longer published, a successor or substitute index designated by Lessor in its reasonable discretion, which shall be published by a governmental agency and reflecting changes in consumer prices in the San Francisco Bay Area.

“Initiation Date” is defined in Section 37.2(b).

“Institutional Lender” is defined in Section 25.1(c).

“Interest Rate” means the prime rate of interest published in the Wall Street Journal as of the first date any applicable interest accrues, plus four percent (4%).

“Land” is defined in Recital A.

“Lease” is defined in the introductory paragraph.

“Lease Year” means each successive twelve month period commencing on September 1 and ending on August 31, provided that the first partial Lease Year shall commence on the Effective Date and the last partial Lease Year shall end on the Termination Date.

“Leasehold Mortgage” is defined in Section 25.1(a).

“Lessee” is defined in the introductory paragraph.

“Lessee Environmental Activity” means any use, treatment, keeping, handling, storage, transport, sale or Release at, on, under or from the Premises of any Hazardous Substance during the Term by Lessee or Lessee’s Agents, or Roche or Roche’s Agents.

“Lessee’s Agents” means Lessee’s employees, agents, contractors, invitees, assignees and subtenants.

“Lessor” is defined in the introductory paragraph.

“Lessor Released Parties” shall mean The Board of Trustees of The Leland Stanford Junior University, and all of its affiliated organizations, and their respective trustees, directors, officers, employees, faculty, students, agents, and insurance carriers.

“Lessor’s Agents” means Lessor’s employees, agents and contractors.

“Lessor’s Interest” is defined in Section 16.2.

“Liens” are defined in Section 16.1.

“Major Sublease” is defined in Section 24.4(a).

“Major Sublease Offer” is defined in Section 24.4(a).

“Mayfield Development Agreement” is defined in Section 5.1.

“MDA Adjustment Date” is defined in Section 7.2.

“MDA Assignment Date” is defined in Section 5.5.

“MDA Improvements” are defined in Section 5.4.

“MDA Rent” is defined in Section 7.2.

“MDA Rights” is defined in Section 5.5.

“Minimum Annual Rent” is defined in Section 7.1.

“Non-R&D Use” is defined in Section 10.2

“Offer” is defined in Section 23.5(a).

“Official Records” is defined in Recital B.

“Original Lease” is defined in Recital B.

“Permitted Sublease” is defined in Section 24.3.

“Phase 1 Square Footage” is defined in Section 5.1.

“Phase 2 Square Footage” is defined in Section 5.1.

“Pre-Existing Square Footage” is defined in Section 22.4.

“Premises” is defined in Recital C.

“Project Costs” is defined in Section 9.2.

“Property Taxes” are defined in Section 8.2.

“Proposed District” is defined in Section 8.6.

“Release” with respect to Hazardous Substances, means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Substances into the environment; provided that “Release” shall not include the migration, seepage or discharge on, over or across the Premises of any Hazardous Substance that originates off of the Premises.

“Remaining Substances” is defined in Section 19.3(b).

“Rent” means Minimum Annual Rent, MDA Rent and Additional Rent.

“Roche” is defined in Recital B.

“Roche’s Agents” means Roche’s employees, agents, contractors, predecessors-in-interest, assignees, subtenants and invitees.

“Roche License” is defined in Section 19.8.

“SEC” is defined in Section 23.2(f).

“Security Deposit” is defined in Section 28.5.

“Selection Date” is defined in Section 37.2(b).

“Supplemental Audit” is defined in Section 19.5.

“Term” is stated in Article 1.

“Termination Date” means the Expiration Date or such earlier date as this Lease is terminated pursuant to any provision hereof.

“Termination Notice” is defined in Section 5.6.

“Transfer” is defined in Section 23.1.

“Transit Fees” are defined in Section 8.7.

“Triggering Event” is defined in Section 5.1.

EXHIBIT A

LEGAL DESCRIPTION OF PREMISES

Real property in the City of PALO ALTO, County of SANTA CLARA, State of California, described as follows:

PARCEL ONE:

BEING A PORTION OF PARCEL A, AS SHOWN ON THAT CERTAIN PARCEL MAP, FILED APRIL 27, 1979 IN BOOK 440 OF MAPS AT PAGE 37, RECORDS OF SANTA CLARA COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHEASTERLY LINE OF SAID PARCEL A, DISTANT THEREON SOUTH 53°09’05” EAST 409.70 FEET ALONG SAID LINE, FROM THE NORTHWESTERLY TERMINUS OF THE NORTHEASTERLY LINE OF SAID PARCEL A, SHOWN ON SAID PARCEL MAP (440 M 37) AS “S 53°09’05” E 1410.04’”;

THENCE LEAVING SAID NORTHEASTERLY LINE, THE FOLLOWING THIRTY-FOUR (34) COURSES:

1) SOUTH 36°50’55” WEST, 67.33 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 251.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 34°14’40” WEST;

2) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 07°34’55” AND AN ARC LENGTH OF 33.21 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 246.00 FEET;

3) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 07°42’11” AND AN ARC LENGTH OF 33.07 FEET TO THE BEGINNING OF A REVERSE CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 444.00 FEET;

4) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 08°00’14” AND AN ARC LENGTH OF 62.02 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 275.00 FEET;

5) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 20°11’57” AND AN ARC LENGTH OF 96.95 FEET;

6) SOUTH 44°08’23” WEST, 32.27 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 19.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 07°56’38” WEST;

7) WESTERLY AND SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 63°19’01” AND AN ARC LENGTH OF 21.00 FEET;

8) SOUTH 34°37’37” WEST, 11.51 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 100.00 FEET;

9) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 43°40’46” AND AN ARC LENGTH OF 76.24 FEET;

10) SOUTH 78°18’23” WEST, 15.55 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 58.00 FEET;

11) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 32°06’19” AND AN ARC LENGTH OF 32.50 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 33.00 FEET;

12) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 42°21’17” AND AN ARC LENGTH OF 24.39 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE EAST, HAVING A RADIUS OF 85.00 FEET;

13) SOUTHERLY AND SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 31°53’43” AND AN ARC LENGTH OF 47.32 FEET;

14) SOUTH 28°02’56” EAST, 13.27 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 661.00 FEET;

15) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 05°47’03” AND AN ARC LENGTH OF 66.73 FEET;

16) SOUTH 33°49’59” EAST, 41.66 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 450.00 FEET;

17) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 23°35’50” AND AN ARC LENGTH OF 185.33 FEET;

18) SOUTH 10°14’09” EAST, 132.03 FEET;

19) SOUTH 79°45’51” WEST, 86.26 FEET;

20) SOUTH 07°29’54” EAST, 17.21 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 25.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 18°39’09” EAST;

21) WESTERLY AND SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 78°31’49” AND AN ARC LENGTH OF 34.27 FEET;

22) SOUTH 84°26’47” WEST, 282.62 FEET;

23) SOUTH 09°38’42” WEST, 153.27 FEET;

24) SOUTH 80°21’18” EAST, 60.31 FEET;

25) SOUTH 05°16’41” EAST, 233.88 FEET;

26) SOUTH 84°43’19” WEST, 65.79 FEET;

27) NORTH 05°16’41” WEST, 10.15 FEET;

28) SOUTH 84°43’19” WEST, 89.73 FEET;

29) SOUTH 05°16’41” EAST, 32.52 FEET;

30) NORTH 84°43’19” EAST, 18.38 FEET;

31) SOUTH 05°16’41” EAST, 51.46 FEET;

32) SOUTH 85°00’12” WEST, 28.74 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 20.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 36°41’24” WEST;

33) NORTHWESTERLY, WESTERLY AND SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 83°22’23” AND AN ARC LENGTH OF 29.10 FEET;

34) SOUTH 85°00’12” WEST, 318.23 FEET TO THE SOUTHWESTERLY LINE OF SAID PARCEL A (440 M 37);

THENCE ALONG SAID SOUTHWESTERLY LINE AND ALONG THE GENERAL SOUTHEASTERLY, EASTERLY AND NORTHEASTERLY LINES OF SAID PARCEL A, THE FOLLOWING TWENTY-FIVE (25) COURSES:

1) SOUTH 15°27’55” EAST, 470.41 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 3040.00 FEET;

2) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 06°08’16” AND AN ARC LENGTH OF 325.66 FEET;

3) SOUTH 09°19’39” EAST, 444.50 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 629.58 FEET;

4) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL OF 09°56’07” AND AN ARC LENGTH OF 109.17 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 50.00 FEET;

5) SOUTHEASTERLY, EASTERLY AND NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 105°43’31” AND AN ARC LENGTH OF 92.26 FEET TO THE BEGINNING OF A REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 4045.00 FEET;

6) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 02°39’21” AND AN ARC LENGTH OF 187.50 FEET;

7) NORTH 57°40’04” EAST, 19.62 FEET TO THE BEGINNING OF CURVE TO THE LEFT, HAVING A RADIUS OF 7955.00 FEET;

8) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 01°45’20” AND AN ARC LENGTH OF 243.74 FEET;

9) NORTH 55°54’44” EAST, 422.41 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 3045.00 FEET;

10) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 03°42’43” AND AN ARC LENGTH OF 197.27 FEET;

11) NORTH 59°37’27” EAST, 500.76 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 2955.00 FEET;

12) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 03°24’00” AND AN ARC LENGTH OF 175.35 FEET;

13) NORTH 34°06’07” WEST, 119.98 FEET;

14) NORTH 55°53’53” EAST, 10.00 FEET;

15) SOUTH 34°06’07” EAST, 120.02 FEET, TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 2955.00 FEET, FROM WHICH A RADIAL LINE BEARS NORTH 33°58’11” WEST;

16) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 00°07’05” AND AN ARC LENGTH OF 6.09 FEET;

17) NORTH 55°54’44” EAST, 484.28 FEET;

18) NORTH 34°05’16” WEST, 15.00 FEET;

19) NORTH 55°54’44” EAST, 20.00 FEET;

20) SOUTH 34°05’16” EAST, 15.00 FEET;

21) NORTH 55°54’44” EAST, 283.15 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 50.00 FEET;

22) NORTHEASTERLY, NORTHERLY AND NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 116°54’44” AND AN ARC LENGTH OF 102.03 FEET;

23) NORTH 61°00’00” WEST, 468.88 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 2065.00 FEET;

24) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 07°50’55” AND AN ARC LENGTH OF 282.87 FEET;

25) NORTH 53°09’05” WEST, 1000.34 FEET TO THE POINT OF BEGINNING.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT FOR VEHICULAR ACCESS, AS GRANTED IN THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT RECORDED APRIL 15, 2003, INSTRUMENT NO. 16965759, AND BEING SHOWN IN THE DRAWING MARKED, “SCHEDULE C EASEMENTS”, ATTACHED THERETO.

PARCEL THREE:

A NON-EXCLUSIVE EASEMENT FOR VEHICULAR AND PEDESTRIAN ACCESS, AS GRANTED IN THAT CERTAIN EASEMENT AGREEMENT RECORDED APRIL 15, 2003, INSTRUMENT NO. 16965760, AND BEING DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL A, AS SHOWN ON THAT CERTAIN PARCEL MAP, FILED APRIL 27, 1979 IN BOOK 440 OF MAPS AT PAGE 37, RECORDS OF SANTA CLARA COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHEASTERLY LINE OF SAID PARCEL A, DISTANT THEREON SOUTH 53° 09’ 05” EAST, 409.70 FEET ALONG SAID LINE, FROM THE NORTHWESTERLY TERMINUS OF THE NORTHEASTERLY LINE OF SAID PARCEL A, AS SHOWN ON SAID PARCEL MAP (440 M 37) AS “S 53° 09’ 50” E 1410.04”);

THENCE LEAVING SAID NORTHEASTERLY LINE, THE FOLLOWING FIVE (5) COURSES:

1) SOUTH 36° 50’ 55” WEST, 67.33 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 251.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 34° 14’ 40” WEST;

2) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 07° 34’ 55” AND AN ARC LENGTH OF 33.21 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 246.00 FEET;

3) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 07° 42’ 11” AND AN ARC LENGTH OF 33.07 FEET TO THE BEGINNING OF A REVERSE CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 444.00 FEET;

4) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 08° 00’ 14” AND AN ARC LENGTH OF 62.02 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 275.00 FEET;

5) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 18° 41’ 00” AND AN ARC LENGTH OF 89.67 FEET TO THE TRUE POINT OF BEGINNING OF THIS DESCRIPTION;

THENCE LEAVING SAID POINT, THE FOLLOWING TWENTY-EIGHT (28) COURSES:

1) SOUTH 44° 08’ 23” WEST, 28.73 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 19.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 32° 08’ 21” WEST;

2) WESTERLY AND SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 87° 30’ 44” AND AN ARC LENGTH OF 29.02 FEET;

3) SOUTH 34° 37’ 37” WEST, 11.51 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 100.00 FEET;

4) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 43° 40’ 46” AND AN ARC LENGTH OF 76.24 FEET;

5) SOUTH 78° 18’ 23” WEST, 15.55 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 58.00 FEET;

6) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 32° 06’ 19” AND AN ARC LENGTH OF 32.50 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 33.00 FEET;

7) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 42° 21’ 17” AND AN ARC LENGTH OF 24.39 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE EAST, HAVING A RADIUS OF 85.00 FEET;

8) SOUTHERLY AND SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 31° 53’ 43” AND AN ARC LENGTH OF 47.32 FEET;

9) SOUTH 28° 02’ 56” EAST, 13.27 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 661.00 FEET;

10) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 05° 47’ 03” AND ARC LENGTH OF 66.73 FEET;

11) SOUTH 33° 49’ 59” EAST, 41.66 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 450.00 FEET;

12) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 23° 35’ 50” AND AN ARC LENGTH OF 185.33 FEET;

13) SOUTH 10° 14’ 09” EAST, 132.03 FEET;

14) SOUTH 79° 45’ 51” WEST, 26.00 FEET;

15) NORTH 10° 14’ 09” WEST, 132.03 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 424.00 FEET;

16) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 04° 21’ 35” AND AN ARC LENGTH OF 32.26 FEET;

17) NORTH 75° 24’ 16” EAST, 6.00 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 430.00 FEET, FROM

WHICH A RADIAL LINE BEARS SOUTH 75° 24’ 16” WEST;

18) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 19° 14’ 15” AND AN ARC LENGTH OF 144.38 FEET;

19) NORTH 33° 49’ 59” WEST, 41.66 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 681.00 FEET;

20) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 05° 47’ 03” AND AN ARC LENGTH OF 68.75 FEET;

21) NORTH 28° 02’ 56” WEST, 13.27 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 105.00 FEET;

22) NORTHERLY AND NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 31° 53’ 43” AND AN ARC LENGTH OF 58.45 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A 53.00 FEET;

23) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 42° 21’ 17” AND AN ARC LENGTH OF 39.18 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 78.00 FEET;

24) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 32° 06’ 19” AND AN ARC LENGTH OF 43.71 FEET;

25) NORTH 78° 18’ 23” EAST, 15.55 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 80.00 FEET;

26) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 43° 40’ 46” AND AN ARC LENGTH OF 60.99 FEET;

27) NORTH 34° 37’ 37” EAST, 70.87 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 275.00 FEET, FROM WHICH A RADIAL LINE BEARS NORTH 54° 56’ 42” EAST;

28) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 09° 17’ 54” AND AN ARC LENGTH OF 44.63 FEET TO THE TRUE POINT OF BEGINNING OF THIS DESCRIPTION.

PARCEL FOUR:

A NON-EXCLUSIVE EASMENT TO OPERATE, INSPECT, REPAIR, MAINTAIN, REPLACE AND REMOVE UNDERGROUND TELEPHONE, GAS, ELECTRIC AND WATER LINES AND STORM DRAIN AND SANITARY SEWER SYSTEMS AND A NON-EXCLUSIVE RIGHT OF INGRESS AND EGRESS, AS GRANTED IN THAT CERTAIN EASEMENT AGREEMENT RECORDED APRIL 15, 2003, INSTRUMENT NO. 16965761, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO EASEMENT AGREEMENT RECORDED APRIL 27, 2011 AS INSTRUMENT NO. 21158403, AND BEING DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL A, AS SHOWN ON THAT CERTAIN PARCEL MAP, FILED APRIL 27, 1979 IN BOOK 440 OF MAPS AT PAGE 37, RECORDS OF SANTA CLARA COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHEASTERLY LINE OF SAID PARCEL A, DISTANT THEREON SOUTH 53° 09’ 05” EAST, 409.70 FEET ALONG SAID LINE, FROM THE NORTHWESTERLY TERMINUS OF THE NORTHEASTERLY LINE OF SAID PARCEL A, SHOWN ON SAID PARCEL MAP (440 M 37) AS “S 53° 09’ 05” E 1410.04)”;

THENCE LEAVING SAID NORTHEASTERLY LINE, THE FOLLOWING FIFTEEN (15) COURSES:

1) SOUTH 36° 50’ 55” WEST, 67.33 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 251.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 34° 14’ 40” WEST;

2) NORTHWESTERLY, ALONG SID CURVE, THROUGH A CENTRAL ANGLE OF 07° 34’ 55” AND AN ARC LENGTH OF 33.21 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 246.00 FEET;

3) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 07° 42’ 11” AND AN ARC LENGTH OF 33.07 FEET TO THE BEGINNING OF A REVERSE CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 444.00 FEET;

4) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 08° 00’ 14” AND AN ARC LENGTH OF 62.02 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 275.00 FEET;

5) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 20° 11’ 57” AND AN ARC LENGTH OF 96.95 FEET;

6) SOUTH 44° 08’ 23” WEST, 32.27 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 19.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 07° 56’ 38” WEST;

7) WESTERLY AND SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 63° 19’ 01” AND AN ARC LENGTH OF 21.00 FEET;

8) SOUTH 34° 37’ 37” WEST, 11.51 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 100.00 FEET;

9) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 43° 40’ 46” AND AN ARC LENGTH OF 76.24 FEET;

10) SOUTH 78° 18’ 23” WEST, 15.55 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 58.00 FEET;

11) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 32° 06’ 19” AND AN ARC LENGTH OF 32.50 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 33.00 FEET;

12) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 42° 21’ 17” AND AN ARC LENGTH OF 24.39 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE EAST, HAVING A RADIUS OF 85.00 FEET;

13) SOUTHERLY AND SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 31° 53’ 43” AND AN ARC LENGTH OF 47.32 FEET;

14) SOUTH 28° 02’ 56” EAST, 13.27 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 661.00 FEET;

15) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 03° 22’ 40” AND AN ARC LENGTH OF 38.97 FEET TO THE TRUE POINT OF BEGINNING OF THIS DESCRIPTION, FROM SAID POINT A RADIAL LINE BEARS NORTH 58° 34’ 24” EAST;

THENCE CONTINUING ALONG SAID CURVE WITH RADIUS OF 661.00 FEET, THE FOLLOWING TWELVE (12) COURSES:

1) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 02° 24’ 23” AND AN ARC LENGTH OF 27.76 FEET;

2) SOUTH 33° 49’ 59” EAST, 41.66 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 450.00 FEET;

3) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 23° 35’ 50” AND AN ARC LENGTH OF 185.33 FEET;

4) SOUTH 10° 14’ 09” EAST, 132.03 FEET;

5) SOUTH 79° 45’ 51” WEST, 86.26 FEET;

6) SOUTH 07° 29’ 54” EAST, 17.21 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 25.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 18° 39’ 09” EAST;

7) SOUTHWESTERLY AND SOUTHERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 78° 31’ 49” AND AN ARC LENGTH OF 34.27 FEET;

8) SOUTH 84° 26’ 47” WEST, 27.04 FEET;

9) NORTH 05° 32’ 28” WEST, 82.55 FEET;

10) NORTH 50° 43’ 24” EAST, 122.74 FEET;

11) NORTH 20° 02’ 40” WEST, 276.20 FEET;

12 NORTH 73° 26’ 18” EAST, 3.46 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL FIVE:

A NON-EXCLUSIVE EASEMENT TO OPERATE, INSPECT, REPAIR, MAINTAIN, REPLACE AND REMOVE THE FIBER OPTIC COMMUNICATIONS CONDUIT AND A NON-EXCLUSIVE RIGHT OF INGRESS AND EGRESS, AS GRANTED IN THAT CERTAIN EASEMENT AGREEMENT RECORDED APRIL 15, 2003, INSTRUMENT NO. 16965763 AS AMENDED BY THAT FIRST AMENDMENT TO EASEMENT RECORDED MARCH 29, 2005, INSTRUMENT NO. 18295969, AND BEING DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL A, AS SHOWN ON THAT CERTAIN PARCEL MAP, FILED APRIL 27, 1979 IN BOOK 440 OF MAPS AT PAGE 37, RECORDS OF SANTA CLARA COUNTY, DESCRIBED AS FOLLOWS:

BEING ALSO A PORTION OF THAT 36.008 ACRE ± PARCEL OF LAND, AS DESCRIBED IN THAT CERTAIN MEMORANDUM OF LEASE AMENDMENT, BETWEEN THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY AND ROCHE PALO ALTO, LLC, RECORDED APRIL 15, 2003, UNDER DOCUMENT NO. 16965756, OFFICIAL RECORDS OF SANTA CLARA COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHERLY CORNER OF SAID 36.008 ACRE PARCEL (DOC. 16965756), SAID CORNER BEING ALSO A POINT ON THE SOUTHWESTERLY LINE OF SAID PARCEL A (440 M 37);

THENCE ALONG SAID SOUTHWESTERLY LINE OF SAID PARCEL A, NORTH 15° 27’ 55” WEST, 856.93 FEET;

THENCE LEAVING SAID SOUTHWESTERLY LINE, THE FOLLOWING FOUR (4) COURSES:

1) NORTH 85° 20’ 05” EAST, 255.73 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 370.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 50° 25’ 21” WEST;

2) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 34° 26’ 52” AND ARC LENGTH OF 222.45 FEET;

3) SOUTH 05° 07’ 47” EAST, 284.07 FEET;

4) NORTH 84° 43’ 19” EAST, 291.54 FEET TO A POINT ON THE EASTERLY LINE OF SAID 36.008 ACRE PARCEL (DOC. 16965756);

THENCE ALONG SAID EASTERLY LINE AND ALONG THE GENERAL EASTERLY AND SOUTHERLY LINES OF SAID 36.008 ACRE PARCEL, THE FOLLOWING TWELVE (12) COURSES:

1) SOUTH 09° 38’ 42” WEST, 26.65 FEET;

2) SOUTH 80° 21’ 18” EAST, 60.31 FEET;

3) SOUTH 05° 16’ 41” EAST, 233.88 FEET;

4) SOUTH 84° 43’ 19” WEST, 65.79 FEET;

5) NORTH 05° 16’ 41” WEST, 10.15 FEET;

6) SOUTH 84° 43’ 19” WEST, 89.73 FEET;

7) SOUTH 05° 16’ 41” EAST, 32.52 FEET;

8) NORTH 84° 43’ 19” EAST, 18.38 FEET;

9) SOUTH 05° 16’ 41” EAST, 51.46 FEET;

10) SOUTH 85° 00’ 12” WEST, 28.74 FEET TO BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 20.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 36° 41’ 24” WEST;

11) NORTHWESTERLY, WESTERLY AND SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 83° 22’ 23” AND ARC LENGTH OF 29.10 FEET;

12) SOUTH 85° 00’ 12” WEST, 318.23 FEET TO THE POINT OF BEGINNING.

APN: 142-16-085 and 142-16-083

EXHIBIT B

HCP EASEMENT AREA

EXHIBIT C

ASSIGNMENT AND ASSUMPTION OF MDA RIGHTS

AND CONFIRMATION OF MDA RENT COMMENCEMENT DATE

THIS ASSIGNMENT AND ASSUMPTION OF MDA RIGHTS AND CONFIRMATION OF MDA RENT COMMENCEMENT DATE (the “Assignment”) is entered into as of             , 20     (the “MDA Assignment Date”) by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Assignor”), and                     , a                      (“Assignee”). [NOTE: LESSOR TO INSERT DATE OF TENDER OF THIS ASSIGNMENT AS THE MDA ASSIGNMENT DATE AT THE TIME OF DELIVERY TO LESSEE. SEE ARTICLE 5.]

A. Assignor is the lessor, and Assignee is the lessee under that certain Amended and Restated Ground Lease dated as of             , 2011 (the “Lease”), pursuant to which Assignee leases that certain real property commonly known as 3431 Hillview Avenue, Palo Alto, California (the “Premises”), and more particularly described in the Lease.

B. Pursuant to Article 5 of the Lease, Assignor and Assignee have agreed to the terms and conditions upon which Assignor will assign and Assignee will assume, the “MDA Rights”, as defined in the Lease. All capitalized terms not defined in this Assignment shall have the meanings set forth in the Lease.

C. Lessor now desires to assign the MDA Rights to Assignee, and Assignee desires to assume the MDA Rights from Assignor, on the terms and conditions set forth in the Lease.

NOW THEREFORE, the parties agree as follows:

1. As of the MDA Assignment Date, Assignor hereby assigns to Assignee the MDA Rights, and all of Assignor’s rights and obligations with respect to the MDA Rights as more particularly described in the Lease and in the Mayfield Development Agreement.

2. As of the MDA Assignment Date, Assignee hereby assumes the MDA Rights, and all of Assignor’s rights and obligations with respect to the MDA Rights as more particularly described in the Lease and in the Mayfield Development Agreement.

3. As of the MDA Assignment Date, Assignee shall commence the payment of the MDA Rent described in Section 7.2 of the Lease.

4. In the event of any legal or equitable proceeding to enforce any of the terms or conditions of this Assignment, or any alleged disputes, breaches, defaults or misrepresentations in connection with any provision of this Assignment, the prevailing party in such proceeding shall be entitled to recover its reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and costs of defense paid or incurred in good faith.

5. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

6. If any provision of this Assignment as applied to either party or to any circumstance shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Assignment, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of this Assignment as a whole.

7. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Assignment to physically form one document.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the day and year first above written.

THE BOARD OF TRUSTEES OF THE
LELAND STANFORD JUNIOR UNIVERSITY

By:

Title:

By:

Title:

EXHIBIT D

DETERMINATION OF FAIR MARKET RENTAL VALUE

If within the 30-day negotiating period Lessor and Lessee cannot reach agreement as to the Fair Market Rental Value, they shall each select one appraiser to determine the Fair Market Rental Value. Each such appraiser shall arrive at a determination of the Fair Market Rental Value and submit his or her conclusions to Lessor and Lessee within thirty (30) days after the expiration of the initial 30-day negotiating period.

If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Fair Market Rental Value. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten (10) percent of the higher of the two, the average of the two shall be the Fair Market Rental Value. If the two appraisals differ by more than ten (10) percent of the higher of the two, then the two appraisers shall immediately select a third appraiser who will within thirty (30) days of his or her selection make a determination of the Fair Market Rental Value and submit such determination to Lessor and Lessee. This third appraisal will then be averaged with the closer of the previous two appraisals and the result shall be the Fair Market Rental Value.

All appraisers specified pursuant hereto shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising office, research and development and industrial properties in the San Francisco/Peninsula/South Bay area. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in the determination.

EXHIBIT E

TRI-PARTY AGREEMENT

THIS AGREEMENT is entered into as of                     ,             , by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Lessor”),                     , a                      (“Lessee”) and                     , a                      (“Lender”).

RECITALS

A. Lessor is the owner of that certain real property, being a portion of the lands of The Leland Stanford Junior University, located in the County of Santa Clara, State of California, and more particularly described in attached Exhibit A (the “Premises”) and the lessor under that certain Restated and Amended Ground Lease of the Premises dated as of                     , 2011, by and between Lessor and Lessee (the “Lease”).

B. Lessee desires to obtain a loan from Lender in the principal amount [of] [not to exceed]                      Dollars ($        ) (the “Loan”) and to encumber its leasehold interest under the Lease as security for the Loan.

C. Lender is willing to make the Loan to Lessee secured by Lessee’s leasehold interest under the Lease provided that Lessor consents thereto and agrees to the provisions of this Agreement.

D. Lessor is willing to consent to the encumbering of Lessee’s leasehold interest under the Lease as security for the Loan on the terms and conditions set forth in this Agreement. Lender is an approved “Institutional Lender” as that term is defined in the Lease.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other mutual valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Encumbrance of Leasehold Interest. Subject to the terms and conditions of this Agreement, Lessor hereby consents to the encumbering of Lessee’s leasehold interest under the Lease pursuant to a mortgage or deed of trust as security for the Loan provided that the outstanding amount of the Loan secured thereby shall not exceed $         (the mortgage, deed of trust or other security instrument permitted hereunder being herein referred to as the “Leasehold Mortgage”). In no event shall any interest of Lessor in the Premises be subject or subordinate to any lien or encumbrance of the Leasehold Mortgage or any other mortgage, deed of trust, or other security instrument.

2. Parties’ Obligations. During the continuance of the Leasehold Mortgage until such time as the lien of the Leasehold Mortgage shall have been extinguished, the parties agree as follows:

(a) Modifications to Lease. Lessor shall not agree to any mutual termination nor accept any surrender of the Lease, except upon the expiration of the term of the

Exh. E - p. 1 of 7

Lease or its termination pursuant to any express provision of the Lease, nor shall any material amendment or modification of the Lease be binding upon Lender or any purchaser in foreclosure from Lender, unless Lender has given its prior written consent to such amendment or modification, which consent shall not be unreasonably withheld and shall be deemed given if a written refusal to consent together with a written explanation of the reasons for such refusal to consent is not received by Lessor from Lender within ten (10) days after receipt by Lender of a written request for Lender’s consent to a proposed amendment or modification.

(b) Insurance. Lender may be a named insured on any fire and other hazard insurance policies carried by Lessee and covering the Premises. All proceeds of any such insurance policies shall be held by Lessor, or at the request of Lender, by a trust company satisfactory to Lessor and Lender. In the event that at any time prior to expiration of the term of the Lease there shall be a partial or total destruction of the buildings and improvements then on the Premises from any cause, Lessee shall not have the right to terminate the Lease but shall diligently restore and rehabilitate said buildings and improvements pursuant to plans and specifications first approved by Lessor and Lender in writing, and, except as hereinafter provided, all proceeds of all property damage insurance shall be disbursed to Lessee upon such terms as Lessor and Lender may agree, for the purpose of restoring and rehabilitating said buildings and improvements. Should the proceeds of such insurance exceed the cost of such restoration and rehabilitation, the balance shall be paid to Lender to be credited by Lender as a payment on account of the Loan, and the remaining balance, if any, shall be paid in accordance with the Lease. Proceeds of any business or rental interruption insurance carried by Lessee with respect to the Premises shall be applied first to any unpaid obligations of Lessee under the Lease, then to any unpaid obligations under the Leasehold Mortgage and any remaining balance may be paid to Lessee.

(c) Lender’s Right to Perform. Lender shall have the right, but not the obligation, at any time prior to termination of the Lease to pay all rental due thereunder, to provide any insurance and make any other payments, to make any repairs and improvements and do any other act or thing required of Lessee thereunder, and to do any act or thing which may be necessary and proper to be done in the performance and observance of the covenants, conditions and agreements thereof to prevent the termination of the Lease. All payments so made and all things so done and performed by Lender shall be as effective to prevent a termination of the Lease as the same would have been if made, done and performed by Lessee instead of by Lender.

(d) Lessee’s Default. Should any default occur under the Lease, Lender shall have thirty (30) days after receipt of notice from Lessor setting forth the nature of such default, and, if the default is such that possession of the Premises may be necessary to remedy the default, a reasonable time after the expiration of such thirty (30) day period within which to remedy such default, provided that (i) Lender shall have fully cured any default in the payment of any monetary obligations of Lessee under the Lease, within such thirty (30) day period and shall continue to pay currently such monetary obligations as and when the same are due, and (ii) Lender shall have given Lessor written notice that Lender intends to take action to acquire Lessee’s leasehold estate, and, subject to the provisions of Section 2(i) below, commenced foreclosure or other appropriate proceedings in the nature thereof, and shall thereafter diligently and continuously prosecute such proceedings to completion. Lender shall not be liable for any indemnities set forth in the Lease unless and until Lender assumes the obligations of Lessee thereunder; provided, however, that in the event the default under the Lease relates to Lessee’s failure to make any payment due on an indemnity set forth in the Lease, Lender acknowledges that its failure to cure such default may result in the termination of the Lease and the loss of Lender’s security.

(e) Lender’s Right to Cure. A default under the Lease which in the nature thereof cannot be remedied by Lender shall be deemed to be remedied if (i) within thirty (30) days after receiving written notice from Lessor of such default, Lender shall have given Lessor written notice that Lender intends to take action to acquire Lessee’s interest under the Lease and, subject to the provisions of Section 2(i) below, commenced foreclosure or other appropriate proceedings in the nature thereof, and Lender shall thereafter diligently and continuously prosecute any such proceedings to completion, (ii) Lender shall have fully cured any default in the payment of any monetary obligations of Lessee under the Lease within such thirty (30) day period and shall thereafter continue to faithfully perform all such monetary obligations, and (iii) after gaining possession of the Premises, Lender shall perform all of the obligations of Lessee under the Lease as and when the same are due and cure any defaults that are curable by Lender but that require possession of the Premises to cure, such cure to be effected within thirty (30) days after gaining possession, or such longer period of time as is reasonably necessary to effect such cure using all due diligence.

(f) Notices. Lessor shall mail to Lender a duplicate copy by certified mail of any and all notices which Lessor may from time to time give to or serve upon Lessee pursuant to the provisions of the Lease; and no notice by Lessor to Lessee hereunder shall be deemed to have been given as to Lender unless and until a copy thereof has been mailed to Lender.

(g) Foreclosure. Subject to the provisions of this subsection (g) and subsection (i) below, foreclosure of a Leasehold Mortgage or any sale thereunder, whether by judicial proceedings or by virtue of any power of sale contained in the Leasehold Mortgage, or any conveyance of the leasehold interest under the Lease from Lessee to Lender by virtue or in lieu of foreclosure or other appropriate proceedings in the nature thereof, shall not require the consent of Lessor or constitute a breach of any provision of or a default under the Lease and upon such foreclosure, sale or conveyance, Lessor shall recognize Lender, or any other foreclosure sale purchaser or recipient of any deed in lieu, as the Lessee under the Lease; provided:

(i) Lender shall have fully complied with the provisions of this Agreement applicable prior to gaining possession of the Premises and Lender or the foreclosure sale purchaser or deed in lieu recipient, as the case may be, who is to become the Lessee under the Lease shall comply with the provisions of this Agreement applicable after gaining possession of the Premises;

(ii) Lender, or the foreclosure sale purchaser or deed in lieu recipient, as the case may be, who is to become the Lessee under the Lease shall be responsible for taking such actions as shall be necessary to obtain possession of the Premises; and

(iii) Lender, or the foreclosure sale purchaser or deed in lieu recipient, as the case may be, who is to become the Lessee under the Lease shall execute, acknowledge and deliver to Lessor an instrument in form satisfactory to Lessor pursuant to which Lender or the foreclosure sale purchaser or deed in lieu recipient, as the case may be, expressly assumes all obligations of the Lessee under the Lease, which instrument shall contain the same representation and release by the entity assuming the Lessee’s obligations under the Lease as are made by Lender pursuant to Section 3 of this Agreement.

If there are two or more Leasehold Mortgages or foreclosure sale purchasers (whether of the same or different Leasehold Mortgages), Lessor shall have no duty or obligation whatsoever to determine the relative priorities of such Leasehold Mortgages or the rights of the different holders thereof and/or foreclosure sale purchasers. If Lender becomes the Lessee under the Lease, or under any new lease obtained pursuant to subsection (h) below, Lender shall not be personally liable for the obligations of the Lessee under the Lease accruing prior to or after the period of time that Lender is the Lessee thereunder.

(h) Rejection of Lease. Should the Lease be terminated by reason of any rejection of the Lease in a bankruptcy proceeding, Lessor shall, subject to the terms and conditions of this subsection (h) and subsection (i) below, upon written request by Lender to Lessor made within thirty (30) days after such termination, execute and deliver a new lease of the Premises to Lender for the remainder of the term of the Lease with the same covenants, conditions and agreements (except for any requirements which have been satisfied by the Lessee prior to termination) as are contained therein; provided, however, that Lessor’s execution and delivery of such new lease of the Premises shall be made without representation or warranty of any kind or nature whatsoever, either express or implied, including without limitation, any representation or warranty regarding title to the Premises or the priority of such new lease; Lessor’s obligations and liability under such new lease shall not be greater than if the Lease had not terminated and Lender had become the Lessee thereunder, and the new lease shall contain the same representation and release made by the entity that is the lessee thereunder as are made by Lender under Section 3 of this Agreement. Lessor’s delivery of the Premises to Lender pursuant to such new lease shall be made without representation or warranty of any kind or nature whatsoever, either express or implied; and Lender shall take the Premises “as is” in their then current condition. Upon execution and delivery of such new lease, Lender, at its sole cost and expense, shall be responsible for taking such action as shall be necessary to cancel and discharge the Lease and to remove the Lessee named therein and any other occupant from the Premises. Lessor’s obligation to enter into such new lease of the Premises with Lender shall be conditioned as follows:

(i) Lender shall have complied with the provisions of this Agreement applicable prior to the gaining of possession and shall comply with the provisions of this Agreement applicable after gaining possession of the Premises;

(ii) if more than one holder of a Leasehold Mortgage claims to be the Lender and requests such new lease, Lessor shall have no duty or obligation whatsoever to determine the relative priority of such Leasehold Mortgages, and in the event of any dispute between or among the holders thereof, Lessor shall have no obligation to enter into any such new lease if such dispute is not resolved to the sole satisfaction of Lessor within ninety (90) days after the date of termination of the Lease; and

(iii) Lender shall pay all costs and expenses of Lessor, including without limitation, reasonable attorneys’ fees, real property transfer taxes and any escrow fees and recording charges, incurred in connection with the preparation and execution of such new lease and any conveyances related thereto.

(i) Transfer of Leasehold Interest. In the event Lender desires to transfer the leasehold interest in the Premises by foreclosure sale, accept a deed in lieu of foreclosure, or acquire Lessee’s interest in the Lease by any other means, Lender shall provide Lessor not less than thirty (30) days prior written notice of its intention to exercise any such right and Lessor shall have the right, exercisable within thirty (30) days after receipt of such written notice to elect to acquire the entire interest in the Loan and the Leasehold Mortgage for a price equal to the sum of the outstanding unpaid balance of the Loan secured by the Leasehold Mortgage, together with any other amounts due and unpaid under the Leasehold Mortgage. In the event Lender desires to sell the Loan to a third party, Lender shall provide Lessor not less than thirty (30) days prior written notice of its intention to do so, identifying in reasonable detail the terms upon which the third party is willing to purchase the Loan, and Lessor shall have the right, exercisable within thirty (30) days after receipt of such written notice, to elect to purchase the Loan and the Leasehold Mortgage for a price equal to that which would have been paid by the third party. The closing of the acquisition of the Loan (the “Closing”) shall occur within thirty (30) days after the date of such election through escrow at a title company selected by Lessor and reasonably acceptable to Lender (the “Title Company”). At the Closing Lessor shall deliver to Lender through escrow the purchase price for the Loan and Lender shall assign to Lessor all of its right, title and interest in the Loan and the Leasehold Mortgage pursuant to documentation satisfactory to Lessor and the Title Company. If Lessor fails to deliver into escrow the required funds within said thirty (30) day period with instructions to deliver said funds to Lender conditioned only upon receipt of the documentation necessary to enable the Title Company to insure Lessor as the sole Beneficiary of the Leasehold Mortgage, Lender shall be entitled to pursue its rights to acquire or transfer the leasehold estate pursuant to this Agreement. If Lessor delivers said funds as required herein, Lender’s rights under this Agreement shall terminate and be of no further force or effect.

3. Hazardous Substances. By execution of this Agreement, Lender hereby represents to Lessor as follows: Lender is aware that detectable amounts of hazardous substances and groundwater contaminants have come to be located beneath and/or in the vicinity of the Premises. (See, for example, Remedial Action Order No. 95-013 dated 1/18/95; and No. 88/89-005 dated 8/16/88 and DTSC #HSA 88/89-016 dated 6/30/97 issued by the Department of Toxic Substances Control, Cal EPA, formerly known as the California Department of Health Services, Toxic Substances Division; and Regional Water Quality Control Board Order No. 95-013 dated 1/18/95.) Lender has made such investigations and inquiries as it deems appropriate to ascertain the effects, if any, of such substances and contaminants on the Premises and persons using the Premises. Lessor makes no representation or warranty with regard to the environmental condition of the Premises. Lender hereby covenants and agrees not to sue and forever releases and discharges Lessor, and its trustees, officers, directors, agents and employees for and from any and all claims, losses, damages, causes of action and liabilities, arising out of hazardous substances or groundwater contamination presently existing on, under, or emanating from or onto the Premises. Lender understands and expressly waives any rights or benefits available under Section 1542 of the Civil Code of California or any similar provision in any other jurisdiction. Section 1542 provides substantially as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

4. Notices. Any notice or demand required or given hereunder shall be in writing and shall be considered to have been duly and properly given upon personal delivery to the party or an officer of the party being served, or if mailed, upon the first to occur of actual receipt or 48 hours after deposit in United States registered or certified mail, postage prepaid, addressed to the parties as follows :

Lessor:	The Board of Trustees of the Leland Stanford Junior University 2755 Sand Hill Road, Suite 100 Menlo Park, CA 94025 Attention: Managing Director, Real Estate

Lessee:

Attention:

Lender:

Attention:

Such addresses may be changed by notice to the other parties given in the same manner as provided herein, such changes to be effective only upon receipt of notice thereof.

5. Assignment. Neither this Agreement nor any of the rights or obligation of the parties hereto may be assigned in whole or in part to any other party without the consent of the other parties hereto and any attempted assignment without such consent shall be null and void. Nothing contained in this Agreement shall constitute the consent of Lessor to any other or future encumbrance of Lessee’s leasehold interest under the Lease.

6. Counterparts. This Agreement may be executed in any number of counterparts and each of the counterparts shall be considered an original and all counterparts shall constitute but one and the same instrument.

7. Entire Agreement; Modifications; Waiver. This Agreement and the exhibits hereto, which are incorporated herein by this reference, shall constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be changed or modified orally or in any manner other than by any agreement in writing signed by the parties hereto. No waiver of any of the terms or conditions of this Agreement and no waiver of any default or failure of compliance shall be effective unless in writing, and no waiver furnished in writing shall be deemed to be a waiver of any other term or provision or any future condition of this Agreement.

8. Governing Law. This Agreement shall be governed by California law.

9. Attorneys’ Fees. In the event of any litigation arising out of any dispute or controversy concerning this Agreement, the party or parties not prevailing in such dispute shall pay any and all costs and expenses incurred by the prevailing party or parties, including, without limitation, reasonable attorneys’ fees and expenses, which shall include fees and expenses of in-house attorneys.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LESSOR:

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

By:

Its:

LESSEE:

By:

Its:

LENDER:

By:

Its:

EXHIBIT F

AMENDMENT TO MEMORANDUM OF LEASE

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

VMware, Inc.

3401 Hillview Avenue

Palo Alto, CA 94304

Attn: General Counsel

APN: 142-16-083; 142-16-085

Remaining term less than 35 years

AMENDMENT TO MEMORANDUM OF LEASE

THIS AMENDMENT TO MEMORANDUM OF LEASE (this “Memorandum”) is entered into as of             , 2011, by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Lessor”), and VMWARE, INC., a Delaware corporation (“Lessee”) in the following factual context:

A. Lessor and Lessee’s predecessor are the parties to that certain Lease dated as of July 1, 1968 (the “Original Lease”), whereby Lessor leases to Lessee certain real property commonly known as 3431 Hillview Avenue, Palo Alto, California, as legally described in the attached Exhibit A and incorporated herein by this reference, a memorandum of which was recorded October 30, 1968 in Book 8315, Page 330 in the Official Records of Santa Clara County, California (the “Official Records”).

B. Lessor and Lessee’s predecessor are also parties to the following amendments to the Original Lease: a Lease Amendment and Extension Agreement dated as of April 14, 2003, a memorandum of which was recorded April 15, 2003 as Instrument No. 16965757 in the Official Records (the “First Amendment”); and a Second Amendment to Ground Lease dated as of October 1, 2007, a memorandum of which was recorded April 28, 2011 as Instrument No. 21159140 in the Official Records (the “Second Amendment”). The Original Lease, as amended, by the First Amendment and the Second Amendment shall be referred to herein as the “Lease”.

C. Lessor and Lessee have entered into a further amendment to the Lease pursuant to an Amended and Restated Ground Lease of even date herewith and desire to record a notice thereof in the Official Records.

Exh. E - p. 8 of 7

NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Term. The term of the Lease is hereby extended to expire, if not sooner terminated pursuant thereto, on                     , 2046 and Lessor’s early termination rights set forth in the First Amendment are hereby deleted.

2. Controlling Document. This Memorandum is subject to all the terms and conditions of the Lease. Should there be any inconsistency between the terms of this instrument and the Lease, the terms of the Lease shall prevail.

3. Counterparts. This Memorandum may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Memorandum to be executed as of the day and year first above written.

LESSOR:	THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California

By:
Name:
Its:

LESSEE:	VMWARE, INC., a Delaware corporation

By:
Name:
Its:

STATE OF CALIFORNIA	)
) §
County of	)

On                     , before me,                      a Notary Public, personally appeared                      who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct

WITNESS my hand and official seal.

Signature of Notary
(Affix seal here)

STATE OF CALIFORNIA	)
) §
County of	)

On                     , before me,                      a Notary Public, personally appeared                      who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct

WITNESS my hand and official seal.

Signature of Notary
(Affix seal here)

Exhibit “A” (to Exhibit F)

Legal Description

Real property in the City of PALO ALTO, County of SANTA CLARA, State of California, described as follows:

PARCEL ONE:

BEING A PORTION OF PARCEL A, AS SHOWN ON THAT CERTAIN PARCEL MAP, FILED APRIL 27, 1979 IN BOOK 440 OF MAPS AT PAGE 37, RECORDS OF SANTA CLARA COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHEASTERLY LINE OF SAID PARCEL A, DISTANT THEREON SOUTH 53°09’05” EAST 409.70 FEET ALONG SAID LINE, FROM THE NORTHWESTERLY TERMINUS OF THE NORTHEASTERLY LINE OF SAID PARCEL A, SHOWN ON SAID PARCEL MAP (440 M 37) AS “S 53°09’05” E 1410.04’”;

THENCE LEAVING SAID NORTHEASTERLY LINE, THE FOLLOWING THIRTY-FOUR (34) COURSES:

1) SOUTH 36°50’55” WEST, 67.33 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 251.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 34°14’40” WEST;

2) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 07°34’55” AND AN ARC LENGTH OF 33.21 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 246.00 FEET;

3) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 07°42’11” AND AN ARC LENGTH OF 33.07 FEET TO THE BEGINNING OF A REVERSE CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 444.00 FEET;

4) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 08°00’14” AND AN ARC LENGTH OF 62.02 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 275.00 FEET;

5) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 20°11’57” AND AN ARC LENGTH OF 96.95 FEET;

6) SOUTH 44°08’23” WEST, 32.27 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 19.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 07°56’38” WEST;

7) WESTERLY AND SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 63°19’01” AND AN ARC LENGTH OF 21.00 FEET;

8) SOUTH 34°37’37” WEST, 11.51 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 100.00 FEET;

9) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 43°40’46” AND AN ARC LENGTH OF 76.24 FEET;

10) SOUTH 78°18’23” WEST, 15.55 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 58.00 FEET;

11) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 32°06’19” AND AN ARC LENGTH OF 32.50 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 33.00 FEET;

12) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 42°21’17” AND AN ARC LENGTH OF 24.39 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE EAST, HAVING A RADIUS OF 85.00 FEET;

13) SOUTHERLY AND SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 31°53’43” AND AN ARC LENGTH OF 47.32 FEET;

14) SOUTH 28°02’56” EAST, 13.27 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 661.00 FEET;

15) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 05°47’03” AND AN ARC LENGTH OF 66.73 FEET;

16) SOUTH 33°49’59” EAST, 41.66 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 450.00 FEET;

17) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 23°35’50” AND AN ARC LENGTH OF 185.33 FEET;

18) SOUTH 10°14’09” EAST, 132.03 FEET;

19) SOUTH 79°45’51” WEST, 86.26 FEET;

20) SOUTH 07°29’54” EAST, 17.21 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 25.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 18°39’09” EAST;

21) WESTERLY AND SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 78°31’49” AND AN ARC LENGTH OF 34.27 FEET;

22) SOUTH 84°26’47” WEST, 282.62 FEET;

23) SOUTH 09°38’42” WEST, 153.27 FEET;

24) SOUTH 80°21’18” EAST, 60.31 FEET;

25) SOUTH 05°16’41” EAST, 233.88 FEET;

26) SOUTH 84°43’19” WEST, 65.79 FEET;

27) NORTH 05°16’41” WEST, 10.15 FEET;

28) SOUTH 84°43’19” WEST, 89.73 FEET;

29) SOUTH 05°16’41” EAST, 32.52 FEET;

30) NORTH 84°43’19” EAST, 18.38 FEET;

31) SOUTH 05°16’41” EAST, 51.46 FEET;

32) SOUTH 85°00’12” WEST, 28.74 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 20.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 36°41’24” WEST;

33) NORTHWESTERLY, WESTERLY AND SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 83°22’23” AND AN ARC LENGTH OF 29.10 FEET;

34) SOUTH 85°00’12” WEST, 318.23 FEET TO THE SOUTHWESTERLY LINE OF SAID PARCEL A (440 M 37);

THENCE ALONG SAID SOUTHWESTERLY LINE AND ALONG THE GENERAL SOUTHEASTERLY, EASTERLY AND NORTHEASTERLY LINES OF SAID PARCEL A, THE FOLLOWING TWENTY-FIVE (25) COURSES:

1) SOUTH 15°27’55” EAST, 470.41 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 3040.00 FEET;

2) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 06°08’16” AND AN ARC LENGTH OF 325.66 FEET;

3) SOUTH 09°19’39” EAST, 444.50 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 629.58 FEET;

4) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL OF 09°56’07” AND AN ARC LENGTH OF 109.17 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 50.00 FEET;

5) SOUTHEASTERLY, EASTERLY AND NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 105°43’31” AND AN ARC LENGTH OF 92.26 FEET TO THE BEGINNING OF A REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 4045.00 FEET;

6) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 02°39’21” AND AN ARC LENGTH OF 187.50 FEET;

7) NORTH 57°40’04” EAST, 19.62 FEET TO THE BEGINNING OF CURVE TO THE LEFT, HAVING A RADIUS OF 7955.00 FEET;

8) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 01°45’20” AND AN ARC LENGTH OF 243.74 FEET;

9) NORTH 55°54’44” EAST, 422.41 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 3045.00 FEET;

10) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 03°42’43” AND AN ARC LENGTH OF 197.27 FEET;

11) NORTH 59°37’27” EAST, 500.76 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 2955.00 FEET;

12) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 03°24’00” AND AN ARC LENGTH OF 175.35 FEET;

13) NORTH 34°06’07” WEST, 119.98 FEET;

14) NORTH 55°53’53” EAST, 10.00 FEET;

15) SOUTH 34°06’07” EAST, 120.02 FEET, TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 2955.00 FEET, FROM WHICH A RADIAL LINE BEARS NORTH 33°58’11” WEST;

16) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 00°07’05” AND AN ARC LENGTH OF 6.09 FEET;

17) NORTH 55°54’44” EAST, 484.28 FEET;

18) NORTH 34°05’16” WEST, 15.00 FEET;

19) NORTH 55°54’44” EAST, 20.00 FEET;

20) SOUTH 34°05’16” EAST, 15.00 FEET;

21) NORTH 55°54’44” EAST, 283.15 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 50.00 FEET;

22) NORTHEASTERLY, NORTHERLY AND NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 116°54’44” AND AN ARC LENGTH OF 102.03 FEET;

23) NORTH 61°00’00” WEST, 468.88 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 2065.00 FEET;

24) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 07°50’55” AND AN ARC LENGTH OF 282.87 FEET;

25) NORTH 53°09’05” WEST, 1000.34 FEET TO THE POINT OF BEGINNING.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT FOR VEHICULAR ACCESS, AS GRANTED IN THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT RECORDED APRIL 15, 2003, INSTRUMENT NO. 16965759, AND BEING SHOWN IN THE DRAWING MARKED, “SCHEDULE C EASEMENTS”, ATTACHED THERETO.

PARCEL THREE:

A NON-EXCLUSIVE EASEMENT FOR VEHICULAR AND PEDESTRIAN ACCESS, AS GRANTED IN THAT CERTAIN EASEMENT AGREEMENT RECORDED APRIL 15, 2003, INSTRUMENT NO. 16965760, AND BEING DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL A, AS SHOWN ON THAT CERTAIN PARCEL MAP, FILED APRIL 27, 1979 IN BOOK 440 OF MAPS AT PAGE 37, RECORDS OF SANTA CLARA COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHEASTERLY LINE OF SAID PARCEL A, DISTANT THEREON SOUTH 53° 09’ 05” EAST, 409.70 FEET ALONG SAID LINE, FROM THE NORTHWESTERLY TERMINUS OF THE NORTHEASTERLY LINE OF SAID PARCEL A, AS SHOWN ON SAID PARCEL MAP (440 M 37) AS “S 53° 09’ 50” E 1410.04”);

THENCE LEAVING SAID NORTHEASTERLY LINE, THE FOLLOWING FIVE (5) COURSES:

1) SOUTH 36° 50’ 55” WEST, 67.33 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 251.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 34° 14’ 40” WEST;

2) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 07° 34’ 55” AND AN ARC LENGTH OF 33.21 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 246.00 FEET;

3) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 07° 42’ 11” AND AN ARC LENGTH OF 33.07 FEET TO THE BEGINNING OF A REVERSE CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 444.00 FEET;

4) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 08° 00’ 14” AND AN ARC LENGTH OF 62.02 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 275.00 FEET;

5) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 18° 41’ 00” AND AN ARC LENGTH OF 89.67 FEET TO THE TRUE POINT OF BEGINNING OF THIS DESCRIPTION;

THENCE LEAVING SAID POINT, THE FOLLOWING TWENTY-EIGHT (28) COURSES:

1) SOUTH 44° 08’ 23” WEST, 28.73 FEET TO THE BEGINNING OF A

NON-TANGENT CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 19.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 32° 08’ 21” WEST;

2) WESTERLY AND SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 87° 30’ 44” AND AN ARC LENGTH OF 29.02 FEET;

3) SOUTH 34° 37’ 37” WEST, 11.51 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 100.00 FEET;

4) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 43° 40’ 46” AND AN ARC LENGTH OF 76.24 FEET;

5) SOUTH 78° 18’ 23” WEST, 15.55 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 58.00 FEET;

6) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 32° 06’ 19” AND AN ARC LENGTH OF 32.50 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 33.00 FEET;

7) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 42° 21’ 17” AND AN ARC LENGTH OF 24.39 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE EAST, HAVING A RADIUS OF 85.00 FEET;

8) SOUTHERLY AND SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 31° 53’ 43” AND AN ARC LENGTH OF 47.32 FEET;

9) SOUTH 28° 02’ 56” EAST, 13.27 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 661.00 FEET;

10) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 05° 47’ 03” AND ARC LENGTH OF 66.73 FEET;

11) SOUTH 33° 49’ 59” EAST, 41.66 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 450.00 FEET;

12) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 23° 35’ 50” AND AN ARC LENGTH OF 185.33 FEET;

13) SOUTH 10° 14’ 09” EAST, 132.03 FEET;

14) SOUTH 79° 45’ 51” WEST, 26.00 FEET;

15) NORTH 10° 14’ 09” WEST, 132.03 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 424.00 FEET;

16) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 04° 21’ 35” AND AN ARC LENGTH OF 32.26 FEET;

17) NORTH 75° 24’ 16” EAST, 6.00 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 430.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 75° 24’ 16” WEST;

18) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 19° 14’ 15” AND AN ARC LENGTH OF 144.38 FEET;

19) NORTH 33° 49’ 59” WEST, 41.66 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 681.00 FEET;

20) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 05° 47’ 03” AND AN ARC LENGTH OF 68.75 FEET;

21) NORTH 28° 02’ 56” WEST, 13.27 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 105.00 FEET;

22) NORTHERLY AND NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 31° 53’ 43” AND AN ARC LENGTH OF 58.45 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A 53.00 FEET;

23) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 42° 21’ 17” AND AN ARC LENGTH OF 39.18 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 78.00 FEET;

24) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 32° 06’ 19” AND AN ARC LENGTH OF 43.71 FEET;

25) NORTH 78° 18’ 23” EAST, 15.55 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 80.00 FEET;

26) NORTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 43° 40’ 46” AND AN ARC LENGTH OF 60.99 FEET;

27) NORTH 34° 37’ 37” EAST, 70.87 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 275.00 FEET, FROM WHICH A RADIAL LINE BEARS NORTH 54° 56’ 42” EAST;

28) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 09° 17’ 54” AND AN ARC LENGTH OF 44.63 FEET TO THE TRUE POINT OF BEGINNING OF THIS DESCRIPTION.

PARCEL FOUR:

A NON-EXCLUSIVE EASMENT TO OPERATE, INSPECT, REPAIR, MAINTAIN, REPLACE AND REMOVE UNDERGROUND TELEPHONE, GAS, ELECTRIC AND WATER LINES AND STORM DRAIN AND SANITARY SEWER SYSTEMS AND A NON-EXCLUSIVE RIGHT OF INGRESS AND EGRESS, AS GRANTED IN THAT CERTAIN EASEMENT AGREEMENT RECORDED APRIL 15, 2003, INSTRUMENT NO. 16965761, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO EASEMENT AGREEMENT RECORDED APRIL 27, 2011 AS INSTRUMENT NO. 21158403, AND BEING DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL A, AS SHOWN ON THAT CERTAIN PARCEL MAP, FILED APRIL 27, 1979 IN BOOK 440 OF MAPS AT PAGE 37, RECORDS OF SANTA CLARA COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHEASTERLY LINE OF SAID PARCEL A, DISTANT THEREON SOUTH 53° 09’ 05” EAST, 409.70 FEET ALONG SAID LINE, FROM THE NORTHWESTERLY TERMINUS OF THE NORTHEASTERLY LINE OF SAID PARCEL A, SHOWN ON SAID PARCEL MAP (440 M 37) AS “S 53° 09’ 05” E 1410.04)”;

THENCE LEAVING SAID NORTHEASTERLY LINE, THE FOLLOWING FIFTEEN (15) COURSES:

1) SOUTH 36° 50’ 55” WEST, 67.33 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 251.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 34° 14’ 40” WEST;

2) NORTHWESTERLY, ALONG SID CURVE, THROUGH A CENTRAL ANGLE OF 07° 34’ 55” AND AN ARC LENGTH OF 33.21 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 246.00 FEET;

3) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 07° 42’ 11” AND AN ARC LENGTH OF 33.07 FEET TO THE BEGINNING OF A REVERSE CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 444.00 FEET;

4) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 08° 00’ 14” AND AN ARC LENGTH OF 62.02 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 275.00 FEET;

5) NORTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 20° 11’ 57” AND AN ARC LENGTH OF 96.95 FEET;

6) SOUTH 44° 08’ 23” WEST, 32.27 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 19.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 07° 56’ 38” WEST;

7) WESTERLY AND SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 63° 19’ 01” AND AN ARC LENGTH OF 21.00 FEET;

8) SOUTH 34° 37’ 37” WEST, 11.51 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 100.00 FEET;

9) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 43° 40’ 46” AND AN ARC LENGTH OF 76.24 FEET;

10) SOUTH 78° 18’ 23” WEST, 15.55 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 58.00 FEET;

11) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 32° 06’ 19” AND AN ARC LENGTH OF 32.50 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 33.00 FEET;

12) SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 42° 21’ 17” AND AN ARC LENGTH OF 24.39 FEET TO THE BEGINNING OF A COMPOUND CURVE, CONCAVE TO THE EAST, HAVING A RADIUS OF 85.00 FEET;

13) SOUTHERLY AND SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 31° 53’ 43” AND AN ARC LENGTH OF 47.32 FEET;

14) SOUTH 28° 02’ 56” EAST, 13.27 FEET TO THE BEGINNING OF A CURVE TO THE LEFT, HAVING A RADIUS OF 661.00 FEET;

15) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 03° 22’ 40” AND AN ARC LENGTH OF 38.97 FEET TO THE TRUE POINT OF BEGINNING OF THIS DESCRIPTION, FROM SAID POINT A RADIAL LINE BEARS NORTH 58° 34’ 24” EAST;

THENCE CONTINUING ALONG SAID CURVE WITH RADIUS OF 661.00 FEET, THE FOLLOWING TWELVE (12) COURSES:

1) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 02° 24’ 23” AND AN ARC LENGTH OF 27.76 FEET;

2) SOUTH 33° 49’ 59” EAST, 41.66 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 450.00 FEET;

3) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 23° 35’ 50” AND AN ARC LENGTH OF 185.33 FEET;

4) SOUTH 10° 14’ 09” EAST, 132.03 FEET;

5) SOUTH 79° 45’ 51” WEST, 86.26 FEET;

6) SOUTH 07° 29’ 54” EAST, 17.21 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 25.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 18° 39’ 09” EAST;

7) SOUTHWESTERLY AND SOUTHERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 78° 31’ 49” AND AN ARC LENGTH OF 34.27 FEET;

8) SOUTH 84° 26’ 47” WEST, 27.04 FEET;

9) NORTH 05° 32’ 28” WEST, 82.55 FEET;

10) NORTH 50° 43’ 24” EAST, 122.74 FEET;

11) NORTH 20° 02’ 40” WEST, 276.20 FEET;

12 NORTH 73° 26’ 18” EAST, 3.46 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL FIVE:

A NON-EXCLUSIVE EASEMENT TO OPERATE, INSPECT, REPAIR, MAINTAIN, REPLACE AND REMOVE THE FIBER OPTIC COMMUNICATIONS CONDUIT AND A NON-EXCLUSIVE RIGHT OF INGRESS AND EGRESS, AS GRANTED IN THAT CERTAIN EASEMENT AGREEMENT RECORDED APRIL 15, 2003, INSTRUMENT NO. 16965763 AS AMENDED BY THAT FIRST AMENDMENT TO EASEMENT RECORDED MARCH 29, 2005, INSTRUMENT NO. 18295969, AND BEING DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL A, AS SHOWN ON THAT CERTAIN PARCEL MAP, FILED APRIL 27, 1979 IN BOOK 440 OF MAPS AT PAGE 37, RECORDS OF SANTA CLARA COUNTY, DESCRIBED AS FOLLOWS:

BEING ALSO A PORTION OF THAT 36.008 ACRE ± PARCEL OF LAND, AS DESCRIBED IN THAT CERTAIN MEMORANDUM OF LEASE AMENDMENT, BETWEEN THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY AND ROCHE PALO ALTO, LLC, RECORDED APRIL 15, 2003, UNDER DOCUMENT NO. 16965756, OFFICIAL RECORDS OF SANTA CLARA COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHERLY CORNER OF SAID 36.008 ACRE PARCEL (DOC. 16965756), SAID CORNER BEING ALSO A POINT ON THE SOUTHWESTERLY LINE OF SAID PARCEL A (440 M 37);

THENCE ALONG SAID SOUTHWESTERLY LINE OF SAID PARCEL A, NORTH 15° 27’ 55” WEST, 856.93 FEET;

THENCE LEAVING SAID SOUTHWESTERLY LINE, THE FOLLOWING FOUR (4) COURSES:

1) NORTH 85° 20’ 05” EAST, 255.73 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 370.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 50° 25’ 21” WEST;

2) SOUTHEASTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 34° 26’ 52” AND ARC LENGTH OF 222.45 FEET;

3) SOUTH 05° 07’ 47” EAST, 284.07 FEET;

4) NORTH 84° 43’ 19” EAST, 291.54 FEET TO A POINT ON THE EASTERLY LINE OF SAID 36.008 ACRE PARCEL (DOC. 16965756);

THENCE ALONG SAID EASTERLY LINE AND ALONG THE GENERAL EASTERLY AND SOUTHERLY LINES OF SAID 36.008 ACRE PARCEL, THE FOLLOWING TWELVE (12) COURSES:

1) SOUTH 09° 38’ 42” WEST, 26.65 FEET;

2) SOUTH 80° 21’ 18” EAST, 60.31 FEET;

3) SOUTH 05° 16’ 41” EAST, 233.88 FEET;

4) SOUTH 84° 43’ 19” WEST, 65.79 FEET;

5) NORTH 05° 16’ 41” WEST, 10.15 FEET;

6) SOUTH 84° 43’ 19” WEST, 89.73 FEET;

7) SOUTH 05° 16’ 41” EAST, 32.52 FEET;

8) NORTH 84° 43’ 19” EAST, 18.38 FEET;

9) SOUTH 05° 16’ 41” EAST, 51.46 FEET;

10) SOUTH 85° 00’ 12” WEST, 28.74 FEET TO BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 20.00 FEET, FROM WHICH A RADIAL LINE BEARS SOUTH 36° 41’ 24” WEST;

11) NORTHWESTERLY, WESTERLY AND SOUTHWESTERLY, ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 83° 22’ 23” AND ARC LENGTH OF 29.10 FEET;

12) SOUTH 85° 00’ 12” WEST, 318.23 FEET TO THE POINT OF BEGINNING.

APN: 142-16-085 and 142-16-083